UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Medtronic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY MATERIAL — SUBJECT TO COMPLETION

710 Medtronic Parkway

Minneapolis, Minnesota 55432

Telephone: 763-514-4000

July 12, 2013

Dear Shareholder:

Please join us for our Annual Meeting of Shareholders on Thursday, August 22, 2013, at 10:30 a.m. (Central Daylight Time) at Medtronic’s Mounds View campus, located at 8200 Coral Sea Street N.E., Mounds View, Minnesota 55112.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the Annual Meeting and details regarding admission to the Annual Meeting. We also will report on matters of current interest to our shareholders.

Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the Annual Meeting in person, you may vote your shares by internet or by telephone, or, if this proxy statement was mailed to you, by completing and signing the accompanying proxy card and promptly returning it in the envelope provided.

If you wish to attend the meeting in person, you will need to request an admission ticket in advance. You can request a ticket by following the instructions set forth on page 5 of the proxy statement. If you cannot attend the meeting, you can still listen to the meeting, which will be webcast and available on our Investor Relations website.

Thank you for your continued support of Medtronic, Inc.

Sincerely,

Omar Ishrak

Chairman and Chief Executive Officer

Alleviating Pain, Restoring Health, Extending Life

MEDTRONIC, INC.

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

TIME	10:30 a.m. (Central Daylight Time) on Thursday, August 22, 2013.

PLACE	Medtronic’s Mounds View Campus
8200 Coral Sea Street N.E.
Mounds View, Minnesota 55112

ITEMS OF BUSINESS	1.	To elect eleven directors for a one year term.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2014.

3.	To approve, in a non-binding advisory vote, named executive officer compensation (a “Say-on-Pay” vote).

4.	To approve the Medtronic, Inc. 2013 Stock Award and Incentive Plan.

5.	To amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections.

6.	To amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares.

7.	To amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares.

8.	To amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares.

9.	To amend and restate the Company’s Articles of Incorporation to eliminate the “fair price provision.”

10.	To consider such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on July 1, 2013.

VOTING BY PROXY	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:

1.	VOTE BY INTERNET, by going to the web address http://www.proxyvote.com and following the instructions (have your proxy card or internet notice in hand when you access the website);

2.	VOTE BY TELEPHONE, by dialing 1-800-690-6903 and following the instructions (have your proxy card or internet notice in hand when you call); or

3.	VOTE BY PROXY CARD, if you received a paper copy of the proxy statement, by completing, signing, dating and mailing the accompanying proxy card in the envelope provided. If you vote by internet or telephone, please do not mail your proxy card.

ANNUAL REPORT	Medtronic’s 2013 Annual Report is available at http://www.proxyvote.com and at http://www.medtronic.com/annualmeeting.

ADMISSION POLICY	If you wish to attend the Annual Meeting and you are a record holder, you must request an admission ticket in advance by following the instructions set forth on page 5 of the proxy statement. Shareholders may obtain directions to the Annual Meeting at http://www.medtronic.com/annualmeeting.

By Order of the Board of Directors,

D. Cameron Findlay

Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to

Be Held on August 22, 2013. The Proxy Statement, Notice of Annual Meeting and 2013 Annual

Report to Shareholders are available at http://www.medtronic.com/annualmeeting.

Page
Report of the Audit Committee	65
Audit and Non-Audit Fees	66
Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm	66
Proposal 3 — Advisory Resolution to Approve Named Executive Officer Compensation (“Say-on-Pay”)	67
Proposal 4 — To approve the Medtronic, Inc. 2013 Stock Award and Incentive Plan	68
Proposal 5 — To amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections	78
Proposal 6 — To amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares	81
Proposal 7 — To amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares	82
Proposal 8 — To amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares	82
Proposal 9 — To amend and restate the Company’s Articles of Incorporation to eliminate the “fair price provision”	83
Other Information	85
Expenses of Solicitation	85
Shareholder Proposals and Director Nominations	85
Delivery of Documents to Shareholders Sharing an Address	85
Other	86
Appendix A — Medtronic, Inc. 2013 Stock Award and Incentive Plan	A-1
Appendix B — Amended and Restated Articles of Incorporation of Medtronic, Inc.	B-1

PRELIMINARY PROXY MATERIAL — SUBJECT TO COMPLETION

710 Medtronic Parkway

Minneapolis, Minnesota 55432

Telephone: 763-514-4000

PROXY STATEMENT

Annual Meeting of Shareholders

August 22, 2013

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Medtronic, Inc. (“Medtronic”) of proxies to be voted at Medtronic’s Annual Meeting of Shareholders to be held on August 22, 2013, and at any adjournment or postponement of the meeting. The proxy materials were either made available to you over the internet or mailed to you beginning on or about July 12, 2013.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What am I voting on?

There are nine proposals scheduled to be voted on at the meeting:

•	Election of eleven directors, each for a one year term;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2014;

•	A non-binding advisory resolution to approve named executive officer compensation (a “Say-on-Pay” vote);

•	To approve the Medtronic, Inc. 2013 Stock Award and Incentive Plan;

•	To amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections;

•	To amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares;

•	To amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares;

•	To amend and restate the Company’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares; and

•	To amend and restate the Company’s Articles of Incorporation to eliminate the “fair price provision.”

How can I receive proxy materials?

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of proxy materials to each shareholder. On or about July 12, 2013, we began mailing to our shareholders (other than those who previously requested electronic or paper delivery) a “Notice of Internet Availability of Proxy Materials” (the “Notice”) containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and our annual report for the fiscal year ended April 26, 2013 online. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet. If you previously requested electronic delivery, you will still receive an e-mail providing you the Notice, and if you previously requested paper delivery, you will still receive a paper copy of the proxy materials by mail.

Finally, you can receive a copy of our proxy materials by following the instructions (contained in the Notice) regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. Requests for printed copies of the proxy materials can be made by internet at http://www.proxyvote.com, by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com by sending a blank email with your control number in the subject line. Please also see “Can I receive future proxy materials electronically?” below.

Who is entitled to vote?

Shareholders as of the close of business on July 1, 2013 (the “Record Date”), may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as registered shareholder);

•

Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares; and

•	Credited to your account in the Medtronic, Inc. Savings and Investment Plan.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting. Proxies received but marked as abstentions and “broker non-votes” (described below) are counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, *[        ] shares of Medtronic common stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

Election of Directors.    The eleven candidates for election who receive a plurality vote of the shares present and entitled to vote in the affirmative will be elected. There is no cumulative voting.

Ratification of the Appointment of the Auditors.    The ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2014 requires the affirmative vote of a majority of the shares present and entitled to vote.

Say-on-Pay.    The Say-on-Pay vote is a non-binding advisory vote. The Board of Directors will consider our executive compensation to have been approved by shareholders if the Say-on-Pay proposal receives the affirmative vote of a majority of the shares present and entitled to vote. The effect of the vote on this non-binding advisory vote is discussed on page 68.

Approval of the Medtronic, Inc. 2013 Stock Award and Incentive Plan.    Approval of the Medtronic, Inc. 2013 Stock Award and Incentive Plan requires the affirmative vote of a majority of the shares present and entitled to vote.

Amendment and Restatement of Medtronic’s Articles of Incorporation to Provide that Directors will be Elected by a Majority Vote in Uncontested Elections.    Amending and restating our Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections requires the affirmative vote of not less than 75 percent of the votes entitled to be cast by all holders of shares of our common stock.

Amendment and Restatement of Medtronic’s Articles of Incorporation to Allow Changes to the Size of the Board of Directors upon the Affirmative Vote of a Simple Majority of Shares.    Amending and restating our Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares requires the affirmative vote of not less than 75 percent of the votes entitled to be cast by all holders of shares of our common stock.

Amendment and Restatement of Medtronic’s Articles of Incorporation to Allow Removal of a Director upon the Affirmative Vote of a Simple Majority of Shares.    Amending and restating our Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares requires the affirmative vote of not less than 75 percent of the votes entitled to be cast by all holders of shares of our common stock.

Amendment and Restatement of Medtronic’s Articles of Incorporation to Allow Amendments to Section 5.3 of Article 5 upon the Affirmative Vote of a Simple Majority of Shares.    Amending and restating our Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares requires the affirmative vote of not less than 75 percent of the votes entitled to be cast by all holders of shares of our common stock.

Amendment and Restatement of Medtronic’s Articles of Incorporation to Eliminate the “Fair Price Provision.”    Amending and restating our Articles of Incorporation to eliminate the “fair price provision” requires the affirmative vote of not less than two-thirds of the voting power of the outstanding shares of voting stock.

How are votes counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

In the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the advisory Say-on-Pay vote, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the Medtronic, Inc. 2013 Stock Award and Incentive Plan, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the amendment and restatement of Medtronic’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections, your vote may be cast “FOR,” “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the amendment and restatement of Medtronic’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares, your vote may be cast “FOR,” “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the amendment and restatement of Medtronic’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares, your vote may be cast “FOR,” “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the amendment and restatement of Medtronic’s Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares, your vote may be cast “FOR,” “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

In the vote on the amendment and restatement of Medtronic’s Articles of Incorporation to eliminate the “fair price provision,” your vote may be cast “FOR,” “AGAINST,” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote against the proposal.

For all of the votes, if you grant a proxy by telephone or internet without voting instructions, or sign and submit your proxy card without voting instructions, your shares will be voted in accordance with the recommendation of the Board.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”). Shares constituting broker non-votes are not counted or deemed to be present in person or by proxy for the purpose of voting on a non-routine matter at the Annual Meeting and, therefore, are not counted for the purpose of determining whether shareholders have approved the election of directors in proposal 1, the Say-on-Pay in proposal 3, the Medtronic, Inc. 2013 Stock Award and Incentive Plan Proposal in proposal 4, or the amendment and restatement of our Articles of Incorporation in proposals 5, 6, 7, 8 and 9 because such proposals are considered non-routine matters. If you do not provide voting instructions to your broker, your broker will have discretion to vote your shares on proposal 2, because the ratification of auditor appointment is considered a routine matter. Broker non-votes are counted as present for the purpose of determining a quorum at the Annual Meeting.

How does the Board recommend that I vote?

Medtronic’s Board recommends that you vote your shares:

•	“FOR” each of the eleven nominees to the Board for a one year term;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2014;

•	“FOR” approval of the resolution in the non-binding Say-on-Pay advisory vote;

•	“FOR” approval of the Medtronic, Inc. 2013 Stock Award and Incentive Plan;

•	“FOR” amending and restating our Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections;

•	“FOR” amending and restating our Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares;

•	“FOR” amending and restating our Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares;

•	“FOR” amending and restating our Articles of Incorporation to allow amendments to Section 5.3 of Article 5 upon the affirmative vote of a simple majority of shares; and

•	“FOR” amending and restating our Articles of Incorporation to eliminate the “fair price provision.”

How do I vote my shares without attending the meeting?

If you are a shareholder of record or hold shares through a Medtronic stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In most circumstances, you may vote:

•

By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions in the Notice of Annual Meeting no later than 11:59 p.m., Eastern Daylight Time, on August 21, 2013 (or, for shares held through the Medtronic, Inc. Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan, no later than 11:59 p.m., Eastern Daylight Time, on August 19, 2013). If you vote by internet or telephone, you need not return your proxy card.

•

By Mail — If you received a paper copy of the proxy statement, you may vote by mail by signing, dating and mailing your proxy card in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

How do I vote my shares in person at the meeting?

If you are a shareholder of record and prefer to vote your shares at the meeting, bring the accompanying proxy card (if you received a paper copy of the proxy statement) and proof of identification. You may vote shares held in street name only if you obtain a “legal” proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you are unable to attend.

How do I gain admission to the meeting?

If you wish to attend the Annual Meeting, you must be a shareholder on the record date and request an admission ticket in advance by visiting www.proxyvote.com and following the instructions provided (you will need the 12 digit number included on your proxy card, voter instruction form or notice). Tickets will be issued to registered and beneficial owners and to one guest accompanying each registered or beneficial owner.

Requests for admission tickets will be processed in the order in which they are received and must be requested no later than August 16, 2013. Please note that seating is limited and requests for tickets will be accepted on a first-come, first-served basis. On the day of the meeting, each shareholder will be required to present valid picture identification such as a driver’s license or passport with their admission ticket. Seating will begin at 9:30 a.m. and the meeting will begin at 10:30 a.m. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting. You will be required to enter through a security check point before being granted access to the meeting.

What does it mean if I receive more than one proxy card or Notice?

It generally means you hold shares registered in more than one account. If you received a paper copy of the proxy statement and you vote by mail, sign and return each proxy card. Or, if you vote by internet or telephone, vote once for each proxy card and/or Notice you receive. If you have received more than one Notice, vote once for each Notice that you receive.

May I change my vote?

Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy, prior to the Annual Meeting, by:

•	Sending a written statement to that effect to the Corporate Secretary of Medtronic;

•	Voting by internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•

Voting in person at the Annual Meeting and by filing a written notice of termination of the prior appointment of a proxy with Medtronic, or by filing a new written appointment of a proxy with Medtronic.

Can I receive future proxy materials electronically?

Yes. If you are a shareholder of record or hold shares through a Medtronic stock plan and you have received a paper copy of the proxy materials, you may elect to receive future proxy statements and annual reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.

Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.medtronic.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included on this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As is customary with internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

What are the costs and benefits of electronic delivery of Annual Meeting materials?

There is no cost to you for electronic delivery. You may incur the usual expenses associated with internet access as charged by your internet service provider. Electronic delivery ensures quicker delivery, allows you to print the materials at your computer and makes it convenient to vote your shares online. Electronic delivery also conserves natural resources and saves Medtronic significant printing, postage and processing costs.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees

Under Medtronic’s amended Articles of Incorporation, directors whose term of office is expiring are elected annually for terms of one year or until their respective successors are elected and qualified, subject to prior death, resignation, retirement, disqualification or removal from office. Each of Richard H. Anderson, Scott C. Donnelly, Victor J. Dzau, M.D., Omar Ishrak, Shirley Ann Jackson, Ph.D., Michael O. Leavitt, James T. Lenehan, Denise M. O’Leary, Kendall J. Powell, Robert C. Pozen and Preetha Reddy has been nominated for re-election to the Board to serve until the 2014 Annual Meeting and until their successors are elected and qualified, subject to prior death, resignation, retirement, disqualification or removal from office. All of the nominees are currently directors, and, other than Mr. Donnelly and Ms. Reddy, all were previously elected to the Board of Directors by shareholders. Ms. Reddy was elected to the Board by the Board of Directors effective in September 2012 and Mr. Donnelly was elected to the Board by the Board of Directors effective in July 2013, both following recommendation by the Nominating and Corporate Governance Committee. Jack Schuler was not re-nominated because he has reached the mandatory retirement age for directors.

All of the nominees have consented to being named as a nominee in this proxy statement and have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

A plurality of votes cast is required for the election of directors. However, under the Medtronic Principles of Corporate Governance, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) will, within five business days of the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the Board of Directors. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and recommend to the Board of Directors whether or not to accept it. The Nominating and Corporate Governance Committee will consider all factors its members deem relevant in considering whether to recommend acceptance or rejection of the resignation offer, including, without limitation:

•	the perceived reasons why shareholders withheld votes;

•	the length of service and qualifications of the director;

•	the director’s contributions to Medtronic;

•	Medtronic’s compliance with securities exchange listing standards;

•	possible contractual ramifications in the event the director in question is a management director;

•	the purpose and provisions of the Medtronic Principles of Corporate Governance; and

•	the best interests of Medtronic and its shareholders.

If a director’s resignation is accepted, the Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to fill the vacancy on the Board created by the resignation or reduce the size of the Board. Any director who tenders his or her offer to resign pursuant to this policy cannot participate in the Nominating and Corporate Governance Committee or Board deliberations regarding whether to accept the resignation offer. The Board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote, which may include, without limitation:

•	acceptance of the resignation offer;

•	adoption of measures intended to address the perceived issues underlying the Majority Withheld Vote; or

•	rejection of the resignation offer.

Thereafter, the Board of Directors will disclose its decision to accept the resignation offer or the reasons for rejecting the offer, if applicable, on a Current Report on Form 8-K to be filed with the SEC within four business days of the date of the Board’s final determination.

NOMINEES FOR DIRECTORS FOR ONE-YEAR TERMS ENDING IN 2014:

RICHARD H. ANDERSON Chief Executive Officer Delta Air Lines, Inc.	Director since 2002 age 58

Mr. Anderson has been Chief Executive Officer of Delta Air Lines, Inc., a commercial airline, since 2007. He was Executive Vice President of UnitedHealth Group Incorporated, a diversified health care company, and President, Commercial Services Group, of UnitedHealth Group Incorporated from 2006 to 2007, Executive Vice President of UnitedHealth Group and Chief Executive Officer of its Ingenix subsidiary from 2004 until 2006. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation from 2001 to 2004. Northwest Airlines Corporation and Delta Air Lines, Inc. filed for bankruptcy in 2005, which is within two years of Mr. Anderson serving as an executive officer of each company. Mr. Anderson serves on the board of directors of Delta Air Lines, Inc.

Qualifications: Mr. Anderson’s qualifications to serve on our Board include his more than 23 years of business, operational, financial and executive management experience. He also serves on the board of directors of another public company. Mr. Anderson’s extensive experience, including within the health care industry and for Fortune 500 companies, allows him to contribute valuable strategic management and risk assessment insight to Medtronic.

SCOTT C. DONNELLY Chairman, President and Chief Executive Officer Textron, Inc.	Director since 2013 age 52

Mr. Donnelly is Chairman, President and Chief Executive Officer of Textron, Inc., a producer of aircraft, defense and industrial products. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric Company’s aviation business unit, GE Aviation, a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly held various other management positions since joining General Electric in 1989.

Qualifications: Mr. Donnelly’s qualifications to serve on our Board include more than two decades of business experience in innovation, manufacturing, sales and marketing, and business processes. Mr. Donnelly also serves on the board of directors of another public company. His extensive executive decision-making experience and corporate governance work make Mr. Donnelly a valuable director.

VICTOR J. DZAU, M.D. Chancellor of Health Affairs Duke University	Director since 2008 age 67

Dr. Dzau has served as Chancellor for Health Affairs at Duke University, a leading research institution and university, and President and Chief Executive Officer of the Duke University Health System since 2004. From 1996 until 2004, he was the Hersey Professor of Theory and Practice of Medicine at the Harvard Medical School and Chair of the Department of Medicine, Physician in Chief and Director of Research at Brigham and Women’s Hospital. He is the previous Chairman of the National Institutes of Health (NIH) Cardiovascular Disease Advisory Committee and served on the Advisory Committee to the Director of the NIH. Dr. Dzau is a member of the Institute of Medicine. He currently serves as a director of Alnylam Pharmaceuticals, Inc., a specialized pharmaceutical company, and PepsiCo, Inc., an international manufacturer of snacks, foods and beverages. Within the past five years, Dr. Dzau also served as a director of Genzyme Corporation, a leading biotechnology company.

Qualifications: Dr. Dzau’s qualifications to serve on our Board include extensive experience in the health care field, including senior positions with a number of research universities and organizations. He also serves on the boards of directors of a number of public companies. Dr. Dzau has a deep understanding of medical sciences and innovation, as well as physicians and other health care providers who are central to the use and development of our products.

OMAR ISHRAK Chairman and Chief Executive Officer Medtronic, Inc.	Director since 2011 age 57

Mr. Ishrak has been Chairman and Chief Executive Officer of Medtronic since 2011. Prior to joining Medtronic, Mr. Ishrak served as President and Chief Executive Officer of GE Healthcare Systems, a comprehensive provider of medical imaging and diagnostic technology and a division of GE Healthcare, from 2009 to 2011. Before that, Mr. Ishrak was President and Chief Executive Officer of GE Healthcare Clinical Systems from 2005 to 2008 and President and Chief Executive Officer of GE Healthcare Ultrasound and BMD from 1995 to 2004.

Qualifications: Mr. Ishrak’s qualifications to serve on our Board include his more than 18 years in the health care industry and more than 30 years of technology development and business management experience. Mr. Ishrak’s strong technical expertise and deep understanding of our customers, as well as his long history of success as a global executive in the medical technology industry, make him a valuable and qualified director with critical technical, leadership and strategic skilljs.

SHIRLEY ANN JACKSON, Ph.D. President Rensselaer Polytechnic Institute	Director since 2002 age 66

Dr. Jackson has been President of Rensselaer Polytechnic Institute, a technological research university, since 1999. She was Chair of the U.S. Nuclear Regulatory Commission under President Clinton from 1995 to 1999, and Professor of Physics at Rutgers University and consultant to AT&T Bell Laboratories from 1991 to 1995. Dr. Jackson currently serves as a member of the President’s Council of Advisors on Science and Technology, appointed by President Obama in 2009. She is a member of the National Academy of Engineering and the American Philosophical Society and a Fellow of the American Academy of Arts and Sciences, the American Association for the Advancement of Science, and the American Physical Society. She is a trustee of the Brookings Institution, a Life Trustee of M.I.T. and a member of the Council on Foreign Relations. She is also a director of FedEx Corporation, a global courier delivery company, Marathon Oil Corporation, a company with international operations in exploration and production, oil sands mining and integrated gas, Public Service Enterprise Group, a publicly owned gas and electric utility company in the state of New Jersey, and International Business Machines Corporation, a multinational technology and consulting corporation. Within the past five years, Dr. Jackson also served as a director of NYSE Euronext, a multinational financial services corporation.

Qualifications: Dr. Jackson’s qualifications to serve on our Board include her leadership experience in government, industry and within a number of educational organizations (President, Rensselaer Polytechnic Institute; Trustee, M.I.T.), including those that bring technological innovation to the marketplace. In addition, Dr. Jackson serves on the boards of directors of a number of public companies and has accumulated over 32 years of audit, compensation, and governance and nominating committee experience, including as chair. Her leadership and strategic and innovative insight make her a valuable contributor to our Board. Additionally, Dr. Jackson qualifies as an “audit committee financial expert” as defined by SEC rules.

MICHAEL O. LEAVITT Founder and Chairman Leavitt Partners	Director since 2011 age 62

Governor Leavitt has been founder and Chairman of Leavitt Partners, a healthcare and food safety consulting firm, since 2009. Prior to that he was the United States Secretary of Health and Human Services from 2005 to 2009; Administrator of the Environmental Protection Agency from 2003 to 2005; and Governor of Utah from 1993 to 2003.

Qualifications: Governor Leavitt’s qualifications to serve on our Board include his extensive management and leadership experience, including serving as the Governor of Utah, a large state with a diverse body of constituents, appointments to positions with the U.S. government, where he oversaw and advised on issues of national concern, and overseeing Leavitt Partners, LLC’s work advising clients in the health care and food safety sectors. Mr. Leavitt’s decades of leadership experience with valuable knowledge of the governmental regulatory environment and corporate governance makes him a valuable member of our Board.

JAMES T. LENEHAN Financial Consultant and Retired Vice Chairman and President of Johnson & Johnson	Director since 2007 age 64

Mr. Lenehan served as President of Johnson & Johnson, an international pharmaceutical company, from 2002 until 2004 when he retired after 28 years of service to Johnson & Johnson. During those 28 years, Mr. Lenehan also served as Vice Chairman of Johnson & Johnson from 2000 until 2004; Worldwide Chairman of Johnson & Johnson’s Medical Devices and Diagnostics Group from 1999 until he became Vice Chairman of the Board; and Worldwide Chairman, Consumer Pharmaceuticals & Professional Group. Mr. Lenehan has been a financial consultant since 2004. Within the past five years, Mr. Lenehan served as a director of Talecris Biotherapeutics Holding Corp, a global biopharmaceutical company.

Qualifications: Mr. Lenehan’s qualifications to serve on our Board include 30 years of business, operational and management experience in medical device, pharmaceutical, biotherapeutics and related industries. He also serves on the board of directors of private companies. His leadership and financial experience makes his input valuable to Medtronic.

DENISE M. O’LEARY Private Venture Capital Investor	Director since 2000 age 56

Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. Ms. O’Leary is also a director of US Airways Group, Inc., a commercial airline, and Calpine Corporation, a national power generation company based in the United States. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center.

Qualifications: Ms. O’Leary’s qualifications to serve on our Board include her extensive experience with companies at a variety of stages and her success as an investor. She also serves on the boards of directors of other public companies. Her financial expertise, experience in the oversight of risk management, and thorough knowledge and understanding of capital markets provide valuable insight with regard to corporate governance and financial matters.

KENDALL J. POWELL Chairman and Chief Executive Officer General Mills, Inc.	Director since 2007 age 59

Mr. Powell has been Chairman of General Mills, Inc., an international producer, marketer and distributor of cereals, snacks and processed foods, since 2008 and Chief Executive Officer of General Mills, Inc. since 2007. He was President and Chief Operating Officer of General Mills, Inc. from 2006 to 2007, and became a director of General Mills, Inc. in 2006; Executive Vice President and Chief Operating Officer, U.S. Retail from 2005 to 2006; and Executive Vice President of General Mills, Inc. from 2004 to 2005. From 1999 to 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. Mr. Powell joined General Mills, Inc. in 1979.

Qualifications: Mr. Powell’s qualifications to serve on our Board include more than three decades of business, operational and management experience. Mr. Powell also serves on the board of directors of another public company. His extensive marketing and executive decision-making experience and corporate governance work make Mr. Powell a valuable director. Additionally, Mr. Powell qualifies as an “audit committee financial expert’ as defined by SEC rules.

ROBERT C. POZEN Former Chairman MFS Investment Management	Director since 2004 age 66

Mr. Pozen was Chairman of MFS Investment Management and a director of MFS Mutual Funds from 2004 until 2011. He previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003, and John Olin Visiting Professor, Harvard Law School, from 2002 to 2003. He also was Vice Chairman of Fidelity Investments from 2000 to 2001 and President of Fidelity Management & Research from 1997 to 2001. From 2007 to 2008, he was the chairman of the SEC Advisory Committee on Improvements to Financial Reporting and since 2008 he has been a senior lecturer at Harvard Business School. Mr. Pozen currently serves on the board of Nielsen Holdings N.V., a global information and measurement company. Within the past five years, Mr. Pozen also served as a director of MFS Investment Management, a global asset manager, MFS Mutual Funds, a global provider of mutual fund services, and BCE Inc., a telecommunications conglomerate and the parent company of Bell Canada.

Qualifications: Mr. Pozen’s qualifications to serve on our Board include his many successful investing experiences. He also served on President George W. Bush’s Commission to Strengthen Social Security and as Secretary of Economic Affairs for Massachusetts Governor Mitt Romney. His extensive financial knowledge, previous performance as a board member, and years of work in corporate governance make Mr. Pozen a qualified and valuable director. Additionally, Mr. Pozen qualifies as an “audit committee financial expert” as defined by SEC rules.

PREETHA REDDY Managing Director Apollo Hospitals Enterprise Limited	Director since 2012 Age 55

Ms. Reddy has been Managing Director of Apollo Hospitals Enterprise Limited, a specialized hospital system in India and a division of The Apollo Group, since 1993. Prior to that she was Joint Managing Director from 1991-1993 and Director of Apollo Hospitals since February 1989. Ms. Reddy serves on several boards under the Apollo Group, an owner of for-profit educational institutions. She is a member of the Wipro Business Leadership Council, and Senior Vice President of the All India Management Association (AIMA).

Qualifications: Ms. Reddy’s qualifications to serve on our Board include her extensive experience in the field of health and managing the operations of one of the largest hospital chains in India and its network of highly skilled professionals. She also serves on the Boards of Directors of a number of organizations. Ms. Reddy has worked with industry bodies and government in India to advance health care in India. Her extensive experience in health care in developing countries, and in managing complex organizations, make her a valuable director.

THE BOARD RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

Director Independence

Under the New York Stock Exchange Corporate Governance Standards, to be considered independent, a director must be determined to have no material relationship with Medtronic, other than as a director. The Board of Directors has determined that the following directors, comprising all of our non-management directors, are independent under the New York Stock Exchange Corporate Governance Standards: Messrs. Anderson, Donnelly, Lenehan, Powell, Pozen, and Schuler, Drs. Dzau and Jackson, Governor Leavitt and Ms. O’Leary and Ms. Reddy. In making this determination, the Board considered its Director Independence Standards, which correspond to the New York Stock

Exchange standards on independence. These standards identify certain types of relationships that are categorically immaterial and do not, by themselves, preclude the directors from being independent. The types of relationships and the directors who have had such relationships include:

•	being a current employee of an entity that has made payments to, or received payments from, Medtronic for property or services (Messrs. Anderson, Powell and Pozen, and Drs. Dzau and Jackson);

•	Mr. Anderson’s relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship.

•	Mr. Powell’s relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship.

•	Mr. Pozen’s relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship.

•	Dr. Dzau’s relationships with Medtronic, through the relevant entities, are transactional in nature and are not material transactional relationships.

•	Dr. Jackson’s relationship with Medtronic, through the relevant entity, is transactional in nature and is not a material transactional relationship.

and

•	being an employee of a non-profit organization to which Medtronic or The Medtronic Foundation has made contributions (Mr. Pozen and Drs. Dzau and Jackson).

•	The Medtronic Foundation’s contributions to the relevant non-profit entities are not material grants.

•	The directors are not executive officers of the relevant non-profit organizations.

All of the relationships of the types listed above were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms, and no director participated in negotiations regarding, nor approved, any such purchases or sales. Aggregate payments to, transactions with or discretionary charitable contributions to each of the relevant organizations did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues for that organization’s last three fiscal years. The Board reviewed the transactions with each of these organizations and determined that they were made in the ordinary course of business, the directors had no role with respect to the Company’s decision to make any of the purchases or sales and the aggregate amounts in each case were less than 1% of the consolidated gross revenues of the other organization and the Company, except as discussed below.

The Board of Directors also considered relationships consistent with its Director Independence Standards in which the director had a further removed relationship with the relevant third party. This included the director being a director (rather than an employee or executive officer) of a Medtronic vendor or purchaser of Medtronic’s products in which payments were made or received by Medtronic in the ordinary course of business on competitive terms, and aggregate payments to, transactions with or discretionary charitable contributions to the relevant third party did not exceed the greater of $1,000,000 or 1% of that organization’s consolidated gross revenues for that organization’s last three fiscal years. The Board of Directors considered two such relationships: (i) Mr.Powell is a director of the Greater Twin Cities United Way, to which Medtronic contributed in excess of $1,000,000 or 1% of such organization’s consolidated gross revenues in 2013, and (ii) Dr. Dzau is a director of Alnylam Pharmaceuticals, and Medtronic made payments for products to Alnylam or its subsidiaries in excess of $1,000,000 or 1% of such organization’s consolidated gross revenues in 2013. The Board of Directors also considered a director’s spouse who was a consultant to, but not an employee of, The Medtronic Foundation where payments to the spouse did not exceed $120,000. The Board of Directors further determined that none of the relationships were material.

In addition, the Board of Directors has evaluated relationships which are consistent with its Director Independence Standards but which are not categorically pre-approved thereunder. Dr. Dzau is Chancellor of Health Affairs at Duke University. Medtronic is party to an agreement with Duke University to collaboratively research, develop and commercialize therapies to treat Hepatitis C, which was entered into before Dr. Dzau became a director of Medtronic. In November 2011, a Medtronic subsidiary entered into a sponsorship agreement with International Partnership for Innovative Healthcare Delivery, Inc. (IPIHD), a non-profit organization founded in part by Duke University, managed by Duke University, and for which Dr. Dzau serves as Chairman of the Board. In order to further IPIHD’s mission to increase global access to cost-effective and high-quality health care delivery solutions, Medtronic International, Ltd. expects to make contributions over a three-year period which will fall below $1,000,000 in the aggregate, but which will, on an aggregate basis, exceed 2% of IPIHD’s annual gross revenues. Medtronic’s business relationships with Duke University and IPIHD are maintained on an arm’s-length basis. Neither Dr. Dzau nor Duke University are given special treatment in these relationships, Dr. Dzau does not participate in negotiations or approvals regarding these relationships, and Medtronic makes no payments to Dr. Dzau other than in connection with his service as a director. In addition, pursuant to the New York Stock Exchange Corporate Governance Standards for evaluating director independence, the Board determined that none of the amounts paid in connection with these relationships are at a level that would compromise Dr. Dzau’s independence.

Mr. Pozen is the former Chairman of MFS Investment Management (“MFS”), which manages money for MFS mutual funds and other accounts, any of which may from time to time buy or sell Medtronic stock. The Board determined that this relationship is not material. Mr. Pozen has no involvement with these transactions, and there is an informational barrier between him and the rest of MFS with regard to Medtronic stock.

Related Transactions and Other Matters

In January 2007, the Board of Directors of Medtronic adopted written related party transaction policies and procedures and amended such policies and procedures in March 2011. The policies require that all “interested transactions” (as defined below) between Medtronic and a “related party” (as defined below) are subject to approval or ratification by the Nominating and Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on the same terms as are generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Nominating and Corporate Governance Committee has reviewed a list of interested transactions and deemed them to be pre-approved or ratified. Also, the Board of Directors has delegated to the chair of the Nominating and Corporate Governance Committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount is expected to be less than $1 million. Finally, the policies provide that no director shall participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Nominating and Corporate Governance Committee.

Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any twelve-month period;

•	Medtronic is a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

A “related party” is defined as any:

•

person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than five percent beneficial owner of Medtronic’s common stock; or

•	immediate family member of any of the foregoing.

During fiscal year 2013, Tino Schuler, a son of director Jack W. Schuler, was employed by Medtronic as one of a number of marketing directors focused on Medtronic’s core ear, nose, and throat product lines reporting to a Vice President, Marketing of Medtronic’s core ear, nose, and throat product lines. Mr. Tino Schuler worked for Xomed Surgical Products, Inc. (“Xomed”) beginning in August 1993, and Xomed, the predecessor to our core ear, nose, and throat business, was acquired by Medtronic in 1999. In fiscal year 2013, Medtronic’s Surgical Technologies business, which includes the core ear, nose, and throat product lines, represented approximately 8.6% of Medtronic world-wide revenue. Mr. Tino Schuler was paid an aggregate salary and bonus of $244,141 and the standard benefits provided to other non-executive Medtronic employees for his services during fiscal year 2013. Mr. Tino Schuler is not an executive officer of, and does not have a key strategic role within, Medtronic.

GOVERNANCE OF MEDTRONIC

Our Corporate Governance Principles

The Board of Directors first adopted Principles of Corporate Governance (the “Governance Principles”) in fiscal 1996 and revises these Governance Principles from time to time, most recently in June 2012. The Governance Principles describe Medtronic’s corporate governance practices and policies, and provide a framework for the governance of Medtronic. Among other things, the Governance Principles include the provisions below.

•

A majority of the members of the Board must be independent directors and no more than two directors may be Medtronic employees. Currently one director, Medtronic’s Chairman and Chief Executive Officer, is not independent.

•	Medtronic maintains Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology Committees, which consist entirely of independent directors.

•	The Nominating and Corporate Governance Committee consists of all independent directors and oversees an annual evaluation of the Board.

Our Governance Principles, the charters of our Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology Committees and our codes of conduct are published on our website at www.medtronic.com/corporate-governance/index.htm. These materials are available in print to any shareholder upon request. From time to time the Board reviews and updates these documents as it deems necessary and appropriate.

Lead Director and Chairman; Executive Sessions

Mr. Ishrak, our Chief Executive Officer, also serves as Chairman of the Board. The Board believes that it is appropriate for Mr. Ishrak to serve as Chairman of the Board due to his extensive knowledge of and experience in the global health care industry generally and in the medical device industry specifically. This knowledge and experience will be critical in identifying strategic priorities and providing unified leadership in the execution of strategy.

Our designated “Lead Director” is Kendall J. Powell, and he presides as chair at regularly scheduled meetings of the independent directors. Mr. Powell suggests agenda items for Board meetings and reviews and approves the agendas for each meeting of the Board of Directors and its Committees. He presides over the directors’ annual evaluation of the Board and advises Mr. Ishrak on the conduct of Board meetings, facilitating teamwork and communications between the non-management directors and management, serving as a liaison between the two. As Lead Director, Mr. Powell also receives all committee materials in addition to those committees upon which he serves. In addition, Mr. Powell acts as the focal point on the Board issues such as corporate governance and suggestions from non-management directors, especially on sensitive issues.

Six regular meetings of our Board are held each year, and at each Board meeting our independent directors may meet in executive session with no Company management present.

Board Role in Risk Oversight

Our Board of Directors, in exercising its overall responsibility to oversee the management of our business, considers risks when reviewing the Company’s strategic plan, financial results, merger and acquisition related activities, legal and regulatory matters and its public filings with the Securities and Exchange Commission. The Board is also deeply engaged in the Company’s Enterprise Risk Management (“ERM”) program and has received briefings on the outcomes of the ERM program and the steps the Company is taking to mitigate risks identified through the ERM program. The Board’s oversight of risk management includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. In addition, the Board of Directors uses its committees to assist in its risk oversight responsibility as follows:

•

The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reporting of the Company and its compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities. The Audit Committee periodically discusses policies with respect to risk assessment and risk management, including appropriate guidelines and policies to govern the process, as well as the Company’s major financial and business risk exposures and certain contingent liabilities and the steps management has undertaken to monitor and control such exposures. It also meets privately with representatives from the Company’s independent registered public accounting firm.

•	The Finance Committee assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its significant financial risks and certain contingent liabilities.

•	The Compensation Committee assists the Board of Directors in its oversight of risk relating to the Company’s assessment of its compensation policies and practices.

•	The Quality and Technology Committee assists the Board of Directors in its oversight of risk relating to product quality and safety and the areas of human and animal studies.

Committees of the Board and Meetings

Our five standing Board committees — Audit, Compensation, Finance, Nominating and Corporate Governance and Quality and Technology — consist solely of independent directors, as defined in the New York Stock Exchange Corporate Governance Standards. Each director attended 75% or more of the total Board and Board committee meetings on which the director served in fiscal year 2013. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following table summarizes the current membership of the Board and each of its standing committees and the number of times each standing committee met during fiscal year 2013.

	Board	Audit	Compensation	Finance	Nominating and Corporate Governance	Quality and Technology
Mr. Anderson	X		Chair		X
Mr. Donnelly	X		X			X
Dr. Dzau	X				X	X
Mr. Ishrak	Chair
Dr. Jackson	X	Chair			X
Gov. Leavitt	X				X	X
Mr. Lenehan	X			X		Chair
Ms. O’Leary	X		X	X
Mr. Powell	X	X	X		Chair
Mr. Pozen	X	X		Chair
Ms. Reddy	X			X		X
Mr. Schuler	X	X	X			X
Number of fiscal year 2013 meetings	6	10	7	6	4	5

The principal functions of our five standing committees — the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, and the Quality and Technology Committee — are described below.

Audit Committee

•	Oversees the integrity of Medtronic’s financial reporting

•	Oversees the independence, qualifications and performance of Medtronic’s external independent registered public accounting firm and the performance of Medtronic’s internal auditors

•	Oversees Medtronic’s compliance with applicable legal and regulatory requirements, including overseeing Medtronic’s engagements with, and payments to physicians and other health care providers

•

Reviews with the General Counsel and independent registered public accounting firm: legal matters that may have a material impact on the financial statement; any fraud involving management or other employees who have a significant role in Medtronic’s internal controls; compliance policies; and any material reports or inquiries received that raise material issues regarding Medtronic’s financial statements and accounting or compliance policies

•

Reviews annual audited financial statements with management and Medtronic’s independent registered public accounting firm and recommends to the Board whether the financial statements should be included in Medtronic’s Annual Report on Form 10-K

•	Reviews the results of independent third party reviews of payments made to health care providers and oversees payments made to health care providers

•	Reviews and discusses with management and Medtronic’s independent registered public accounting firm quarterly financial statements and earnings releases

•

Reviews major issues and changes to Medtronic’s accounting and auditing principles and practices, including analyses of the effects of alternative GAAP methods on the financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of Medtronic

•

Discusses policies with respect to risk assessment and risk management as well as the major financial and business risk exposures and the steps management has undertaken to monitor and control such exposures

•	Undertakes the appointment, compensation, retention and oversight of the independent registered public accounting firm, which reports directly to the Audit Committee

•	Pre-approves all audit and permitted non-audit services to be provided by the independent registered public accounting firm

•

Reviews, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any material issues raised by the most recent internal quality-control review, and any steps taken to deal with any such issues, and all relationships between the independent registered public accounting firm and Medtronic

•

Reviews the experience and qualifications of the lead partner of the independent registered public accounting firm each year and considers whether there should be rotation of the lead partner or the independent auditor itself

•	Establishes clear policies for hiring employees and former employees of the independent registered public accounting firm

•	Prepares the Report of the Audit Committee

•	Meets with the independent registered public accounting firm prior to the audit to review the scope and planning of the audit

•	Reviews the results of the annual audit examination

•	Considers, at least annually, the independence of the independent registered public accounting firm

•	Reviews the adequacy and effectiveness of Medtronic’s internal controls over financial reporting and disclosure controls and procedures

•	Reviews candidates for the positions of chief financial officer and controller of Medtronic

•	Establishes procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

•	Meets privately in separate executive sessions periodically with management, internal auditors and the independent registered public accounting firm

Audit Committee Independence and Financial Experts

In accordance with New York Stock Exchange Corporate Governance Standards and SEC Rule 10A-3, all members of the Audit Committee meet the additional independence standards applicable to Audit Committee members. In addition, the Board has determined that all of our current Audit Committee members are audit committee financial experts, as that term is defined in SEC rules.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax and other permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we obtain the approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may also delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee

•	Reviews compensation philosophy and major compensation programs

•

Annually reviews executive compensation programs; annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, based on its own evaluation of performance in light of those goals and objectives as well as input from the entire Board, determines and approves the total compensation of the Chief Executive Officer and annually approves the total compensation of all other executive officers, including base salaries

•	Administers and determines incentive compensation plans and equity-based compensation plans and approves stock and other long-term incentive awards

•	Monitors compliance by the Chief Executive Officer and senior management with the Company’s stock ownership guidelines

•	Reviews new compensation arrangements and reviews and recommends to the Board employment agreements and severance arrangements for senior executive officers

•

Reviews and discusses with management the Compensation Discussion and Analysis required by the rules of the SEC and recommends to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual proxy statement

•

Assists the Board in reviewing results of any shareholder advisory votes, responding to other shareholder communications as such relate to the compensation of senior executive officers, and reviews and recommends to the Board for approval the frequency with which Medtronic will conduct shareholder advisory votes

•	Prepares the Committee’s report to be included in Medtronic’s annual proxy statement

•	Assesses the Company’s risk relating to its compensation policies and practices

The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee may also delegate certain of its responsibilities to one or more Compensation Committee members or to designated senior executives or committees in accordance with applicable laws, regulations, and plan requirements. Please refer to the Compensation Discussion and Analysis beginning on page 28 for additional discussion of the Compensation Committee’s processes and procedures relating to compensation.

Compensation Committee Independence

In accordance with New York Stock Exchange Corporate Governance Standards and SEC Rule 10C-1, all members of the Compensation Committee meet the additional standards applicable to Compensation Committee members.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Richard H. Anderson (Chair), Denise M. O’Leary, Kendall J. Powell and Jack W. Schuler. No member of the Compensation Committee during fiscal year 2013 was ever an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2013 served on the Compensation Committee or board of any company that employed any member of Medtronic’s Compensation Committee or Board.

Compensation Risk Assessment

We conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. The framework for the assessment was developed using materials from the Compensation Committee’s independent consultant, Frederic W. Cook & Co., Inc., and included an update to a comprehensive internal survey used in fiscal year 2010 that was designed to identify material policies and practices to be assessed, a review of the identified compensation plans and practices against the evaluation framework and an identification of mitigating factors with respect to any such risks.

In particular, as a result of the assessment we noted that:

•

Base salaries at Medtronic are generally competitive in the median range of the executive compensation peer companies, not subject to any performance risk and act as a material component of total compensation for most Medtronic employees

•

Incentive plans for senior management and executive officers are appropriately weighted between short-term and long-term performance; between cash and equity compensation; and with long-term incentive performance targets being established at the beginning of each of our overlapping three year performance periods to reduce the incentive to maximize performance during any one year

•	Short-term incentive performance goals are recalibrated annually, based upon Medtronic’s annual operating plan approved by the Board, and are different than the long-term performance measures

•

Executives and directors are subject to stock ownership and retention guidelines which require directors to maintain ownership of Medtronic stock equal to five (5) times their annual retainer, Medtronic’s CEO to maintain ownership of Medtronic stock equal to six (6) times his annual salary, and the other NEOs to maintain Medtronic stock equal to three (3) times their annual salary. As of July 12, 2013, all directors and NEOs are in compliance with the stock ownership and retention guidelines; however, due to their recent appointments, Mr. Donnelly, Governor Leavitt and Ms. Reddy are continuing to make progress towards the ownership guidelines.

•	Medtronic has in place policies designed to recoup improper payments or gains from incentive and equity compensation paid or granted to executives

Finance Committee

•	Reviews and approves management’s recommendations to the Board for significant capital expenditures

•	Reviews, approves and monitors significant strategic transactions

•	Reviews and oversees management’s plans and objectives for the capitalization of the Company

•	Reviews and approves management’s recommendations to the Board with respect to new offerings of debt and equity securities, stock splits, credit agreements, and Medtronic’s investment policies

•	Reviews and approves management’s recommendations to the Board regarding dividends

•	Reviews and approves management’s recommendations to the Board regarding authorization for repurchases of Medtronic’s stock

•	Reviews and approves management’s recommendations for the Corporate Cash Investment Policy

•	Reviews management’s decisions regarding certain financial aspects of the Company’s employee benefit plans

•	Reviews and oversees the Company’s tax strategies

•	Reviews with management the Company’s strategies for management of significant financial risks and contingent liabilities

•	Reviews and recommends to the Board for approval authorization limits for the Committee and the Chief Executive Officer to approve expenditures

Nominating and Corporate Governance Committee

•	Identifies, evaluates and recommends to the Board individuals for the Board to nominate for election as directors

•	Formulates and administers policies and procedures for identifying, evaluating and recommending director candidates, including nominees recommended by shareholders

•	Reviews and makes recommendations to the Board whether members of the Board should stand for re-election

•	Considers any resignation offered by a director

•	Develops an annual evaluation process for the Board and its committees

•	Recommends to the Board directors to serve as members of each committee and recommends any changes to the Board or standing committees that the Committee believes desirable

•	Monitors emerging corporate governance trends and oversees and evaluates the Company’s corporate governance policies and programs

•	Recommends to the Board corporate governance guidelines

•	Reviews shareholder proposals and recommends to the Board proposed Company responses to such proposals

•

Reviews at least annually the Company’s Standards for Director Independence, recommends any desirable modifications to the standards, and provides to the Board the Committee’s assessment of which directors should be deemed independent directors

•	Reviews at least annually the requirements of a “financial expert” under the applicable rules of the SEC and NYSE and determines which directors are “financial experts”

•	Oversees and reviews on a periodic basis the continuing education program for directors and the orientation program for new directors

•	Determines director compensation and benefits

•	Reviews at least annually the leadership succession plan

The Nominating and Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Nominating and Corporate Governance Committee must notify the Corporate Secretary in writing at Medtronic’s offices at 710 Medtronic Parkway, Minneapolis, MN 55432. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.

If the Nominating and Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy in the Board or to expand the size of the Board, it considers candidates from a variety of sources, including using third-party search firms, to assist it to identify, evaluate and conduct due diligence on potential director candidates. The process followed to identify and evaluate candidates includes meetings to evaluate biographical information and background material relating to candidates, and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in the Principles of Corporate Governance. These criteria include business experience and skills, judgment, honesty and integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with Medtronic’s interests. While the Nominating and Corporate Governance Committee does not have a formal diversity policy for Board membership, the Nominating and Corporate Governance Committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. The Nominating and Corporate Governance Committee considers, among other factors, diversity with respect to viewpoint, skills, experience and community involvement in its evaluation of candidates for Board membership.

After completing the evaluation process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to persons who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Nominating and Corporate Governance Committee and such other evaluations as it deems appropriate.

Alternatively, shareholders intending to appear at the Annual Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider his or her candidacy) must comply with the procedures in Medtronic’s amended articles of incorporation, which are described under “Other Information — Shareholder Proposals and Director Nominations” on page 85 of this proxy statement.

Quality and Technology Committee

•	Provides assistance to the Board in its oversight of product quality and safety, scientific and technical direction, and human and animal studies

•

Oversees risk management in the area of product quality and safety, including review of Medtronic’s overall quality strategy and processes in place to monitor and control product quality and safety; periodic review of results of product quality and quality system assessments by Medtronic and external regulators (including the U. S. Food and Drug Administration (“FDA”) and various notified bodies); and review of important product quality issues and field actions

•

Oversees the innovation strategy of the Company, including an assessment of portfolio competitive superiority and disruptive technology impacts; approach to new mark creation; monitoring overall effectiveness of research and development; a periodic targeted review of the IP strategy and portfolio; a technology evaluation of potential acquisitions for alignment with corporate strategy; and an assessment and evaluation of the economic value proposition of new and existing products

•	Oversees risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of human and animal studies

Annual Meeting of the Shareholders

It has been the longstanding practice of Medtronic for all directors to attend the Annual Meeting of Shareholders. All directors attended the last Annual Meeting.

Director Compensation

The Director Compensation table reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal year 2013. No additional compensation was provided to Mr. Ishrak for his service as a director on the Board.

Non-Employee Director	Fees Earned or Paid in Cash(1)	Stock Awards	Total
Richard H. Anderson	$90,000	$140,005	$230,005
Scott C. Donnelly(3)	$0	$0	$0
Victor J. Dzau	$80,000	$140,005	$220,005
Shirley Ann Jackson	$96,082	$140,005	$236,087
Michael O. Leavitt	$80,000	$140,005	$220,005
James T. Lenehan	$86,758	$140,005	$226,763
Denise M. O’Leary	$86,159	$140,005	$226,164
Kendall J. Powell	$113,379	$140,005	$253,384
Robert C. Pozen	$95,000	$140,005	$235,005
Preetha Reddy(2)	$47,912	$83,890	$131,802
Jack Schuler	$85,000	$140,005	$225,005

(1)	These numbers reflect pro-rata payments as a result of changes in committee assignments during the fiscal year.

(2)	Ms. Reddy’s compensation was pro-rated as a result of her appointment to the Board effective September 2012.

(3)	Mr. Donnelly’s term did not commence until fiscal year 2014.

Fees Earned or Paid in Cash.    The fees earned or paid in cash column represents the amount of annual retainer and annual cash stipend for Board and committee service (prorated for partial year’s service). For fiscal year 2013, the Board’s annual cash retainer was $80,000.

In addition, the Chairs of each of the Nominating and Corporate Governance, Compensation, Finance and Quality and Technology Committees received an annual cash stipend of $10,000. The Chair of the Audit Committee received a cash stipend of $19,000, while all non-chair members of the Audit Committee received an annual cash stipend of $5,000. Finally, the Lead Director received an annual cash stipend of $20,000.

The annual cash retainer, annual cash stipend and special committee fees are paid in two installments — in the middle and at the end of a fiscal year. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year. The table on page 17 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows on which committees the individual directors serve.

Stock Awards.    Directors are granted deferred stock units on the first business day of the fiscal year in an amount equal to $140,000 (on a pro-rata basis for participants who are directors for less than the entire preceding plan year and reduced by 25% for those directors who failed to attend at least 75% of the applicable meetings during such fiscal year) divided by the fair market value of a share of Medtronic common stock on the date of grant. Dividends paid on Medtronic common stock are credited to a director’s stock unit account in the form of additional stock units. The balance in a director’s stock unit account will be distributed to the director in the form of shares of Medtronic common stock upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions. The stock awards column represents aggregate grant date fair value of the deferred stock units granted in the respective fiscal year as computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation — Stock Compensation.

Stock Holdings.    Non-employee directors held the following shares of restricted stock, stock options, and deferred stock units as of April 26, 2013:

Non-Employee Director	Restricted Stock	Stock Options	Deferred Stock Units
Richard H. Anderson	—	24,885	23,281
Scott C. Donnelly	—	0	0
Victor J. Dzau	—	9,636	15,520
Shirley Ann Jackson	—	17,059	24,053
Michael O. Leavitt	—	0	4,465
James T. Lenehan	—	10,471	17,446
Denise M. O’Leary	—	26,095	25,262
Kendall J. Powell	—	10,061	16,625
Robert C. Pozen(1)	—	4,484	20,858
Preetha Reddy	—	0	1,791
Jack Schuler	14,702	28,408	28,067

(1)	Does not include 13,080 stock options transferred to adult children.

To align directors’ interests more closely with those of shareholders, the Nominating and Corporate Governance Committee approved the Medtronic, Inc. Stock Ownership and Retention Guidelines pursuant to which non-employee directors are expected to own stock of Medtronic in an amount equal to five times the annual Board retainer fees. In addition, each director must retain, for a period of one year, 75% of the net after-tax profit shares realized from option exercises or share issuances resulting from grants made after such director has achieved an investment position in the Company’s common stock in excess of the ownership guideline. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold on the later of one year after receipt of the shares or until the ownership guidelines are met. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable. As of April 26, 2013, all directors were in compliance with the stock ownership and retention policy; however, due to their more recent appointments, Mr. Donnelly, Governor Leavitt and Ms. Reddy are continuing to make progress towards the required ownership guidelines.

Deferrals.    Directors may defer all or a portion of their cash compensation through participation in the Medtronic Capital Accumulation Plan Deferral Program, a nonqualified deferred compensation plan designed to allow participants to make contributions of their compensation before taxes are withheld, and to earn returns or incur losses on those contributions based upon allocations of their balances to one or more investment alternatives, which are also investment alternatives that Medtronic offers its employees through its 401(k) Plan.

Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters. Our independent directors may also be contacted via e-mail at independentdirectors@medtronic.com. Our Lead Director may be contacted via e-mail at leaddirector@medtronic.com. Communications received from shareholders may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.

Our Codes of Conduct

All Medtronic employees, including our Chief Executive Officer and other senior executives, are required to comply with our long-standing Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic, through management or our legal counsel or by using Medtronic’s confidential compliance line. Our Code of Ethics for Senior Financial Officers, which is a part of the Code of Conduct, includes certain specific policies applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer. These policies relate to internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations and promotion of ethical behavior.

Our codes of conduct are published on our website, at www.medtronic.com under the Corporate Governance caption in the Investors section, and are available in print to any shareholder who requests them. We intend to disclose future amendments to, or waivers for directors and executive officers of, our codes of conduct on our website promptly following the date of such amendment or waiver.

SHARE OWNERSHIP INFORMATION

Significant Shareholders.    The following table shows information as of July 1, 2013, concerning each person who is known by us to beneficially own more than 5% of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days	Percent of Class
BlackRock, Inc., 40 East 52nd Street, New York, NY 10022(1)	57,163,644	N/A	5.65%
The Vanguard Group, 100 Vanguard Blvd, Malvern, PA 19355(2)	52,776,871	N/A	5.21%
Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210(3)	51,680,037	N/A	5.11%

(1)

The information for security ownership of this beneficial owner is based on a Schedule 13G/A filed by BlackRock, Inc. on February 11, 2013. Based upon *[        ] shares outstanding as of July 1, 2013, the shareholder beneficially owns approximately *[    ]% of our shares outstanding.

(2)

The information for security ownership of this beneficial owner is based on a Schedule 13G file by The Vanguard Group on February 13, 2013. Based upon *[        ] shares outstanding as of July 1, 2013, the shareholder beneficially owns approximately *[    ]% of our shares outstanding.

(3)

The information for security ownership of this beneficial owner is based on a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2013. Based upon *[        ] shares outstanding as of July 1, 2013, the shareholder beneficially owns approximately *[    ]% of our shares outstanding.

Beneficial Ownership of Management.    The following table shows information as of July 1, 2013 concerning beneficial ownership of Medtronic’s common stock by Medtronic’s directors, named executive officers identified in the Summary Compensation Table under “Executive Compensation,” and all directors and executive officers as a group. [TO BE UPDATED]

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(7)	Of Shares Beneficially Owned, Amount that May Be Acquired Within 60 Days
Richard H. Anderson(1)	63,646	48,166
Michael J. Coyle(2)	154,558	150,570
Scott C. Donnelly	0	0
Victor J. Dzau, M.D.	24,156	25,156
Gary L. Ellis	642,241	558,714
D. Cameron Findlay	148,359	148,169
Omar Ishrak	296,996	234,090
Shirley Ann Jackson, Ph.D.	41,312	41,112
Michael O. Leavitt	4,465	4,465
James T. Lenehan	40,917	27,917
Christopher J. O’Connell	394,708	343,128
Denise M. O’Leary	51,357	51,357
Kendall J. Powell(3)	29,686	29,686
Robert C. Pozen(4)	50,042	25,342
Preetha Reddy	1,791	1,791
Jack Schuler(5)	577,396	56,475
Directors and executive officers as a group (20 persons)(6)	3,118,650	2,210,813

(1)	Mr. Anderson disclaims beneficial ownership of 25 shares that are owned by his adult son.

(2)	Includes 250 shares held by family trust and 3,739 shares held by Mr. Coyle’s spouse.

(3)	Includes 3,000 shares held by Mr. Powell’s spouse’s trust.

(4)	Includes 24,700 shares owned jointly with Mr. Pozen’s spouse.

(5)	Includes 12,900 shares held by spouse and excludes 65,670 share held by trusts for the benefit of Mr. Schuler’s adult children and 30,000 shares held by the Schuler family foundation.

(6)

As of July 1, 2013, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately *[    ]% of the shares outstanding.

(7)

Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares pursuant to options exercisable or RSUs vesting within 60 days (on or before August 30, 2013) and the right to receive shares for deferred stock units within 60 days (on or before August 30, 2013) upon a director’s resignation.

Section 16(a) Beneficial Ownership Reporting Compliance.    Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2013 all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic’s common stock pursuant to Section 16(a) of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Overview

Medtronic’s Compensation Discussion and Analysis (“CD&A”) provides information about the Company’s executive compensation philosophy and the components of its compensation programs, including information about how Fiscal Year 2013 compensation for Medtronic’s Named Executive Officers (“NEOs”) meets the philosophy’s goals and is aligned with Fiscal Year 2013 financial goals and performance. The CD&A helps readers better understand the information found in the Summary Compensation Table and other accompanying tables located in the Executive Compensation section of this proxy statement.

This CD&A focuses on our executive pay program as it relates to the following executive officers:

Omar Ishrak	Chairman and Chief Executive Officer

Gary Ellis	Senior Vice President and Chief Financial Officer

Christopher J. O’Connell	Executive Vice President and Group President, Restorative Therapies Group

Michael J. Coyle	Executive Vice President and Group President, Cardiac and Vascular Group

D. Cameron Findlay	Senior Vice President, General Counsel and Corporate Secretary

CD&A Executive Summary

Executive Compensation Philosophy

Medtronic’s compensation programs aim to attract and retain talented executives by providing competitive pay and benefits and by aligning pay with Company performance.

•

Medtronic attracts and retains talented executives by providing a market competitive compensation program consisting of base salary, annual bonus, and long-term incentives; coupled with comprehensive benefits to support health needs, wellness, and other life events. Medtronic’s Compensation Committee benchmarks compensation with special focus on a select group of companies that are the most representative of Medtronic’s competitive talent market. Medtronic uses this benchmarking to help shape Medtronic’s competitive compensation program.

•

Medtronic emphasizes pay for performance by basing at least 75% of target total direct compensation on short-term and long-term financial incentives. A minimum of 60% of target total direct compensation is based on long-term financial incentives. The goals used for both short-term and long-term incentives align executives with shareholder goals by using annual and three-year performance measures that drive shareholder value. Short and long-term performance goals are not duplicative. Short-term incentive goals arise directly from Medtronic’s Board-approved annual operating plan and long-term incentive goals arise directly from Medtronic’s Board-approved long-term strategic plans.

The members of the Compensation Committee are all independent directors, and they work closely with an independent outside compensation consulting firm, Frederic W. Cook & Co., Inc. (“Independent Consultant”), to ensure that they approach executive compensation planning with rigor and independence. The Independent Consultant confirms that Medtronic has a competitive, pay for performance compensation program with no problematic pay practices.

Overview of Executive Compensation Components

The Compensation Committee reviews analyses completed by the Independent Consultant to examine alignment with Medtronic’s executive compensation philosophy as well as examining competitive market practice. The selected components and component mix are designed to provide multiple, non-overlapping measures of short-term operational and long-term strategic performance, with heavier weight on long-term performance.

The following summarizes the NEO compensation components. The CD&A provides detailed information about each component in the discussions of the components. Component weighting is a percentage of target total direct compensation, which includes base salary, annual incentive, restricted stock, stock options, and the long-term performance plan.

Component	Purpose	Basic Design
Base Salary Weight: Up to 20%	• Basic level of competitive cash compensation to attract and retain talent	• Targeted at the median of executive compensation comparison group

Annual Incentive Plan (Cash) Weight: Up to 17%	• Pay for performance against annual operating plan goals

•   Targeted at the median of comparison group with actual pay between 0% – 200% of target

•   No minimum guaranteed payout

•   Actual payout based on performance against three equally weighted annual performance goals approved by the Board of Directors:

-   Revenue Growth

-   Earnings per Share (EPS) Growth

-   Cash Flow

Restricted Stock Units Weight: Not less than 21%	• Basic level of stock compensation to attract and retain talent with a Company performance qualifier

•   Granted annually, vest 100% on 3rd anniversary of grant date

•   Award does not vest if 3-year EPS cumulative compound annual growth threshold is not achieved

•   Subject to clawback and forfeiture policy

•   Subject to stock ownership policy

Stock Options Weight: Not less than 21%	• Value aligned with long-term total shareholder value growth	• Granted annually, vest 25% per year starting on 1st anniversary of grant date • Subject to clawback and forfeiture policy • Subject to stock ownership policy

Component	Purpose	Basic Design

Long-Term Performance Plan (Cash) Weight: Not less than 21%	• Pay for performance against long-term goals • Tie a portion of cash compensation opportunity to longer-term Company goals

•     Granted annually

•     Overlapping three fiscal year performance periods

•     Goals set at the start of each performance period

•     Targeted at the median of comparison group with actual paid between 0% – 200% of target

•     No minimum guaranteed payout

•     Actual payout based on performance against two equally weighted, Board- approved long-term goals

-  Cumulative Revenue Growth

-  Return on Invested Capital

Benefits	• Retirement Plan • Supplemental Retirement and Deferred Compensation Plans • Health/Wellness Plan • Life and Disability Plan	• Same programs offered to broad based employee population with the exception of an Executive Physical Exam

Perquisites (Cash)	• $40,000 for CEO • $24,000 for other NEOs	• Paid annually • Modest perquisite to cover expenses such as financial and tax planning, memberships, etc. • No tax gross-up

Important Notes about Executive Compensation Components

We maintain the following compensation practices, which demonstrate our commitment to strong corporate governance:

•

Change-in-Control Policy:    Compensation and benefits under Medtronic’s Change-in-Control (CIC) policy, which also includes equity awards that are replaced in connection with a change in control, are not triggered solely by a CIC event (“single trigger”). The compensation and benefits only apply in the event of a CIC when a participant is involuntarily terminated, without cause, or where a participant terminates employment for good reason, within a limited time period following the CIC (“double trigger”). Medtronic’s CIC policy also does not provide for any “golden parachute” excise tax gross-up;

•

Stock Ownership Policy:    Our policy requires the CEO to maintain ownership of Medtronic stock equal to six (6) times annual salary and other NEOs to maintain Medtronic stock equal to three (3) times annual salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, executives must retain after-tax shares for one year following settlement of equity compensation awards. As of July 12, 2013, all NEOs are in compliance with the stock ownership and retention guidelines.

•

Forfeiture Policy:    Medtronic’s Stock Award and Incentive Plan provides that stock awards are forfeited when an NEO terminates employment with Medtronic for any reason other than retirement, disability, death, or termination under specific circumstances related to a Change in Control;

•

Clawback Policy:    Compensation policies include significant penalties for misconduct including a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct. Misconduct includes, among other things, a violation of the Medtronic Code of Conduct, other fraudulent or illegal activity, violation of post-termination non-competition covenants, unauthorized disclosure of confidential information, and violation of business ethics or other business policies of Medtronic; and

•

Securities Trading Policy:    NEOs (along with others) are prohibited from engaging in short sales of Medtronic securities (including share sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan (unless the officers can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

Consideration of “Say-on-Pay” and “Say-on-Frequency” Voting Results

The Compensation Committee reviewed shareholder and other stakeholder feedback along with the results of the 2012 shareholder “say-on-pay vote” in making compensation decisions during Fiscal Year 2013. Efforts to gather stakeholder feedback included outreach to our largest shareholders following the 2012 Proxy filing. Through these discussions, we heard positive feedback about the Proxy disclosure and no shareholder identified any pay practice of material concern. We did receive questions about the use of Performance Based Restricted Stock Units, which some incorrectly interpreted to be a Performance Share Plan. Once it was understood that Medtronic’s Performance Based Restricted Stock Units serve the same purpose as time-based RSUs (albeit with a minimum financial performance threshold), most shareholders expressed support for this element of compensation. Based on this feedback and the say-on-pay approval by shareholders, the Compensation Committee believes that shareholders generally support our compensation policies and practices. Therefore, the Compensation Committee continued to apply the same principles in determining Fiscal Year 2013 compensation actions.

The Compensation Committee and the Board also considered the results of the shareholder “say-on-frequency” vote at our 2011 annual meeting of shareholders in adopting a frequency policy for future say-on-pay votes. Because voters holding a substantial majority of shares expressed a preference for having a say-on-pay vote every year, the Board decided to hold annual say-on-pay votes. Therefore, our next say-on-pay vote will be held at our 2013 annual meeting of shareholders. We welcome the input of our shareholders on our compensation policies and compensation program at any time.

Business Environment

The Company improved its top-line performance for the second consecutive year during fiscal year 2013, with revenue growth of 5% (constant currency) and delivered diluted earnings per share growth of 8% (non-GAAP). Performance was broad-based, with many businesses and geographies making significant contributions to the fiscal year 2013 results. In addition, the Company generated $4.4 billion in free cash flow and remains committed to returning 50 percent of free cash flow to shareholders. In fiscal year 2013, we paid nearly $1.1 billion in dividends and repurchased over $1.2 billion of common stock.

In light of these business results, the Company’s annual incentive plan paid NEO’s at 122.97% of target and the long-term performance plan paid at 76.32% of target, as summarized below:

In addition to ensuring that the annual and long-term cash incentive plan payouts align with performance, the Compensation Committee evaluates how the amount of annual cash compensation aligns with Medtronic’s performance when ranked against the executive compensation comparator companies. As shown in the table below for Fiscal Year 2013, Medtronic’s composite ranking of size, profitability, revenue growth, and shareholder return (each component equally weighted) is at the 61st percentile. Medtronic’s ranking of total annual compensation for the CEO, CFO, and the average for other NEOs aligns with its performance ranking. The following table shows the alignment for Fiscal Year 2013:

One-Year Average Size and Performance Composite Rank				Total Annual Compensation (TAC) Rank ($000)
Size	Profitability	Growth	Shareholder Return	Chief Executive Officer			Chief Financial Officer			Average Other Named Executive Officers
Pfizer (PFE)	LLY	AMGN	GILD	ABT	$6,600	124%	ABT	$3,417	237%	ABT	$2,719	231%
Johnson & Johnson (JNJ)	GILD	AGN	AMGN	BAX	$5,732	195%	PFE	$2,937	150%	AMGN	$2,457	201%
Merck (MRK)	BDX	CFN	LLY	BMY	$5,468	158%	AMGN	$2,494	203%	BAX	$2,323	236%
Abbott Laboratories (ABT)	BAX	ABT	JNJ	PFE	$5,138	129%	LLYs	$2,255	142%	PFE	$2,314	134%
3M (MMM)	MMM	BCR	PFE	GILD	$4,869	150%	BMY	$2,191	152%	BMY	$2,201	141%
Amgen (AMGN)	AMGN	JNJ	BAX	AMGN	$4,578	182%	MRK	$2,030	114%	MRK	$2,066	115%
Eli Lilly (LLY)	AGN	BDX	CFN	LLY	$4,482	142%	JNJ	$1,696	90%	GILD	$1,941	149%
Medtronic (MDT)	MDT	MDT	MDT	MRK	$4,000	111%	MDT	$1,510	123%	LLY	$1,803	142%
Bristol-Myers Squibb (BMY)	BCR	BAX	MRK	MDT	$3,820	123%	COV	$1,487	110%	JNJ	$1,356	110%
Baxter International (BAX)	PFE	PFE	BMY	MMM	$3,223	100%	BAX	$1,483	157%	STJ	$1,339	97%
Covidien (COV)	JNJ	COV	ABT	AGN	$2,945	97%	MMM	$1,443	114%	MDT	$1,309	123%
Gilead Sciences (GILD)	ABT	SYK	BDX	COV	$2,837	110%	GILD	$1,422	149%	BCR	$1,207	94%
Stryker (SYK)	SYK	MMM	ZMH	BSX	$2,676	164%	BDX	$1,219	97%	MMM	$1,173	106%
Becton Dickinson (BDX)	COV	GILD	SYK	JNJ	$2,582	90%	AGN	$1,076	100%	COV	$1,152	124%
Boston Scientific (BSX)	ZMH	ZMH	MMM	BCR	$2,503	96%	BSX	$1,046	95%	BDX	$1,050	85%
Allergan (AGN)	MRK	STJ	BSX	CFN	$2,433	89%	CFN	$889	85%	AGN	$975	95%
St. Jude Medical (STJ)	STJ	LLY	AGN	STJ	$2,347	104%	ZMH	$847	81%	BSX	$951	105%
Zimmer Holdings (ZMH)	BMY	BSX	COV	BDX	$1,980	100%	BCR	$823	81%	ZMH	$783	59%
CareFusion (CFN)	CFN	BMY	STJ	ZMH	$1,752	79%	SYK	$682	198%	CFN	$763	85%
C.R. Bard (BCR)	BSX	MRK	BCR	SYK	$1,131	41%	STJ	$605	104%	SYK	$747	73%
MDT Rank = 65%	MDT Rank = 60%	MDT Rank = 56%	MDT Rank = 62%	MDT Rank = 60%			MDT Rank = 62%			MDT Rank = 49%
Medtronic Composite Rank = 61%				Medtronic Composite Rank = 57%

Summary of Fiscal Year 2013 Compensation Actions

The following summarizes the NEO compensation actions taken by the Compensation Committee in Fiscal Year 2013:

•

Effective for Fiscal Year 2013, the Compensation Committee approved base salary increases of 7% for Messrs. Coyle and O’Connell. Mr. Findlay received a base salary increase of 5%. Mr. Ishrak and Mr. Ellis each received a base salary increase of 4%. Base salary, which represents 20% or less of the target total direct compensation, is positioned within the median salary range of Medtronic’s peer group of companies, taking into consideration performance factors for each NEO;

•	No other compensation increases were provided to NEOs for Fiscal Year 2013;

•

In Fiscal Year 2012, the CEO, Compensation Committee, and the Independent Consultant, completed an extensive review of Medtronic’s Annual (MIP) and Long-Term Incentive Plans (LTIP). As part of the review, effective for Fiscal Year 2013, the following changes were applied to Medtronic’s Incentive Plans:

•	The guaranteed plan payout floor of 50% of target was eliminated.

•	The MIP measures were re-weighted to provide for equal weighting of revenue growth, diluted earnings per share growth, and cash flow;

•	The Long-Term Performance Plan (LTPP) measures were re-defined to measure Medtronic’s results from on-going operations compared to Board approved-targets;

•	The Long-Term Performance Plan (LTPP) measures (the cash portion of the LTIP) were re-weighted to provide for equal weighting of revenue growth and return on invested capital;

•

A change to the payout range was implemented for both the MIP and LTPP, using a range from 50% to 200% of the target payout for each component, which aligns with competitive market practice, with performance below minimum paying 0% of target for that component; and

•

In Fiscal Year 2012, Medtronic implemented executive stock ownership and retention guidelines that require the CEO to maintain ownership of Medtronic stock equal to six (6) times annual salary and other NEOs to maintain Medtronic stock equal to three (3) times annual salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, executives must retain after-tax shares for one year following settlement of equity compensation awards. As of July 12, 2013, all NEOs are in compliance with the stock ownership and retention guidelines.

CEO Compensation Pay for Performance Analysis

The chart below shows that the Company’s past and present CEO ongoing total compensation opportunities for the last completed five fiscal years were reasonable relative to the Company’s total shareholder return (TSR) over that same time period and the total compensation opportunities at the peer companies. Excluding the effect of one-time, sign-on cash and equity awards for Mr. Ishrak in FY2012, the chart shows that CEO total compensation remained relatively flat from FY2010 through FY2011, in line with a flat TSR over the same time period, decreased in FY2012 in line with a decrease in TSR, and increased in FY2013 in line with the increase in TSR. In all five fiscal years, CEO total compensation was conservatively positioned relative to the median total compensation for Medtronic’s executive compensation comparator group. The one-time, sign-on cash and equity awards for Mr. Ishrak in FY2012 represent a common approach to offset the value of forfeited compensation and benefit value at Mr. Ishrak’s former employer and do not represent components of ongoing total compensation.

--	“Total Compensation” for Medtronic and peers represents totals as reported in each company’s Summary Compensation Table for each respective fiscal year
--	“Peers” represent Medtronic’s 19-company Fiscal Year 2013 executive compensation peer group

Executive Compensation Program Design Details

This section of the CD&A provides details about Medtronic’s executive compensation program design, which was summarized in the preceding Executive Summary section. The section begins with two charts showing the mix of target total direct compensation components, one for the CEO and one for the average of the other NEOs, followed by detailed descriptions of each component with relevant Fiscal Year 2013 information. Total direct compensation is defined as the sum of annual base salary, target annual cash incentives, target long-term cash incentives, and the grant date estimated fair market value of long-term equity incentives.

Component Mix of Target Total Direct Compensation

Annual Base Salary

Base salary represents 20% or less of CEO and NEO target pay opportunity. Medtronic’s philosophy is to maintain base salary within a competitive median range. The range allows for pay decisions to take into account factors such as experience and performance. To establish the median range, the Independent Consultant reporting to the Compensation Committee analyzes proxy information from the executive compensation comparator companies approved by the Committee as the best companies to benchmark competitive pay for Medtronic executives. The analysis uses regression to identify compensation differences attributed to company size. The Consultant presents to the Committee the analysis that identifies the median base salary range for the CEO and each NEO. The Committee approves base pay increases to maintain base salary within the median range, again, taking into account factors such as experience and performance.

The table below shows the Fiscal Year 2013 base salary increase for the CEO and each NEO. The increases reflected larger market movement in the median range.

Name	FY2012 Salary (000’s)	FY2013 Salary (000’s)	% Increase
Omar Ishrak	$1,350	$1,404	4%
Gary Ellis	$689	$717	4%
Christopher J. O’Connell	$590	$631	7%
Michael J. Coyle	$627	$671	7%
D. Cameron Findlay	$608	$638	5%

Annual Incentive Plan

Annual Incentive Target Pay.    Using the same analytical approach described for the annual base salary, the Independent Consultant to the Compensation Committee identifies the median range for annual incentive target pay for the CEO and each NEO, which is set as a percentage of annual base salary. For Fiscal Year 2013, Medtronic did not make changes to the target annual incentive pay established in Fiscal Year 2012. The table at the end of the Annual Incentive Plan section shows the target annual incentive pay along with the actual incentive pay based on Fiscal Year 2013 performance.

Fiscal Year 2013 Annual Incentive Plan Design.    During Fiscal year 2012, the Compensation Committee, Independent Consultant, and Medtronic management completed an extensive review of incentive plan design and performance measures. The review considered shareholder feedback, competitive benchmarking, and Medtronic’s short-term and long-term strategic imperatives. As a result of this review, Medtronic implemented the following incentive plan design for Fiscal Year 2013:

•	Payout range aligned with market practice. Payout for each component starts at 50% of target incentive and is paid up to a maximum of 200% of target incentive.

•	Eliminated the previous minimum payout guarantee at 50%. Results below the minimum performance level for a component pays 0% of target incentive for that component.

•

Diluted Earnings Per Share performance continues to be a plan payout qualifier. Results below the minimum for the diluted EPS component result is no plan payout regardless of results for the other components.

•

Target incentive is paid at 100% achievement of three Annual Operating Plan financial targets. As detailed in the next section, these three targets come directly from the Board-approved Annual Operating Plan and represent the best financial measures of executive performance expectations.

Fiscal Year 2013 Annual Incentive Plan Performance Measures and Targets:    The annual incentive plan requires the attainment of a minimum level of diluted earnings per share (“EPS”) before any plan payouts occur. Provided the minimum level is attained, the annual incentive plan uses three equally weighted measures of performance to determine the plan payout. At the Compensation Committee’s June 2012 meeting, the Committee approved the targets for each measure, which come directly from Medtronic’s Board-approved Annual Operating Plan. The following provides details about the performance measures, including a comparison to Medtronic’s executive compensation comparator company median (if available):

Measure	Rationale	Targets
Revenue Growth over Prior Year (Constant Currency)	Top line growth continues to be a key Company strategy, reflecting market development, market penetration, and market share performance	3.7% growth over Prior Year Comparator Median = 2.44% over Prior Year

Diluted Earnings Per Share Growth over Prior Year (Non-GAAP)	Earnings both from operating efficiency and financial management is a key driver of returns to shareholders	$3.66 Per Share; 7.3% over Prior Year Comparator Median = 5.1% over Prior Year

Cash-Flow Indicator	Cash flow generated from operations plus management of short-term receivables, inventory, and payables is a key driver of Medtronic’s ability to re-invest and provide returns to shareholders	$3.798 Billion

For purposes of the annual incentive calculation, “diluted earnings per share” refers to non-GAAP diluted earnings per share, a measure which includes adjustments for certain charges. A reconciliation of non-GAAP diluted earnings per share is included in the “Adjustment of EPS Results applicable to Short and Long-Term Incentives” section on page 41 of the CD&A.

Revenue Growth is defined as annual growth rate percent for revenue excluding the effects of foreign exchange rates.

Cash Flow Indicator is defined as profit after tax exclusive of special charges, plus or minus changes in accounts receivable, inventories, and accounts payable. The cash flow indicator only includes changes in assets and liabilities that best reflect annual operations. This calculation excludes the effects of foreign exchange rates.

Fiscal Year 2013 Annual Incentive Plan Results and Payouts.    At the Compensation Committee’s May 2013 meeting, the Committee reviewed performance against the incentive plan targets and approved the resulting CEO and NEO annual incentive plan payouts as follows:

Incentive Plan Results:

Measure	Target	Result	Weight	% Payout
Revenue Growth	3.7%	4.6%	33.3%	36.08%
Earnings Per Share	$3.66	$3.70	33.3%	36.07%
Cash Flow Indicator	$3.798B	$3.998B	33.3%	50.82%
Total			100.0%	122.97%

Incentive Plan Payments:

Name	FY13 Payout Percent	FY13 Target Incentive(1)	FY13 Actual Award(2)
Omar Ishrak	122.97%	140%	$2,417,098
Gary Ellis	122.97%	90%	$793,525
Christopher J. O’Connell	122.97%	85%	$659,550
Michael J. Coyle	122.97%	85%	$701,359
D. Cameron Findlay	122.97%	80%	$627,639

(1)	Percent of annual base salary

(2)	Annual base salary multiplied by target incentive multiplied by payout percent

Long-Term Incentive Plan (LTIP)

Fiscal Year 2013 Long-Term Incentive Target Pay.    Using the same analytical approach described for annual base salary and short-term incentives, the Independent Consultant identifies the median range for long-term incentive target pay for the CEO and each NEO. Target pay is expressed as a dollar value, for example $2,400,000. The target is split equally between three LTIP components; stock options, restricted stock units, and a three-year cash incentive planned called the Long-Term Performance Plan (LTPP). Stock options are stated in a full-value equivalent, using a four-to-one conversion ratio. Note that this value conversion ratio will differ from Medtronic’s Black-Scholes grant date valuation used for accounting expense purposes under FASB ASC Topic 718. For example, the hypothetical target LTIP of $2,400,000 would be granted as $800,000 stock options (full-value equivalent), $800,000 restricted stock units, and $800,000 under the LTPP. Each of these LTIP components is described in detail following the target LTIP chart below.

At the June 2012 Compensation Committee meeting, LTIP targets were approved for Fiscal Year 2013. The following table shows the target pay for LTIP awards granted in Fiscal Year 2013 compared to Fiscal Year 2012.

Name	FY2012 LTIP Target (000’s)	FY2013 LTIP Target (000’s)	% Increase
Omar Ishrak	$8,450	$8,450	0%
Gary Ellis	$2,400	$2,400	0%
Christopher J. O’Connell	$2,200	$2,200	0%
Michael J. Coyle	$2,200	$2,200	0%
D. Cameron Findlay	$1,800	$1,800	0%

Fiscal Year 2013 Long-Term Incentive Plan Components.

Stock Options:    Stock options are a performance-based compensation component that ties one-third of the target LTIP value to stock price appreciation and shareholder value. Stock options only have value when the market price exceeds the exercise price. Stock option grant date value is estimated using the Black-Scholes method of stock option valuation. Information about Medtronic’s Black-Scholes valuation is presented as part of the notes to the Summary Compensation Table on page 49 of this proxy statement.

All stock option grants have an exercise price that is equal to the Medtronic market close stock price on the date of grant. Stock options have a ten year term and vest in equal increments of 25% each year beginning one year after the date of grant.

Restricted Stock Units (RSU):    Restricted stock units represent the second one-third of the target LTIP value, with time-based restricted stock units being a widely used compensation component primarily intended to deliver a market competitive level of Medtronic stock ownership. Similar to time-

based RSUs, Medtronic’s grants cliff vest (100%) on the third anniversary of the grant date; however, unlike the more commonly used time-based RSUs, Medtronic’s RSUs include a three-year minimum performance threshold. If the threshold is not met, then the RSU grants will not vest.

Fiscal Year 2013 — 2015 RSU Grants.    For Fiscal Year 2013 RSU grants, the threshold was set at an Earnings Per Share cumulative compound annual growth rate (cumulative CAGR) of 3%. The threshold is intentionally less than Medtronic’s target performance, consistent with the stock ownership and retention purpose of RSU grants, yet the cumulative CAGR is still a challenging performance threshold.

Fiscal Year 2011 — 2013 RSU Vesting Threshold Achievement.    At its May 2013 meeting, the Compensation Committee certified that the three-year cumulative compound annual growth rate of 5% for diluted EPS growth threshold was achieved for the performance period of Fiscal Year 2011 — Fiscal Year 2013. The actual cumulative CAGR was 5.21% for the three-fiscal-year measurement period. As a result, the RSU grants made in Fiscal Year 2011 will vest on the third anniversary of the date of grant. These awards are reflected in the “Equity Incentive Plan Awards: Unearned Shares, Units, or Other Rights That have not Vested” column of the “2013 Outstanding Equity Awards at Fiscal Year End” table on page 53 of this proxy statement.

Long-Term Performance Plan (LTPP): LTPP is a three-year cash incentive plan that is based on long-term measures of Company performance. The primary intent is to tie the final one-third of target long-term incentive pay to longer term measures of performance that are not influenced by variability in the stock market. LTPP pays a cash award after the end of the three-year performance period, provided a minimum level of diluted EPS is attained. The target is equal to one-third of the LTIP target value. The minimum-to-maximum payout scale for each component ranges from 50% to 200% of target with results below minimum paid at 0% of target. A new LTPP award grant and performance period is established at the beginning of each Fiscal Year, as part of the LTIP award grant. Because three-year performance periods overlap, performance goals are established at the start of each performance period and, once established, do not change.

Just as the Compensation Committee reviewed the annual incentive plan during Fiscal Year 2012, it also completed an extensive review of Medtronic’s LTIP during that year. As a result, the Compensation Committee made several changes to the LTPP starting with the Fiscal Year 2013 — 2015 plan. The following summarizes the results of the review:

•	Continue to use two measures: three-year revenue growth and three-year return on invested capital (“ROIC”);

•	Align payout range with market practice. Payout for each component starts at 50% of target incentive and is paid up to a maximum of 200% of target incentive;

•

Re-define revenue growth so that it is based on a set cumulative target growth rate rather than relative to peers, and still uses GAAP reported results but excludes the effects of foreign currency exchange rates;

•	Re-define ROIC to use non-GAAP reported results, typically excluding one-time charges but including operating results from acquisitions and divestitures; and

•	Increase the weighting for ROIC to 50% and reduced the weighting for revenue growth to 50%.

Fiscal Year 2013 – 2015 LTPP Performance Measures and Targets: The Compensation Committee approved the LTPP performance measures and targets for Fiscal Year 2013 – 2015 at the June 2012 meeting. The LTPP uses two equally weighted measures selected as part of an extensive incentive plan review undertaken by the Compensation Committee and Independent Consultant during Fiscal Year 2012. The performance measure targets were taken directly from the Board-approved strategic goals for Medtronic. The following table provides detailed information about each performance measure:

Measure	Rationale	Targets
Three-year Revenue Growth (GAAP at Constant Currency)	This revenue growth measure differs from the annual incentive plan because it uses Medtronic’s cumulative compound annual growth rate (CCAGR) over three fiscal years. The CCAGR measure includes growth in all three fiscal years rather than only comparing the ending year to the base year. Growth through acquisitions is balanced by the equal weighting on ROIC.	5% Cumulative CAGR for FY13 — FY15

ROIC (GAAP excluding one-time items)	ROIC measures all components of management’s responsibility to generate sustained, long-term returns on invested capital.	14% average ROIC for FY13 — FY15

Revenue growth is measured as a three-year cumulative compound annual growth (cumulative CAGR) at constant currency but otherwise including all other GAAP components. ROIC is measured as the GAAP, rolling 12 month profit after tax, excluding one-time items plus interest expense net of tax, divided by the difference of the three-year average asset base less average non-interest bearing liabilities.

Fiscal Year 2011 — 2013 Long-Term Performance Plan (LTPP) Results.    At its May 2013 meeting, the Compensation Committee certified the results for the LTPP performance period that began in Fiscal Year 2011 and was completed at the end of Fiscal Year 2013. Payments of awards for this LTPP performance period were made during the first fiscal quarter of 2014 and can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 48 of this proxy statement.

The table below shows the Fiscal Year 2011 — Fiscal Year 2013 performance goals, results, and calculated payout.

Year	Relative Revenue Growth(1)		ROIC(2)
FY2011	0.8%		13.3%
FY2012	4.4%		14.2%
FY2013	2.5%		12.9%
Total/Average	2.2	%(2)	13.5	%(3)

FY2011 — FY2013 Target	50th Percentile		13.0%
Payout Level	60.0%		109.5%
Objective Weight	67%		33%
Weighted Payout Percent	40.2%		36.1%

(1)	Results are reported at GAAP and exclude Physio-Control divestiture.

(2)	Calculated as a cumulative compound annual growth rate.

(3)	Calculated as a 3-year average.

Adjustment of EPS Results applicable to Short and Long-Term Incentives

Fiscal Year 2013

Adjustments of EPS Results applicable to Short and Long-Term Incentive

	Fiscal Year Ended April 26, 2013	Explanation of Non-Recurring Adjustments
Diluted EPS, as reported	$3.37	Includes additional interest expense from Convertible Debt
Significant Non-Recurring Adjustments
Restructuring charges	0.14	After-tax charges related to the restructuring initiative that began in the fourth quarter of fiscal year 2013, partially offset by the reversal of previous restructuring charges related to the fiscal year 2012 restructuring initiative.
Certain litigation charges, net	0.23	After-tax certain litigation charges related to an accounting charge for probable and reasonably estimable patent litigation with Edwards Lifesciences, Inc.
Certain acquisition-related items	(0.05)	After-tax net income related to the change in fair value of contingent milestone payments, certain acquisition-related costs from the China Kanghui Holdings acquisition, a net charge for an adjustment of transaction costs related to the Physio-Control divestiture, an IPR&D impairment charge related to a technology recently acquired by the Structural Heart business, and income related to the reversal of an acquired contingent liability from ATS Medical.
Diluted EPS, adjusted	$3.70

The data in this schedule has been intentionally rounded to the nearest $0.01, and therefore may not sum.

Other Benefits and Perquisites

Medtronic provides broad-based benefit plans to all of its employees, including the NEOs. All employees participate in the same health care plans, and Medtronic does not provide NEOs with any different or additional benefit plans, with the exception of a required executive physical exam and a business allowance. Medtronic executives are required to complete a physical exam as recommended in American Medical Association guidelines and, in the event that requirement exceeds regular plan coverage, the executives can receive reimbursement for up to $2,000 of the cost that exceeds the regular plan coverage. Medtronic’s business allowance policy is described in detail below. The broad-based benefit plans include:

Qualified Retirement Plans.    Medtronic sponsors a number of tax-qualified retirement plans for its employees. In the United States, Medtronic changed its retirement plans effective May 1, 2005 in order to provide then-current employees and employees hired after that date a choice of retirement plans. Employees hired prior to May 1, 2005 had the option of continuing in the final average pay pension plan referred to as the Medtronic Retirement Plan (MRP) or electing to participate in one of the new plans. The Medtronic Retirement Plan is a final average pay component of the Medtronic, Inc. Retirement Plan. Employees hired after that date choose to participate in one of the new retirement plans: the Personal Pension Account or the Personal Investment Account. The Personal Pension Account is a cash balance component of the Medtronic, Inc. Retirement Plan, and the Personal Investment Account is a component of the Company’s tax-qualified 401(k) Plan. Additional details regarding these plans are provided on page 56 of this proxy statement.

Supplemental Retirement Plans.    The Company offers a Nonqualified Retirement Plan Supplement (“NRPS”) designed to provide all eligible employees, including but not limited to the NEOs, with benefits which supplement those provided under certain of the tax-qualified plans maintained by Medtronic. The NRPS is designed to restore benefits lost under the Personal Pension Account, Personal Investment Account or the Medtronic Retirement Plan due to covered compensation limits established by the Internal Revenue Code. The NRPS also restores benefits for otherwise eligible compensation deferred into the Medtronic, Inc. Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan”). The NRPS provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into the Capital Accumulation Plan.

Nonqualified Deferred Compensation Plan.    The Company provides all vice presidents, including our NEOs, and highly-compensated sales employees, with a market competitive nonqualified deferred compensation plan through the Capital Accumulation Plan. Our plan allows these employees to make voluntary deferrals from their base pay and incentive payments, which are then credited with gains or losses based on the performance of selected investment alternatives. These alternatives are the same as those offered in our tax qualified 401(k) Plan for all employees. There are no Company contributions to the plan or Company subsidized returns.

Business Allowance.    Medtronic does not provide any perquisites such as Company-provided automobiles, aircraft, club memberships, financial and tax advisors, etc. Medtronic provides NEOs with a market competitive business allowance, unless they are on an expatriate assignment, as discussed below. The NEOs may spend their business allowance at their discretion for expenses such as financial and tax planning, automobiles or club memberships. The business allowance is paid as taxable income, and Medtronic does not track an executive’s use of his or her business allowance. The annual business allowances provided to our NEOs in Fiscal Year 2013 ranged from $24,000 to $40,000. For NEOs on expatriate assignments, rather than providing a business allowance, the Company pays for certain housing and related living costs. These amounts are sometimes a significant part of an expatriate’s total compensation. Additionally, it is occasionally appropriate for NEOs to be accompanied during business travel by their spouses. The expenses associated with such travel, while rare, are considered taxable income. The referenced amounts are included in the “All Other Compensation” column of the Summary Compensation Table.

Change of Control.    Compensation in a change-of-control situation is designed: (1) to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control; and (2) to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our change-of-control policy supports these principles. We believe shareholders will be best served if the interests of our executive officers are aligned with shareholders’ interests, and we believe providing change-of-control benefits should incent senior management to objectively evaluate potential mergers or transactions that may be in the best interests of shareholders. Our change-of-control agreements are discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section of “Executive Compensation.” Other than Messrs. Coyle, Findlay and Ishrak’s agreements, we do not have individual employment contracts with our NEOs relating to compensation other than those associated with a change of control.

Compensation Decision-Making Process

Role of Compensation Committee

The Compensation Committee establishes Medtronic’s compensation philosophy, program design and administration rules, and is the decision-making body on all compensation matters related to our NEOs. The Committee solicits input from an independent outside compensation consultant and relies on the consultant’s advice. For more information on the Compensation Committee, its members and its duties as identified in its charter, please refer to the section entitled “Governance of Medtronic — Compensation Committee” beginning on page 19 of this proxy statement.

Independent Compensation Consultant

The Compensation Committee has engaged Frederic W. Cook & Co., Inc., an independent outside compensation consulting firm (the “Independent Consultant”), to advise the Compensation Committee on all matters related to executive officer compensation. Specifically, the Independent Consultant conducts an annual competitive market analysis of total compensation for NEOs, provides relevant market data, updates on compensation trends and regulatory developments, and counsels on program designs and specific compensation decisions related to our CEO and other executives.

In June 2013, the Compensation Committee adopted enhanced independence standards for outside consultants that mirror the New York Stock Exchange (“NYSE”) listing standards. This policy established an assessment framework to confirm and report on a consultant’s independence. It also requires a consultant to confirm its independent status according to the Compensation Committee’s standards. The Compensation Committee reviews and confirms the independence of its outside consultants on an annual basis.

In light of the new NYSE listing standards, the Compensation Committee has considered the independence of the Independent Consultant. In connection with this process, the Compensation Committee has reviewed, among other items, a letter from the Independent Consultant addressing its independence and the members of the consulting team serving the Committee, including the following factors: (i) other services provided to us by the Independent Consultant, (ii) fees paid by us as a percentage of the Independent Consultant’s total revenue, (iii) policies or procedures of the Independent Consultant that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the Compensation Committee, (v) any Company stock owned by the senior advisor or any member of his immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by the Independent Consultant and its senior advisor involved in the engagement did not raise any conflict of interest.

Role of Chief Executive Officer in Compensation Decisions

In making compensation decisions for executive officers reporting to the CEO, the Compensation Committee solicits the views of our CEO and the Independent Consultant. The CEO is not present during Compensation Committee executive sessions, and does not make recommendations to the Compensation Committee, about his own compensation.

Executive Compensation Peer Companies and Competitive Market

The Compensation Committee considers relevant market pay practices when establishing executive compensation levels and evaluating compensation programs including base salary, short-term and long-term incentives. In order to ensure the competitiveness of compensation programs, the Committee has established a peer group of companies for benchmarking purposes. The identification of these companies is based on discussions with, and recommendations from, Frederic W. Cook & Co., Inc. The selection criteria were based on companies in the health care equipment, pharmaceutical, and biotechnology industries that position Medtronic in the median range of the group, on average, in various measures of Company size. The following table lists Medtronic’s executive compensation peer group for Fiscal Year 2013, including Medtronic’s ranking relative to these companies based on financial data available at the time of consideration:

Company Name	Latest 4 Quarters ($Mil.)		Latest Quarter ($Mil.)		FYE Total Employees	2/28/2013 Market Capital.	Composite Percentile Rank
	Net Revenue	Operating Inc. (EBIT)	Total Assets	Total Equity
Pfizer	$58,986	$19,166	$182,603	$81,703	103,700	$201,514	97%
Johnson & Johnson	$67,224	$17,142	$118,951	$63,761	127,600	$212,752	97%
Merck	$47,267	$10,684	$106,301	$55,747	86,000	$130,087	87%
Abbott Laboratories	$39,874	$9,784	$67,235	$26,721	91,000	$53,276	80%
3M	$29,904	$6,483	$33,876	$17,575	87,677	$71,759	76%
Amgen	$17,265	$6,164	$54,298	$19,060	17,800	$69,212	67%
Eli Lilly	$22,603	$5,015	$34,321	$16,065	38,350	$62,007	67%
Medtronic	$16,427	$4,835	$34,949	$17,836	44,944	$45,471	64%
Bristol-Myers Squibb	$17,621	$4,491	$35,897	$13,623	28,000	$60,557	62%
Baxter International	$14,190	$3,246	$19,825	$7,129	51,000	$36,924	52%
Covidien	$12,010	$2,637	$22,049	$10,832	43,400	$30,008	52%
Gilead Sciences	$9,703	$4,307	$21,240	$8,604	4,500	$65,037	45%
Stryker	$8,657	$1,893	$13,467	$8,597	21,241	$24,307	38%
Becton Dickinson	$7,777	$1,628	$11,629	$4,469	29,555	$17,080	31%
Boston Scientific	$7,249	$965	$17,154	$6,870	24,000	$10,031	28%
Allergan	$5,806	$1,724	$9,179	$5,837	10,000	$32,561	25%
St. Jude Medical	$5,503	$1,491	$9,271	$4,094	15,000	$12,122	18%
Zimmer Holdings	$4,472	$1,319	$9,012	$5,866	8,700	$13,006	16%
CareFusion	$3,626	$654	$8,412	$5,473	15,000	$7,288	8%
C.R. Bard	$2,958	$820	$4,151	$1,926	12,200	$8,085	5%
75th Percentile	$26,254	$6,324	$45,098	$18,318	68,500	$67,124
Mean	$20,142	$5,243	$40,993	$19,155	42,880	$58,822
Median	$12,010	$3,246	$21,240	$8,604	28,000	$36,924
25th Percentile	$6,528	$1,560	$10,450	$5,852	15,000	$15,043
Medtronic Rank	60%	65%	69%	73%	68%	53%

Our objective is to establish market competitive compensation, including base salary, short-term, and long-term incentives, within a range of 15% (20% for LTI) on either side of the market median benchmark established for each position compared to our executive compensation peer group. Consistent with our pay-for-performance philosophy, we establish an award range for short-term and long-term incentives that generates above-market pay for above-market performance and below-market pay for below-market performance.

In addition to the competitive market information, the Compensation Committee also reviews information about career and job experience, job tenure, and job performance for each NEO. Base salary decisions are based on these factors to ensure that salaries are market competitive as specified in Medtronic’s compensation philosophy.

Risk Assessment

Compensation policies and practices are also designed to discourage inappropriate risk taking. While you should refer to the section entitled “Governance of Medtronic — Board Role in Risk Oversight” beginning on page 16 of this proxy statement for a discussion of the Company’s general risk assessment of compensation policies and practices, mitigating factors with respect to our NEOs include the following:

•

The NEOs are subject to stock ownership guidelines which require Medtronic’s CEO to maintain ownership of Medtronic stock equal to six (6) times annual salary and the other NEOs to maintain Medtronic stock equal to three (3) times annual salary. As of July 12, 2013, all directors and NEOs are in compliance with the stock ownership and retention guidelines; however, due to their more recent appointments, Mr. Donnelly, Governor Leavitt and Ms. Reddy are continuing to make progress towards the required ownership guidelines;

•	Incentive plans are more heavily weighted towards long-term performance to reduce the incentive to impact adversely long-term performance in favor of maximizing performance in one year;

•	Improper payments or gains from incentives and equity compensation are subject to clawback;

•	Short-term and long-term cash incentive payments are capped at 200% of target payout;

•

Short-term and long-term cash incentive performance targets are established at the beginning of each performance period and are not subject to change. Short and long-term incentive programs use different measures of performance. Short-term cash incentives focus on annual operating plan financial measures such as revenue growth, earnings per share, and cash flow. Long-term cash incentives measure shareholder three-year ROIC and three-year revenue growth relative to a selected peer group of Medtronic’s competitors; and

•	The Compensation Committee retains discretionary authority to override any incentive plan’s formulaic outcome in the event of unforeseen circumstances.

Share Ownership, Share Retention, and Clawback Policies

Equity Holding.    In Fiscal Year 2012, Medtronic implemented executive stock ownership and retention guidelines that require the CEO to maintain ownership of Medtronic stock equal to six (6) times annual salary and other NEOs to maintain Medtronic stock equal to three (3) times annual salary. Until the ownership guideline is met, the CEO must retain 75% of after-tax Medtronic shares received through settlement of equity compensation awards and other NEOs must retain 50% of such shares. Once the guideline is met, the CEO must retain 75% of after tax shares for one year following settlement of equity compensation awards and other NEO’s must retain 50% of such shares for one year following settlement of equity compensation awards. For purposes of complying with the guidelines, stock is not considered owned if pledged as collateral for a loan. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members residing in the same household, after-tax “in the money” vested but unexercised stock options, after-tax unvested restricted stock units, and shares held in the tax-qualified and nonqualified retirement and deferred compensation plans count towards the guideline. Compliance with these guidelines is measured at the beginning of the first fiscal month of a new fiscal year by the internal team at the Company responsible for handling executive compensation matters and the results of such measurement are reported to the Nominating and Corporate Governance Committee or Compensation Committee, as applicable, after the measurement. On each measurement date, compliance is measured using each executive officer’s base salary then in effect and the average closing price per share of the Company’s common stock on the New York Stock Exchange for the six calendar months preceding the measurement date. As of July 12, 2013, all NEOs are in compliance with the stock ownership and retention policy. For share issuances (restricted stock unit vesting), net gain shares are those shares remaining after payment of income taxes.

Hedging and Pledging Policy.    Our insider trading policy prohibits our NEOs and directors (along with others) from engaging in shorts sales of Medtronic securities (including share sales against the box) or engaging in purchases or sales of puts, calls or other derivative securities based on Medtronic securities. The policy also prohibits our NEOs from purchasing Medtronic securities on margin, borrowing against Medtronic securities held in a margin account or pledging Medtronic securities as collateral for a loan (unless the officers can clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities).

Sale and Transfer of Awards.    All stock option, restricted stock, restricted stock unit and performance-based restricted stock/restricted stock unit awards are granted under plans which specifically prohibit the sale, assignment and transfer of awards granted under the plan with limited exceptions such as the death of the award recipient. In addition, the Compensation Committee may allow an award holder to assign or transfer an award.

Incentive Compensation Forfeiture.    Medtronic has a comprehensive Incentive Compensation Forfeiture Policy, which is designed to recoup improper payments or gains paid to executive officers. If the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant paid or awarded to the executive officer due to misconduct, the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct not occurred, including interest on any cash payments. “Misconduct” means any material violation of the Medtronic, Inc. Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible as determined by the Board. All executive officers are required to agree to this policy in writing.

Equity Compensation Forfeiture.    The Company may require the return or forfeiture of cash and/or shares received or receivable in certain circumstances in which an employee has a termination of employment from the Company or any affiliate. The Company may exercise its ability to require forfeiture of awards if the employee receives or is entitled to receive delivery of shares or proceeds under an equity award program within six months prior to or twelve months following the date of termination of employment if the current or former employee engages in any of the following activities: (a) performing services for or on behalf of any competitor of, or competing with, the Company or any affiliate; (b) unauthorized disclosure of material proprietary information of the Company or any affiliate; (c) a violation of applicable business ethics policies or business policies of the Company or any affiliate; or (d) any other occurrence determined by the Compensation Committee of the Board of Directors.

Tax and Accounting Implications

The Compensation Committee structures the annual and long-term incentive plans in a manner that is intended to preserve the Company’s tax deductions under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee may authorize compensation arrangements that are not fully tax-deductible but which promote other important objectives that are in the long-term interests of Medtronic and its shareholders. For example, in certain circumstances, the payment of base salary or business allowance or the vesting of restricted stock units may not be fully deductible.

In addition, the Compensation Committee structures all deferred compensation within the meaning of Section 409A of the Internal Revenue Code in a manner that is intended to prevent NEOs from being subject to the excise tax under Section 409A. The Compensation Committee also considers accounting treatment in the design of the long-term incentive plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed with management the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:

Richard H. Anderson, Chair Denise M. O’Leary	Kendall J. Powell Jack W. Schuler

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation for each of the last three fiscal years awarded to, earned by or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers during fiscal year 2013 (collectively, the named executive officers or “NEOs”). Please refer to the section entitled “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement for a description of the compensation components for Medtronic’s NEOs. A narrative description of the material factors necessary to understand the information in the table is provided below, following the table.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Omar Ishrak	2013	$1,402,962	$0	$2,817,024	$2,099,144	$2,417,098	$165,917	$73,741	$8,975,886
Chairman and Chief Executive Officer	2012	$1,168,269	$1,553,042	$19,069,565	$2,150,585	$986,958	$0	$97,221	$25,025,639

Gary L. Ellis	2013	$716,461	$0	$800,029	$615,487	$1,302,580	$401,356	$37,186	$3,873,099
Senior Vice President and Chief Financial Officer	2012	$688,731	$0	$800,008	$632,116	$654,806	$424,302	$150,449	$3,350,412
	2011	$675,000	$0	$667,021	$579,939	$616,985	$461,287	$32,566	$3,032,798

Christopher J. O’Connell	2013	$630,212	$0	$734,014	$565,564	$1,168,604	$252,198	$37,776	$3,388,368
Executive Vice President & President, Restorative Therapies Group	2012	$589,769	$0	$734,015	$579,173	$382,243	$239,509	$124,710	$2,649,420
	2011	$576,981	$0	$667,021	$579,939	$351,240	$160,467	$112,296	$2,447,943

Michael J. Coyle	2013	$670,154	$0	$734,014	$565,564	$1,210,414	$—	$84,549	$3,264,695
Executive Vice President & Group President, Cardiac and Vascular Group	2012	$626,769	$0	$734,015	$579,173	$544,938	$—	$115,317	$2,600,212
	2011	$615,000	$0	$667,021	$579,939	$246,000	$—	$385,245	$2,493,205

D. Cameron Findlay	2013	$637,423	$0	$600,003	$466,455	$1,085,559	$—	$82,928	$2,872,368
Senior Vice President, General Counsel and Secretary	2012	$607,654	$400,000	$600,006	$474,087	$474,658	$—	$94,634	$2,651,040

Salary.    The salary column represents the base salary earned by the NEO during the applicable fiscal year. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which deferred amounts also are included in the 2013 Nonqualified Deferred Compensation Table on page 58 of this proxy statement. Each of the NEOs also contributed a portion of his salary to the Medtronic, Inc. Savings and Investment Plan, also referred to as the 401(k) Plan.

Stock Awards.    The stock awards column represents aggregate grant date fair value of restricted stock unit awards and performance-based restricted stock units assuming full (maximum) achievement of applicable performance criteria over the performance period (collectively, the “restricted stock awards”) granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. Accordingly, the grant date fair value was determined by multiplying the numbers of restricted stock awards by the closing stock price on the date of grant. For a description of the vesting terms of the stock awards, see the narrative disclosure following the 2013 Grants of Plan-Based Awards table on page 51 and the footnotes to the 2013 Outstanding Equity Awards at Fiscal Year End table on page 53 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 12 to the Company’s Form 10-K.

Option Awards.    The option awards column represents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The fair value of each stock option award is estimated on the date of grant using the Black-Scholes option valuation model. The following table provides the assumptions underlying this estimation:

	Stock Option Grant Date
	August 2, 2010	August 1, 2011	August 24, 2011	July 30, 2012	October 29, 2012
Fair value of options granted	$8.17	$6.89	$6.53	$7.23	$8.05
Assumption used:
Risk-free rate(1)	2.25%	1.83%	1.83%	0.91%	1.06%
Expected volatility(2)	26.03%	25.95%	25.95%	26.31%	26.18%
Expected life(3)	6.3 yrs	6.4 yrs	6.4 yrs	6.5 yrs	6.5 yrs
Dividend yield(4)	2.40%	2.78%	2.78%	2.68%	2.50%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the expected term of the option.

(2)

The expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s common stock. Implied volatility is based on market traded options of the Company’s common stock.

(3)

The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. The Company calculates the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of a new employee option.

(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

For a description of the vesting terms of the option awards, see the narrative disclosure following the 2013 Grants of Plan-Based Awards table on page 51 and the footnotes to the 2013 Outstanding Equity Awards at Fiscal Year End table on page 53 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 12 to the Company’s Form 10-K.

Non-Equity Incentive Plan Compensation.    This column reflects the MIP and LTPP payments earned by the NEOs during the applicable fiscal year(s) and payable subsequent to fiscal year end, including any amounts deferred under the Capital Accumulation Plan (which are included in the 2013 Nonqualified Deferred Compensation table on page 58 of this proxy statement). The table below reflects the compensation received by the NEO under each plan for the performance period ending through fiscal year 2013.

Name	MIP	2011-2013 LTPP	Total Non-Equity Incentive Plan Compensation
Omar Ishrak	$2,417,098	$—	$2,417,098
Gary L. Ellis	$793,525	$509,054	$1,302,580
Christopher J. O’Connell	$659,550	$509,054	$1,168,604
Michael J. Coyle	$701,359	$509,054	$1,210,414
D. Cameron Findlay	$627,639	$457,920	$1,085,559

For a more detailed description of the terms of the non-equity incentive plan awards, see page 36 of the Compensation Discussion and Analysis and the narrative disclosure following the 2013 Grants of Plan-Based Awards on page 51 of this proxy statement.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    This column includes the estimated aggregate increase in the accrued pension benefit under Medtronic’s defined benefit pension plan. The change in the present value of the accrued pension benefit is impacted by variables such as additional years of service, age and the discount rate used to calculate the present value of the change. Mr. Ishrak’s value is currently an unvested benefit and subject to additional service requirements, please see the Pension Benefits table for more information. The pension values are calculated based on the accrued pension benefits (qualified plan and NRPS) as of April 26, 2013, and the fiscal year-end 2013 ASC 715 disclosure assumptions. For fiscal year 2013, the change in pension value reflects not only the increase due to additional service and pay for the year, but also a slight increase in present value due to the lower discount rate (4.55% for fiscal 2013 year-end; down from 5.05% in fiscal year 2012). Assumptions are described in Note 14 to our consolidated financial statements in our annual report for fiscal year 2013 accompanying this proxy statement.

All Other Compensation.    The all other compensation column includes the following:

Name	Fiscal Year	Perquisites and Other Personal Benefits(1)	Tax Gross-ups(2)	Registrant Contributions to Defined Contribution Plans(3)	Total
Omar Ishrak	2013	$52,150	$8,466	$13,125	$73,741
Gary L. Ellis	2013	$24,060	$1	$13,125	$37,186
Christopher J. O’Connell	2013	$24,650	$1	$13,125	$37,776
Michael J. Coyle	2013	$24,000	$1	$60,548	$84,549
D. Cameron Findlay	2013	$24,000	$1,232	$57,696	$82,928

(1)

This column represents the aggregate incremental cost of the executives’ business allowances, physical exams, and relocation expenses. The value of perquisites and other personal benefits for Mr. Ishrak includes a $40,000 business allowance, relocation expenses and a reimbursement for expenses related to a physical exam. The value of perquisites and other personal benefits for Messrs. Ellis, Coyle, O’Connell, and Findlay includes a business allowance of $24,000 and for Messrs. Ellis and O’Connell the value also includes a reimbursement for expenses related to a physical exam. All relocation expenses are subject to a clawback requirement if the employee leaves the Company before the second anniversary of the employee’s start of employment, the employee would have to repay all relocation expenses to Medtronic. The Company occasionally allows its executives to use tickets for sporting and special events previously acquired by the Company when no other business use has been arranged. There is no incremental cost to the Company for the use.

(2)

Tax gross-ups for Mr. Ishrak are related to elements of his relocation expenses and are in accordance with Medtronic’s relocation policy. Tax gross-ups for Messrs. Ellis, Coyle, O’Connell, and Findlay are related to Medtronic’s company-wide Healthy Incentive Rewards Program available to all employees. Additionally, Mr. Findlay received a tax gross-up in connection with the administrative correction of imputed income related to life insurance. Tax gross-ups received by Messrs. Ishrak and Findlay are provided to all employees for payments related to relocation and corrective administration actions that are taxed as income.

(3)

This amount reflects the contribution by Medtronic to match contributions to the Medtronic, Inc. Savings and Investment Plan or 401(k) Plan. Medtronic matches employee contributions of up to 6% of eligible compensation. The plan makes a minimum contribution of $0.50 and a maximum contribution of $1.50, with any contribution over the minimum determined based on diluted EPS performance target levels. The fiscal year 2013 match of $0.875 was based on achievement of an adjusted diluted EPS of $3.69. Amounts for Mr. Findlay and Mr. Coyle also include $44,571 and $47,423, respectively, in Company contributions to the qualified defined contribution ($12,500 for each of Messrs. Findlay and Coyle) and nonqualified defined contribution plans ($32,071 for Mr. Findlay, $34,923 for Mr. Coyle). For additional information, see the 2013 Nonqualified Deferred Compensation table on page 58.

2013 GRANTS OF PLAN-BASED AWARDS

The following table summarizes all plan-based award grants to each of the NEOs during fiscal year 2013. Threshold amounts assume attainment of plan performance thresholds. You should refer to the Compensation Discussion and Analysis sections entitled “Annual Incentive Plan” on page 36 and “Long-Term Incentive Plan” beginning on page 38 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

Name	Award Type	Grant Date	Approval Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards Target (# of shares)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards
				Threshold	Target	Maximum
Omar Ishrak	MIP			$327,666	$1,965,600	$3,931,200
	LTPP			$704,250	$2,817,000	$5,634,000
	OPT	07/30/2012	06/21/2012					290,338	38.81	$2,099,144
	PBRSU	07/30/2012	06/21/2012				72,585			$2,817,024
Gary L. Ellis	MIP			$107,572	$645,300	$1,290,600
	LTPP			$200,000	$800,000	$1,600,000
	OPT	07/30/2012	06/21/2012					82,453	38.81	$596,135
	OPT	10/29/2012	08/23/2012					2,404	41.60	$19,352
	PBRSU	07/30/2012	06/21/2012				20,614			$800,029
Christopher J. O’Connell	MIP			$89,410	$536,350	$1,072,700
	LTPP			$183,250	$733,000	$1,466,000
	OPT	07/30/2012	06/21/2012					75,548	38.81	$546,212
	OPT	10/29/2012	08/23/2012					2,404	41.60	$19,352
	PBRSU	07/30/2012	06/21/2012				18,913			$734,014
Michael J. Coyle	MIP			$95,077	$570,350	$1,140,700
	LTPP			$183,250	$733,000	$1,466,000
	OPT	07/30/2012	06/21/2012					75,548	38.81	$546,212
	OPT	10/29/2012	08/23/2012					2,404	41.60	$19,352
	PBRSU	07/30/2012	06/21/2012				18,913			$734,014
D. Cameron Findlay	MIP			$85,084	$510,400	$1,020,800
	LTPP			$150,000	$600,000	$1,200,000
	OPT	07/30/2012	06/21/2012					61,840	38.81	$447,103
	OPT	10/29/2012	08/23/2012					2,404	41.60	$19,352
	PBRSU	07/30/2012	06/21/2012				15,460			$600,003

MIP = Annual performance-based plan award granted under the Medtronic, Inc. Executive Incentive Plan

LTPP = Long-term performance plan award granted under Medtronic, Inc. 2008 Stock Award and Incentive Plan

OPT = Nonqualified stock options granted under the Medtronic, Inc. 2008 Stock Award and Incentive Plan

PBRSU = Performance-based restricted stock units granted under the Medtronic, Inc. 2008 Stock Award and Incentive Plan

Estimated Future Payouts Under Non-Equity Incentive Plan Awards.    Amounts in these columns represent future potential cash payments under the 2013-2015 LTPP and 2013 MIP at threshold, target and maximum performance. The LTPP provides for annual grants that are earned over a three-year period. Awards under the LTPP can range from 50% to 200% of the target grant based on the Company’s 3-year performance relative to the following metrics: three-year cumulative compounded annual revenue growth rate and ROIC (rolling 12-month profit after tax excluding one-time items plus interest expense net of tax all divided by the difference of Average Asset Base and Average Non-Interest Bearing Liabilities) for each year averaged over the three-year period. Earned payouts under the MIP can range from 50% to 200% of the target grant based on Company performance relative to annual revenue growth, diluted EPS and a cash flow measure as described on page 37 of this proxy statement in fiscal year 2013. The maximum dollar value that may be paid to any participant in qualified performance-based awards denominated in cash in any fiscal year is $10 million. Both the MIP and LTPP have separate diluted EPS goals to support the Company’s compliance with Section 162(m).

Estimated Future Payouts Under Equity Incentive Plan Awards.    Amounts in this column represent grants of performance-based restricted stock units (PBRSUs). PBRSUs vest 100% on the third anniversary of the date of grant provided Medtronic achieves a minimum three-year cumulative diluted EPS threshold growth rate. Unvested PBRSUs receive dividend equivalent units (“DEUs”) which are credited and added to the share balance. DEUs are only paid to the extent the underlying PBRSUs are earned.

All Other Option Awards/Exercise or Base Price of Option Awards.    The exercise or base price of the July 30, 2012 stock option grant represents the closing market price of Medtronic common stock on the date of grant. The exercise or base price of the October 29, 2012 stock option grant represents the closing stock price of Medtronic common stock on October 26, 2012. The NYSE was closed on October 29, 2012 due to the impact of Hurricane Sandy. As provided in the shareholder approved Medtronic, Inc. 2008 Stock Award and Incentive Plan, if Medtronic shares were not traded on the grant date, the exercise or base price will be the closing stock price of Medtronic common stock on the next preceding date on which shares were traded. Option awards vest 25% on each anniversary of the date of grant over a four year period.

Grant Date Fair Value of Stock and Option Awards.    This column represents the grant date fair value of each equity award granted in fiscal year 2013 computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions used in calculating the amount recognized for stock options granted on July 30, 2012 and October 29, 2012, see page 49 of this proxy statement. Additional information regarding the assumptions used to calculate these amounts are incorporated by reference to Note 12 to the Company’s Form 10-K.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below reflects all outstanding equity awards made to each of the NEOs that were outstanding at the end of fiscal year 2013. The market or payout value of unearned shares, units or other rights that have not vested equals $46.36, which was the closing price of Medtronic’s common stock on the New York Stock Exchange on April 26, 2013, and for performance-based restricted stock units and for performance share plan awards presumes that the target performance goals are met.

	OPTION AWARDS					STOCK AWARDS
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Grant Date	Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
		Exer- cisable	Unexer- cisable				Number (#) (1)	Market Value ($)	Number (#) (1)	Market or Payout Value ($)
Omar Ishrak	08/24/2011	80,753	242,260	34.88	08/24/2021	06/13/2011	261,562	12,126,015
	07/30/2012	0	290,338	38.81	07/30/2022	06/13/2011			121,440	5,629,976
						08/24/2011			84,404	3,912,950
						07/30/2012			73,917	3,426,788
Gary L. Ellis	10/23/2003	32,602	0	46.01	10/23/2013	08/02/2010			19,034	882,414
	04/30/2004	4,246	0	50.46	04/30/2014	08/01/2011			23,973	1,111,368
	10/21/2004	30,000	0	50.00	10/21/2014	07/30/2012			20,992	973,201
	10/19/2005	37,011	0	56.74	10/19/2015
	10/30/2006	41,068	0	48.70	10/30/2016
	10/29/2007	41,868	0	47.77	10/29/2017
	10/27/2008	55,188	0	36.24	10/27/2018
	08/03/2009	37,584	12,528	35.92	08/03/2019
	08/02/2010	35,492	35,492	37.53	08/02/2020
	08/01/2011	22,936	68,808	34.88	08/01/2021
	07/30/2012	0	82,453	38.81	07/30/2022
	10/29/2012	0	2,404	41.60	10/29/2022
Christopher J. O’Connell	10/23/2003	30,429	0	46.01	10/23/2013	11/02/2009	7,529	349,046
	04/30/2004	1,982	0	50.46	04/30/2014	08/02/2010			19,034	882,414
	10/21/2004	28,000	0	50.00	10/21/2014	08/01/2011			21,995	1,019,691
	04/29/2005	11,423	0	52.70	04/29/2015	07/30/2012			19,260	892,896
	10/19/2005	17,625	0	56.74	10/19/2015
	10/30/2006	15,401	0	48.70	10/30/2016
	10/29/2007	17,794	0	47.77	10/29/2017
	10/27/2008	33,113	0	36.24	10/27/2018
	08/03/2009	25,056	8,352	35.92	08/03/2019
	11/02/2009	20,764	6,922	36.12	11/02/2019
	08/02/2010	35,492	35,492	37.53	08/02/2020
	08/01/2011	21,015	63,045	34.88	08/01/2021
	07/30/2012	0	75,548	38.81	07/30/2022
	10/29/2012	0	2,404	41.60	10/29/2022
Michael J. Coyle	02/01/2010	17,381	5,794	43.15	02/01/2020	02/01/2010	18,816	872,327
	08/02/2010	35,492	35,492	37.53	08/02/2020	08/02/2010			19,034	882,414
	08/01/2011	21,015	63,045	34.88	08/01/2021	08/01/2011			21,995	1,019,691
	07/30/2012	0	75,548	38.81	07/30/2022	07/30/2012			19,260	892,896
	10/29/2012	0	2,404	41.60	10/29/2022
D. Cameron Findlay	11/02/2009	33,222	11,075	36.12	11/02/2019	11/02/2009	22,586	1,047,086
	08/02/2010	31,974	31,975	37.53	08/02/2020	08/02/2010			17,122	793,790
	08/01/2011	17,202	51,606	34.88	08/01/2021	08/01/2011			17,979	833,526
	07/30/2012	0	61,840	38.81	07/30/2022	07/30/2012			15,744	729,877
	10/29/2012	0	2,404	41.60	10/29/2022

1)	Amounts in these columns may include dividend equivalents that will be distributed upon distribution of the underlying awards.

The amounts shown in the column entitled “Shares or Units of Stock That Have Not Vested” of the 2013 Outstanding Equity Awards at Fiscal Year End table that correspond to a November 2, 2009, February 1, 2010 and June 13, 2011 grant date reflect time-based restricted stock unit awards that vest 100% on the fourth anniversary of the date of grant. The June 13, 2011 grant to Mr. Ishrak reflects a performance based restricted stock unit award that vests 35% on the first anniversary and 21 2/3% on the second, third, and fourth anniversary of the date of the grant provided that the established minimum diluted EPS threshold is achieved. The amounts shown in the column entitled “Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested” of the 2013 Outstanding Equity Awards at Fiscal Year End table that correspond to an August 2, 2010, August 1, 2011, August 24, 2011 and July 30, 2012 grant date reflect performance-based restricted stock or restricted stock unit awards that vest on the third anniversary of the date of grant provided that the established performance threshold for each award is achieved, except that the August 24, 2011 grant vests on August 1, 2014.

The table below shows the vesting schedule for all unexercisable options. All options vest on the anniversary of the grant date in the year indicated except Mr. Ishrak’s August 24, 2011 option grant which vests on the anniversary of August 1, 2011.

		VESTING SCHEDULE FOR UNEXERCISABLE OPTIONS
Name	Grant Date	2013	2014	2015	2016
Omar Ishrak	08/24/2011	80,753	80,753	80,754
	07/30/2012	72,584	72,585	72,584	72,585
Gary L. Ellis	08/03/2009	12,528
	08/02/2010	17,746	17,746
	08/01/2011	22,936	22,936	22,936
	07/30/2012	20,613	20,613	20,613	20,614
	10/29/2012	601	601	601	601
Christopher J. O’Connell	08/03/2009	8,352
	11/02/2009	6,922
	08/02/2010	17,746	17,746
	08/01/2011	21,015	21,015	21,015
	07/30/2012	18,887	18,887	18,887	18,887
	10/29/2012	601	601	601	601
Michael J. Coyle	02/01/2010		5,794
	08/02/2010	17,746	17,746
	08/01/2011	21,015	21,015	21,015
	07/30/2012	18,887	18,887	18,887	18,887
	10/29/2012	601	601	601	601
D. Cameron Findlay	11/02/2009	11,075
	08/02/2010	15,987	15,988
	08/01/2011	17,202	17,202	17,202
	07/30/2012	15,460	15,460	15,460	15,460
	10/29/2012	601	601	601	601

		VESTING SCHEDULE FOR UNVESTED RESTRICTED STOCK AND RSUS
Name	Grant Date	2013	2014	2015	2016
Omar Ishrak	06/13/2011	40,480	40,480	40,480
	06/13/2011			261,562
	08/24/2011		84,404
	07/30/2012			73,917
Gary L. Ellis	08/02/2010	19,034
	08/01/2011		23,973
	07/30/2012			20,992
Christopher J. O’Connell	11/02/2009	7,529
	08/02/2010	19,034
	08/01/2011		21,995
	07/30/2012			19,260
Michael J. Coyle	02/01/2010		18,816
	08/02/2010	19,034
	08/01/2011		21,995
	07/30/2012			19,260
D. Cameron Findlay	11/02/2009	22,586
	08/02/2010	17,122
	08/01/2011		17,979
	07/30/2012			15,744

Mr. Ellis also owns 32,830 vested and deferred stock units including associated dividend equivalents, respectively, which will be distributed following his retirement.

2013 OPTION EXERCISES AND STOCK VESTED

The table below includes information related to options exercised by each of the NEOs and restricted stock awards that have vested during fiscal year 2013. The table also includes the value realized for such options and restricted stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(1) ($)
Omar Ishrak			63,787	$2,369,687
Gary L. Ellis			14,954	$595,319
Christopher J. O’Connell			7,477	$297,659
Michael J. Coyle	—	—	—	0
D. Cameron Findlay	—	—	—	0

2013 PENSION BENEFITS

The table below includes information with respect to Medtronic’s pension plan for each of the NEOs as of April 26, 2013, which is the measurement date used for financial statement reporting purposes. A narrative description of the material factors necessary to understand the information in the table is provided below.

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Omar Ishrak	Medtronic, Inc. Personal (Personal Pension Account)	1.83	$25,016	(2)	$0
	Medtronic, Inc. NRPS	1.83	$199,364	(2)	$0
Gary L. Ellis	Medtronic, Inc. Retirement Plan
	(Medtronic Retirement Plan)	23.42	$558,648		$0
	Medtronic, Inc. NRPS	23.42	$1,978,887		$0
Christopher J. O’Connell	Medtronic, Inc. Retirement Plan
	(Medtronic Retirement Plan)	18.75	$272,549		$0
	Medtronic, Inc. NRPS	18.75	$734,621		$0
Michael J. Coyle(3)
D. Cameron Findlay(3)

(1)

The present value of the accumulated benefits are calculated using the assumptions described in Note 14 to our consolidation financial statements in our annual report for fiscal year 2013 accompanying this proxy statement. Further, in accordance with the disclosure requirements the accumulated benefit is calculated using the retirement age at which the benefit is unreduced under the plan (i.e., age 65). Only the Medtronic Retirement Plan component of the Medtronic, Inc. Retirement Plan is reduced for early commencement if the benefit is commenced before the normal retirement age of 65. The Personal Pension Account Plan is an account based plan and therefore is not reduced for early commencement. Please see below for additional detail.

(2)	Mr. Ishrak’s benefit under the Medtronic, Inc. Retirement Plan (Personal Pension Account) and the Medtronic, Inc. NRPS is not vested until the 3-year service requirement has been met.

(3)	Messrs. Findlay and Coyle do not participate in the Company’s defined benefit pension plans.

The Medtronic, Inc. Retirement Plan consists of two types of benefits, the Medtronic Retirement Plan (MRP) and the Personal Pension Account (PPA). Employees hired prior to May 1, 2005 had the option of continuing in the MRP or electing to participate in one of the new plans. The MRP is the final average pay component of the Medtronic, Inc. Retirement Plan. Employees hired on or after May 1, 2005 choose within 60 days of their hire date to participate in one of the new retirement plans: the Personal Pension Account or the Personal Investment Account (PIA). The PPA is a cash balance component of the Medtronic, Inc. Retirement Plan, and the PIA is a component of the Medtronic, Inc. 401(k) Plan.

Messrs. Ellis and O’Connell participate in the MRP component of the Medtronic, Inc. Retirement Plan. The Medtronic, Inc. Retirement Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers all eligible employees employed with the Company prior to April 30, 2005 who elected to remain in the MRP, including the Messrs. Ellis and O’Connell. Effective May 1, 2005, the Company froze the MRP to new entrants and provided all eligible employees the option of continuing to accrue retirement benefits under the MRP or participate in one of two new options being offered. All eligible NEOs hired prior to May 1, 2005, elected to continue participation in the MRP. Benefits under the MRP are based upon the employee’s years of credited service and the average of the employee’s highest five consecutive years of covered compensation during the employee’s career while covered under the MRP. Employees have the option of providing for a survivorship benefit upon the employee’s death by making the appropriate election at the time of retirement. Covered compensation includes base salary, formula bonus and incentive plan payments, sales commissions, salary reduction contributions (such as to a cafeteria plan or medical plan) or salary continuation payments for short-term disability, but excludes compensation paid under the LTPP or the performance share plan (the predecessor to the LTPP). In addition, the IRS limits the amount of covered compensation that can be used in the benefit calculation. For the most recent plan year, that limit is $250,000. Normal retirement age under the plan is age 65. Eligible employees may retire upon reaching age 55 with at least ten years of service or upon reaching age 62 without regard to years of service. Any retirement prior to normal retirement age is considered “early retirement” and the benefit includes a reduction for early commencement of benefits.

Benefits under the MRP are calculated as a monthly annuity by taking 40% of the final average covered compensation less a social security allowance (which varies by individual based upon year of birth) and multiplying this result by years of credited service under the MRP. That result is then divided by 30 to yield the benefit at normal retirement age, with an early retirement factor applied to calculate the early retirement benefit. The age at the time that benefits are commenced is used to determine the early retirement reduction amount. The maximum reduction amount is 50% and applies if benefits are commenced at age 55. Employees with over 30 years of service receive 0.5% for every year of credited service in excess of 30 years.

Mr. Ishrak is a participant in the Personal Pension Account (PPA) component of the Medtronic Inc. Retirement Plan. The PPA is a tax-qualified cash balance defined benefit pension plan available to employees hired after April 30, 2005. The Company contributes 5% of eligible compensation for each year of participation into the participant’s account. Eligible compensation under the PPA matches the MRP discussed above. Additionally, each year a participant’s account will earn interest at a rate equal to the 10-year U.S. Treasury bond rate. For the fiscal year ended April 26, 2013 the interest rate was equal to 2.17%. Each participant’s account has a 3-year vesting requirement. The PPA value will be forfeited if the participant leaves the Company before the 3-year service requirement. Vested benefits in the PPA are portable and participants may receive distributions for any purpose, but may then be subject to taxation. A PPA participant leaving the Company may receive distributions in the following ways: 1) roll over benefit into another tax-qualified plan or certain IRAs; 2) lump-sum cash payment; 3) leave the PPA balance in the plan (which will continue to earn returns equal to the 10-year U.S. Treasury bond rate); and 4) various monthly annuity options, including single life, ten-year certain and joint and survivor options.

The benefits currently paid under the Medtronic, Inc. Retirement Plan are limited to an annual maximum of $200,000, in accordance with IRS requirements. The Company also has an unfunded Nonqualified Retirement Plan Supplement (the “NRPS”) that provides an amount substantially equal to the difference between the amount that would have been payable to the executive under the Medtronic, Inc. Retirement Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the plan. This is available to all participating employees whose income or benefits exceed the IRS maximum, not just the executive officers. Compensation used in the calculation of the NRPS benefit includes eligible compensation in excess of the IRS limitation and amounts deferred (excluding amounts paid and deferred under the LTPP or the performance share plan) pursuant to the Capital Accumulation Plan. NRPS benefits are determined based on the qualified plan formula that the executive elected to participate in. The NRPS benefit is calculated based on the MRP or PPA respective formula. The NRPS benefit calculated on the MRP formula is reduced based on the participant’s age at the end of the month following separation from service (within the meaning of Section 409A of the Internal Revenue Code, generally, retirement, termination of employment, or significant reduction in work schedule). Upon separation from service, the amount of retirement benefits earned under the NRPS is calculated. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. Upon separation from service, the amount of retirement benefits earned under the NRPS are calculated. If the lump sum value is less than $100,000, it is paid out as a lump sum six months after separation from service. If the lump sum value exceeds $100,000, the value is paid out over a 15 year period in the form of a monthly annuity commencing six months after the separation from service. In the event of the employee’s death prior to the completion of the 15 year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

2013 NONQUALIFIED DEFERRED COMPENSATION

Name		Executive Contributions in Last FY(2)	Registrants Contributions in Last FY(3)	Aggregate Earnings in Last FY(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(5)
Omar Ishrak(1)	CAP	$0	$0	$0	$0	$0
	NRPS	$0	$0	$0	$0	$0
	RSUs	$0	$0	$0	$0	$0
	ESOP	$0	$0	$0	$0	$0
Gary L. Ellis	CAP	$491,654	$0	$116,486	$0	$1,324,355
	NRPS	$0	$0	$0	$0	$0
	RSUs	$0	$0	$314,974	$0	$1,522,003
	ESOP	$0	$0	$12,620	$0	$60,982
Christopher J. O’Connell	CAP	$0	$0	$192,222	$0	$1,927,437
	NRPS	$0	$0	$0	$0	$0
	RSUs	$0	$0	$0	$0	$0
	ESOP	$0	$0	$3,748	$0	$18,120
Michael J. Coyle	CAP	$693,558	$0	$42,921	$0	$1,000,580
	NRPS	$0	$34,923	$6,713	$0	$105,899
	RSUs	$0	$0	$0	$0	$0
	ESOP	$0	$0	$0	$0	$0
D. Cameron Findlay(1)	CAP	$0	$0	$0	$0	$0
	NRPS	$0	$32,071	$10,991	$0	$122,544
	RSUs	$0	$0	$0	$0	$0
	ESOP	$0	$0	$0	$0	$0

CAP = Capital Accumulation Plan

NRPS = Nonqualified Retirement Plan Supplement

RSUs = Restricted Stock Units

ESOP = Employee Stock Ownership Plan

(1)	Messrs. Ishrak and Findlay have not participated in the Capital Accumulation Plan (CAP).

(2)	The following amounts of Executive Contributions from the table above have been reported in Salary and Non-Equity Incentive Plan Compensation columns in the current year’s Summary Compensation Table:

Name	Contributions
Omar Ishrak	$0
Gary L. Ellis	491,654
Christopher J. O’Connell	0
Michael J. Coyle	693,558
D. Cameron Findlay	0

(3)	These amounts are included in the current year’s Summary Compensation Table in the All Other Compensation column.

(4)	No amounts of Aggregate Earnings from the table above have been reported in the current year’s Summary Compensation Table for any of our NEOs since the earnings were not preferential or above market.

(5)	The following amounts of Aggregate Balance from the table above have been reported in the Summary Compensation Table from prior fiscal years:

Name	Contributions
Omar Ishrak	$0
Gary L. Ellis	$1,138,811
Christopher J. O’Connell	$174,320
Michael J. Coyle	$956,547
D. Cameron Findlay	$0

Capital Accumulation Plan

The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:

•	Up to 50% of their base salary;

•	Up to 100% of their annual incentive plan payments;

•	Up to 80% of their commissions (applicable only to those executives in a commission plan); and

•	Up to 100% of their cash long-term incentive plan payments.

The minimum amount of each reward element that may be deferred is 10%. Medtronic does not make any contributions to the Capital Accumulation Plan — the aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus gains (or losses).

Participants receive credits of gains or losses daily based on funds that are indexed to 26 investment alternatives, which are all also available under the 401(k) Plan. Investment returns for these investment alternatives are shown below:

Return on Funds April 27, 2012 to April 26, 2013
Medtronic Common Stock Fund	24.97%
Interest Income Fund	2.25%
Wellington Fund Inv	14.79%
IronBridge SMID Fund	14.00%
Inst Index Fund Inst	16.90%
PRIMECAP Fund Investor	23.87%
Windsor II Fund Inv	18.47%
International Growth Inv	12.72%
Total Bond Mkt Index Inst	3.62%
Extended Mkt Index Inst	18.66%
Target Retirement Income	7.49%
Target Retirement 2010	9.05%
Target Retirement 2015	10.62%
Target Retirement 2020	11.72%
Target Retirement 2025	12.69%
Target Retirement 2030	13.63%
Target Retirement 2035	14.54%
Target Retirement 2040	15.09%
Target Retirement 2045	15.11%
Target Retirement 2050	15.22%
Target Retirement 2055	15.11%
Target Retirement 2060	15.42%
Inflation-Protect Sec Inv	4.53%
10T-100	3.96%
10T-120	4.76%

When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over five, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).

RSUs

The Medtronic, Inc. 2003 Long-Term Incentive Plan permitted a participant to defer the issuance of shares or cash deliverable upon the exercise of an option or stock appreciation right, vesting of restricted stock, or satisfaction of other stock-based awards or other cash-based awards, for a specified period or until a specified date.

Participants are entitled to receive dividend equivalents on the RSUs generally in the same manner and at the same time as if each RSU were a share. These dividend equivalents are credited in the form of additional RSUs.

The deferred RSUs are payable on the date six months or one year following a separation from service, pursuant to individual award agreements. The Company may require participants to return or forfeit the shares received or receivable in the event the participant is involved in performing services for or on behalf of a competitor, a violation of applicable business ethics policies or any other occurrence determined by the Compensation Committee.

ESOP

Medtronic previously sponsored a non-qualified employee stock ownership plan (“ESOP”) to restore certain qualified employee benefits that could not be allocated due to IRS limitations. The qualified ESOP expired in May 2005, and accordingly no additional contributions were made by Medtronic into the non-qualified ESOP. All participants in the ESOP are fully vested. Dividends are credited to the ESOP account each year and the account balance is distributed in a lump sum of shares of Medtronic stock in the fiscal year following termination or retirement. Active employees cannot take distributions from the account.

Nonqualified Retirement Plan Supplement (NRPS)

The NRPS benefit calculated based on the Personal Investment Account formula is equal to 5% of the eligible compensation in excess of the IRS limitation and amounts deferred (excluding any LTPP CAP deferrals). Upon separation from service, within the meaning of Section 409A of the Internal Revenue Code (generally, retirement, termination of employment, or significant reduction in work schedule), the amount of retirement benefits earned under the NRPS are calculated. If the lump-sum value is less than $100,000, it is paid out as a lump sum six months after separation from service. If the lump-sum value exceeds $100,000, the value is paid out over a 15-year period in the form of a monthly annuity commencing six months after separation from service. The monthly benefit is the sum of the monthly principal amount and the monthly interest. The monthly interest is determined based on a declining balance schedule using an interest rate of 6%. In the event of the employee’s death prior to the completion of the 15-year payment cycle, any remaining benefits from the NRPS are payable per the beneficiary designation on record. If a beneficiary is not named, the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Letter Agreements.    Mr. Ishrak is party to a letter agreement with the Company which provides severance payments and benefits under certain termination events. In the event Mr. Ishrak’s employment is terminated by the Company without “cause” (as defined in the letter agreement with Mr. Ishrak) or by Mr. Ishrak for “good reason” (generally defined to include material reduction in salary or MIP target award, material adverse change in title, position and authority, required relocation in excess of 50 miles, and material breach by the Company of the letter agreement with Mr. Ishrak), Mr. Ishrak will be entitled to the following payments:

(i) a pro rata MIP bonus for the year of termination based on actual performance and paid when MIP bonuses are paid generally, (ii) a lump sum equal to two times the sum of Mr. Ishrak’s annual base salary and target annual cash opportunity under the MIP, (iii) the value of 24 months of continued welfare benefits, (iv) full vesting of the time-based RSUs granted upon his appointment to CEO on June 13, 2011, and (v) full satisfaction of the time vesting requirement of the PBRSUs granted to Mr. Ishrak on June 13, 2011, however the PBRSUs will still be subject to the Company’s achievement of minimum earnings goals otherwise applicable to such PBRSUs under the terms of the award. These severance payments and benefits are subject to Mr. Ishrak’s execution of a general release and continued compliance with the Company’s standard confidentiality policies, a two-year non-competition and one-year non-solicitation agreement.

Messrs. Coyle and Findlay are each party to letter agreements with the Company that specify cash severance payments under certain termination events. Mr. Findlay is entitled to receive one times his annual base salary upon termination by the Company without cause. Mr. Coyle is entitled to receive one times his annual base salary plus his MIP bonus upon termination by the Company without cause. Except as disclosed in this section, no other NEO is party to any agreement that provides for severance benefits in excess of the broad-based plans or benefits available to all employees of Medtronic.

The table below illustrates the payments due to Messrs. Ishrak, Coyle and Findlay upon involuntary termination as described in the section above assuming a termination date of April 26, 2013.

Name	Severance Amount(1)	Restricted Stock Unit Vesting(2)	Welfare Benefits(3)	Total
Omar Ishrak	$9,156,298	$16,874,717	$28,553	$26,059,568
Michael J. Coyle	$1,241,350			$1,241,350
D. Cameron Findlay	$638,000			$638,000

(1)

Mr. Ishrak’s amount includes the fiscal year 2013 earned MIP payment ($2,417,098), plus two times Mr. Ishrak’s base salary ($1,404,000) plus his target MIP opportunity ($1,965,600). Mr. Coyle’s amount represents his current base salary ($671,000) plus his target MIP opportunity ($570,350). Mr. Findlay’s amount represents his current base salary.

(2)

This amount represents the value of the unvested RSUs ($11,524,169) and PBRSUs ($5,350,548) granted on June 13, 2011 using April 26, 2013’s closing price of $46.36. For purposes of this award, it is assumed the PBRSUs will pay out at a target level of performance.

(3)	Amount represents payments for health benefits.

Change-of-Control Agreements.    NEOs are not entitled to any benefits upon death, disability, early retirement, normal retirement or termination for cause other than those benefits that are offered to all employees. Under Medtronic’s change-of-control agreements, no benefits are payable to an executive officer unless both a change of control and a termination of the executive for other than cause or for “good reason” as defined by the agreement occurs. This is known as a double trigger. Absent a “change of control,” the agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

Each agreement provides that for three years after a “change of control”— the first trigger — there will be no adverse change in the executive’s salary, bonus opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates his employment for good reason (as defined in the agreements, and including compensation reductions, demotions, relocation and excess travel) — the second trigger — the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued vacation pay, accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to three times the sum of his or her base salary and annual bonus. Additionally, the executive is entitled to certain retirement and welfare benefits as further described below. None of the change of control agreements include provisions for an excise tax gross up.

Generally, and subject to certain exceptions, a “change of control” is deemed to have occurred if:

•

a majority of Medtronic’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships;

•	another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or

•

Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.

If a “change of control” of Medtronic occurs, awards under Medtronic’s annual incentive plans will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. On August 27, 2008, shareholders approved the Medtronic, Inc. 2008 Stock Award and Incentive Plan, which is the only plan under which equity compensation awards may be granted. Generally, Medtronic’s previous long-term incentive plans and related agreements provide that in the event of a “change of control” of Medtronic, all stock options will become immediately exercisable in full, all restrictions under outstanding restricted stock or units will immediately lapse, and performance cash awards will immediately vest and pay out in full based on certain assumptions as to the anticipated performance which would have been achieved during the remainder of the performance period. However, for awards granted under the Medtronic, Inc. 2008 Stock Award and Incentive Plan and related agreements, stock options will only become exercisable in full, and all restrictions under such outstanding restricted stock or units (including PBRSUs) will only lapse, if the award is not replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan or, if a replacement award is granted, upon termination of a participant’s employment by the Company without cause or by the participant for good reason during the two years following the date of the change of control.

If a “change of control” occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the 401(k) Plan will equal the greater of Medtronic’s target percentage matching contribution, or if the “change of control” occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change of control” and disregarding the effects of the “change of control.”

The table below reflects estimated payments for our NEOs as a result of the change of control agreements, assuming (1) the change of control occurred and (2) the Company terminates employment other than for cause or disability or the executive terminates employment for good reason, on April 26, 2013.

Name	Severance Amount(1)(2)	Long-Term Performance Plan Payouts(3)	Accelerated Vesting of Stock Options(4)	Restricted Stock Unit Vesting(5)	Present Value of Increased Pension Benefits(6)	Other(7)	Total
Omar Ishrak	$11,463,295	$4,929,453	$4,973,184	$23,983,513	$718,324	$110,969	$46,178,738
Gary L. Ellis	$2,781,147	$1,400,000	$1,868,065	$2,842,934	$715,605	$94,523	$9,702,274
Christopher J. O’Connell	$2,801,487	$1,282,750	$1,777,058	$2,997,267	$275,886	$106,092	$9,240,540
Michael J. Coyle	$4,117,078	$1,282,750	$1,637,581	$3,482,193	$0	$245,056	$10,764,658
D. Cameron Findlay	$3,796,917	$1,050,000	$1,466,511	$3,218,080	$0	$239,711	$9,771,219

(1)

This amount is three times the sum of (a) the executive’s base salary at the time of termination and (b) the greater of fiscal year 2013’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.

(2)	This amount has been reduced for each of Mr. Ellis and Mr. O’Connell so as to not incur excise taxes under Section 280G.

(3)	This amount represents the unvested projected payments of the 2012-2014 LTPP and the unvested projected payments of the 2013-2015 LTPP.

(4)	This amount represents the market gain (or intrinsic value) of unvested options as of April 26, 2013 at the closing price on that date of $46.36.

(5)	This amount represents the value of unvested restricted stock units and PBRSUs as of April 26, 2013 at the closing price on that date of $46.36.

(6)	This amount reflects the estimated present value of additional pension benefits due to the NEO upon a change of control assuming an additional three years of age and service.

(7)

This amount represents the estimated value of the continuation of Company contributions to certain retirement plans (including the 401(k) plan, the qualified and nonqualified plan), and health and miscellaneous welfare benefits for three years.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Medtronic’s common stock issuable upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 26, 2013, including the Medtronic, Inc. 2008 Stock Award and Incentive Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan, the Medtronic, Inc. 2005 Employees Stock Purchase Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan and the 1998 Outside Director Stock Compensation Plan.

	(a)(3)	(b)	(c)(4)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	72,692,994	$38.28	36,897,962
Equity compensation plans not approved by security holders(2)	263,635	$30.31	0

(1)

Awards under the Medtronic, Inc. 2008 Stock Award and Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, other stock-based awards and performance cash awards. No more than 5% of the shares will be granted pursuant to restricted stock awards if such award will vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date.

(2)

The table includes information regarding options, warrants or rights assumed in connection with acquisitions completed prior to April 26. 2013. In connection with such acquisitions, Medtronic has assumed options, warrants and rights to purchase securities of the acquired company that were outstanding at the time of the acquisition, and has treated these as options, warrants and rights to acquire Medtronic common stock based upon conversion ratios negotiated in each acquisition. As of April 26, 2013, 255,542 shares of Medtronic common stock were issuable upon the exercise of options, warrants and rights assumed in connection with acquisitions and the weighted average exercise price of such options, warrants and rights was $29.80 per share. No additional options, warrants or rights may be granted under the plans that govern options, warrants or rights assumed in connection with acquisitions.

(3)

Column (a) includes 62,019,762 shares issuable upon exercise of outstanding options, with a weighted average exercise price of $44.98 and the following equity awards which increase the number of shares in column (a) and decrease the number of shares in column (c): 10,043,133 restricted stock units in approved plans, 498,301 dividend equivalent units in approved plans, 147,243 shares issuable pursuant to a non-qualified employee stock ownership plan in approved plans, and 248,190 vested units or exercised shares deferred and not yet issued in approved plans. Column (a) excludes 14,702 unvested restricted stock awards, as they are already issued and included in outstanding shares.

(4)

Column (c) includes 7,935,216 shares available for issuance as of April 26, 2013 under the Medtronic, Inc. 2005 Employees Stock Purchase Plan and 28,962,746 shares available for issuance as of April 26, 2013 under the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting and compliance programs. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for oversight of Medtronic’s compliance with legal and regulatory requirements. In this role, the Audit Committee, among other things, oversees Medtronic’s policies and programs reasonably designed to ensure that Medtronic’s relationships with, and payments to, health care providers are appropriate and lawful, and receives reports of Company and third-party reviews of such matters. As of the date of this report, the Audit Committee consisted of the four members listed below, each of whom is an independent director in accordance with SEC and New York Stock Exchange requirements and meets additional independence standards applicable to audit committee members. Shirley Ann Jackson, Kendall J. Powell, Robert C. Pozen and Jack W. Schuler each qualifies as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), that reports directly to the Audit Committee. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing the Company’s internal control over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit, compliance and representatives from Medtronic’s independent registered public accounting firm.

In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.

PricewaterhouseCoopers has informed the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of earnings, shareholders’ equity and cash flows that accompany Medtronic’s 2013 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 26, 2013 and April 27, 2012, and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 26, 2013 are in conformity with U.S. GAAP.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee, and the Audit Committee received, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers their independence.

Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2013 for filing with the Securities and Exchange Commission. The Audit Committee has selected PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2014. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Shirley Ann Jackson, Ph.D., Chair	Robert C. Pozen
Kendall J. Powell	Jack W. Schuler

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 27, 2012 and April 26, 2013, and fees for other services rendered by PricewaterhouseCoopers. One hundred percent (100%) of all audit, audit-related, tax and all other fees were approved by the Audit Committee.

	Fiscal 2012	Fiscal 2013
Audit Fees(1)	$7,269,000	$6,545,000
Audit-Related Fees(2)	53,000	1,334,000
Tax Fees(3)	347,000	333,000
All Other Fees(4)	1,548,000	558,000

(1)

Audit services consisted principally of domestic and international audits, statutory audits and assessment of internal control over financial reporting. In fiscal year 2012, audit fees included services related to the Physio-Control historical three year carve-out audit.

(2)	Audit-related services in fiscal year 2013 consisted principally of services related to pre-acquisition due diligence in connection with the acquisition of China Kanghui Holdings.

(3)	Tax advisory fees in fiscal years 2012 and 2013 consisted principally of services related to assistance with transfer pricing and tax compliance.

(4)

Other service fees for fiscal years 2012 and 2013 included independent review organization services pertaining to the Kyphon and Spine Corporate Integrity Agreements and services in connection with the closing balance sheet audit and interim review procedures related to the Physio-Control divestiture.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent external auditor for the fiscal year ending April 25, 2014. PricewaterhouseCoopers LLP has been retained as our external auditor continuously since fiscal year 1963. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent external audit firm. Further, in conjunction with the mandated rotation of the auditing firm’s lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers’ new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of the PricewaterhouseCoopers to serve as the Company’s independent external auditor is in the best interests of the Company’s shareholders.

As required by the Audit Committee Charter, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

Effect of Proposal

Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm next year, but is not bound by the shareholders’ vote.

PROPOSAL 3 — ADVISORY RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

(“SAY-ON-PAY”)

Section 14A of the Exchange Act requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis (“CD&A”), tabular disclosures and related narrative of this proxy statement, a so-called “Say-on-Pay” vote. The Board of Directors has adopted a policy of providing for annual “Say-on-Pay” advisory votes. The next such advisory vote will occur at our 2014 Annual Meeting of Shareholders.

As discussed in more detail in the CD&A, Medtronic’s Executive Compensation Program Philosophy is designed to attract, motivate and retain top talent; emphasize incentive compensation alignment with sustained profitable growth; align with shareholder interests by encouraging executive stock ownership and linking a meaningful portion of compensation to the value of Medtronic common stock; favor moderate cash allowances instead of Company-provided perquisites; and discourage inappropriate risk taking.

All executive compensation elements are targeted within the median range of our competitive market, with actual compensation delivered based on Company and individual performance. Performance-based compensation constitutes 80% to 88% of NEO compensation, and long-term performance-based compensation constitutes 63% to 72% of NEO compensation. Fiscal year 2013 had strong financial results, and the Company’s top-line and bottom-line growth rates were both above the target range of the potential performance payout. In light of these business results, the Company’s annual incentive plan and long-term performance plan paid out at 122.97% and 76.32% of targeted amounts, respectively. Also in line with the above median financial performance in fiscal year 2013, base pay and annual incentives paid to the Company’s NEOs in fiscal year 2013 were aligned with its executive compensation peer companies.

In addition to aligning total compensation with Company performance, the Company has actively promoted an overall compensation philosophy that is in the best interests of the Company’s shareholders. For example, change-of-control agreements no longer include any excise tax gross-up provisions, and the Company does not provide excessive perquisites or benefits to our NEOs. Also, in furtherance of pay practices preferred by institutional shareholders, equity awards granted under the Medtronic, Inc. 2008 Stock Award and Incentive Plan that are replaced in connection with a change of control do not vest on the occurrence of a change of control and instead vest only if a participant is involuntarily terminated within a limited period following the change of control. The Company requires each executive to retain significant portions of his or her equity compensation awards and continues to follow a broad clawback policy that allows the Company to recapture equity compensation and other incentive awards paid to an executive who engages in misconduct.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation awarded to the named executive officers, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement.”

Effect of Proposal

The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding Medtronic’s executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address shareholder disapproval remains with the Board and the Compensation Committee. The Board, however, values the opinions of our shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board will carefully consider the outcome of the advisory vote on executive compensation and shareholder opinions received from other communications when making future executive compensation decisions.

PROPOSAL 4 — APPROVAL OF THE MEDTRONIC, INC.

2013 STOCK AWARD AND INCENTIVE PLAN

Our Board of Directors has adopted the Medtronic, Inc. 2013 Stock Award and Incentive Plan (the “2013 Plan”), subject to approval by our shareholders at the 2013 Annual Meeting. Approval by shareholders is being sought in order to: (1) meet the shareholder approval requirements of the New York Stock Exchange; (2) obtain approval of the material terms of the 2013 Plan, including performance criteria and individual award limitations, for purposes of qualifying certain compensation under the 2013 Plan as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”); and (3) qualify certain stock options authorized under the 2013 Plan for treatment as incentive stock options for purposes of Section 422 of the Code.

The shares reserved for use under Medtronic’s current incentive plan, the 2008 Stock Award and Incentive Plan (the “2008 Plan”), are expected to be substantially utilized by 2014. If approved, the 2013 Plan will replace the 2008 Plan and the 2008 Plan will remain in existence solely for the purpose of addressing the rights of holders of existing awards already granted under the 2008 Plan. Medtronic will not be granting any new awards under the 2008 Plan following shareholder approval of the 2013 Plan and all unused shares available for grant at that time will be included in the 2013 Plan. As of April 26, 2013, there were 28,962,746 shares of our Common Stock remaining available for awards under the 2008 Plan. The number of shares of our Common Stock which will be authorized for issuance under the 2013 Plan is the sum of 50,000,000 plus any shares which are available for grant as of August 22, 2013 under the 2008 Plan; plus any shares which become available under certain predecessor plans as described below under “Limits on Awards We May Issue Under the Plan — Share Limits”. The other principal elements of the 2013 Plan are summarized below.

Key Highlights

Key Component of Compensation.    As discussed in this Proxy’s CD&A, Medtronic’s long-term incentive plan, which includes stock-based compensation, is a key component of total compensation for NEOs because it represents the majority of earning opportunity and aligns NEO pay with longer term Medtronic performance. Medtronic balances the need to attract and retain talent executives who can successfully drive longer term performance in a highly competitive business with efforts to mitigate the dilutive effect of stock-based compensation. Medtronic’s annual share repurchase program more than offsets the dilutive effect of stock based compensation.

Alignment.    We believe that our long-term incentive compensation program aligns the interests of employees, officers, directors and our long-term shareholders to create long-term shareholder value. The 2013 Plan continues our ability to achieve this objective by providing us with the ability to continue granting various types of incentive awards, which we believe will help us continue to attract, retain, and motivate employees, officers and directors.

•

Determination of Share Amounts. In determining the terms of the 2013 Plan and the amount of the 2013 Plan share reserve, our Board of Directors considered the factors above and a number of other factors, including the competitive market practice for eligible employees, size of grants, purpose and frequency of grants.

•

Historical amounts of equity awards. Our three-year annual number of shares granted, calculated based on methodology recommended by proxy advisory firms, was approximately 12.8 million shares in 2012, 16.0 million shares in 2011, and 14.4 million shares in 2010. However, these amounts are not necessarily indicative of the shares that might be awarded over at least the next three years under the proposed 2013 Plan.

•

Historical equity award burn rate. Our three-year average annual equity grant rate, or “burn rate,” for the 2010-2012 period, was 1.37%, which has remained below standards recommended by proxy advisory firms and institutional shareholders.

•

Current and projected overhang percentage. As of April 26, 2013, we had 101.2 million shares of our common stock subject to outstanding equity awards or available for future equity awards under our equity compensation plans, which represented approximately 9.1% of fully diluted common shares outstanding calculated based on methodology recommended by proxy advisory firms. The 50 million new shares proposed to be included in the 2013 Plan share reserve would increase the overhang percentage by an additional 3.9% to approximately 13.0%, which is just above the median for Medtronic’s executive compensation comparator companies. Again, Medtronic’s annual share repurchase program more than offsets the dilutive effect of stock-based compensation.

•

Anticipated duration. If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the 50 million additional shares if the 2013 Plan is approved, will be sufficient for Plan awards for at least three years.

One purpose of this Proposal 4 is to enable us to grant awards under the plan that are not subject to the limits on deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally does not allow a publicly held company to obtain tax deductions for compensation of more than $1 million paid in any year to its chief executive officer or any of its other three highest-paid executive officers other than the chief executive officer and chief financial officer. Payments that are “performance-based” in accordance with conditions specified under Section 162(m) are exempt from this limitation. One of those conditions is that shareholders approve the material terms of the performance goals that will be used to determine the amount of performance-based compensation to be paid. If the 2013 Plan is not approved by shareholders, the 2008 Plan will remain in effect. To the extent that we can continue to grant awards under the 2008 Plan that qualify as performance-based compensation for individuals who are covered employees under Section 162(m), we will continue to do so. To the extent that we cannot, we will consider other ways to appropriately compensate these individuals.

A summary of the basic features of the 2013 Plan is set forth below including minimum vesting requirements, limits on the accrual of dividends on unearned awards and recoupment of awards. The summary is subject to the specific provisions contained in the full text of the 2013 Plan set forth in Appendix A to this proxy statement. The 2013 Plan is consistent in substance with the 2008 Plan, including the following provisions:

•

The creation of a “fungible” share reserve from which awards under the 2013 plan can be made, with stock options and stock appreciation rights depleting the reserve on a one-to-one basis, while other, “full value” awards deplete the pool on a three-to-one basis;

•	The general stipulation of a minimum performance period of one year for performance awards, and a minimum ratable vesting period of three years for restricted stock and restricted stock unit awards;

•	The provision that dividends and dividend equivalents may not be paid or accrue on unearned performance awards, stock options or stock appreciation rights;

•	The general requirement of “double-trigger” vesting for stock awards as described below under “Change of Control;” and

•	The stipulation that all awards under the 2013 Plan are subject to Medtronic’s recoupment policy and other obligations of Medtronic with respect to the clawback of incentive based compensation.

Our Board of Directors recommends that shareholders approve the material terms of the 2013 Plan.

Summary of the Plan

The following description of the 2013 Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the 2013 Plan, a copy of which is included as Appendix A to this proxy statement.

Purpose of the Plan

The purpose of the 2013 Plan is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, to provide financial rewards that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m), and to provide us with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value.

Administration of the Plan

The 2013 Plan will be administered by a committee selected by our Board of Directors and composed of two or more directors. Each committee member will be a non-employee director as defined under federal securities law and an outside director as defined by regulations promulgated under Section 162(m). Unless otherwise determined by the Board of Directors, our Compensation Committee will administer the 2013 Plan.

The committee will have exclusive and final authority to administer and interpret the 2013 Plan, including the power to:

•	Determine eligibility for participation;

•	Establish performance goals for each participant;

•	Determine the types of awards to be granted to participants; and

•	Interpret the terms and provisions of the plan and any award.

Any determination made by the committee under the 2013 Plan will be made in the sole discretion of the committee, and such determinations will be final and binding on all persons.

The committee may delegate any of its powers and responsibilities in respect of the 2013 Plan, and our full Board of Directors may exercise any of the committee’s powers and responsibilities. However, the committee may not delegate any of its powers or responsibilities, and the full Board of Directors may not exercise any of those powers or responsibilities, to the extent that those actions would cause an award that is intended to be exempt from the limits on deductibility under Section 162(m) to lose that exemption or would cause an award to a director or executive officer to fail to be exempt from short-swing profit recovery under Section 16(b) of the Exchange Act.

Eligible Participants in the Plan

The committee may select any or all of the following classes of persons to be granted awards under the plan:

•	Members of our Board of Directors;

•	Officers of, employees of, and consultants to Medtronic, Inc. and/or any of our subsidiaries or affiliates; and

•

Individuals who have accepted offers of employment or consultancy from Medtronic, Inc., and/or from any of our subsidiaries or affiliates; provided, however, that no grant will be effective prior to the date on which such individual’s employment or consultancy commences.

As of July 12, 2013, we had 12 members of the Board of Directors, more than 46,000 officers and employees and an unknown number of consultants.

Limits on Awards We May Issue Under the Plan

Share Limits.    The maximum number of shares of our common stock that may be issued pursuant to awards granted under the 2013 Plan is 50,000,000, plus any shares which are available for grant as of August 22, 2013 under the 2008 Plan, plus any shares relating to the Company’s Amended and Restated 1994 Stock Award Plan, the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan, the Medtronic, Inc. Executive Incentive Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan or the Medtronic, Inc. 2008 Stock Award and Incentive Plan (collectively, the “Predecessor Plans”) that become available for grants under the 2013 Plan as described below. The maximum number of shares that may be issued pursuant to incentive stock options granted under the plan is 75,000,000. For purposes of these limits, we will count each share issued pursuant to a stock option, stock appreciation right or performance cash award as one share, but each share issued pursuant to any other award as three shares (the “Share-Counting Ratio”). No individual participant may be granted (1) stock options and stock appreciation rights under the 2013 Plan relating to more than 2,000,000 shares during any fiscal year and (2) awards other than stock options and stock appreciation rights under the 2013 Plan relating to more than 2,000,000 shares during any fiscal year. For purposes of the individual limits we will count each share issued pursuant to awards under the 2013 Plan as one share.

The committee will adjust these maximums, the number and kind of shares that may be issued in respect of awards granted under the 2013 Plan and the exercise price of awards in certain specified circumstances such as stock splits, mergers, and other transactions. The committee may in its sole discretion adjust performance goals due to the occurrence of certain circumstances, unusual or recurring events or other extraordinary items as approved by the committee, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) to fail to be exempt.

To the extent that any award under the 2013 Plan or the Predecessor Plans is forfeited, or any option and related tandem stock appreciation right or any free-standing stock appreciation right granted under the 2013 Plan or the Predecessor Plans terminates, expires, or lapses without being exercised, or any award is settled for cash, the shares subject to such awards not delivered as a result thereof shall thereupon become available for awards under the 2013 Plan, subject to the Share-Counting Ratio. In addition, if we grant awards in assumption or in substitution for an award of a company or business we acquire, shares issued in connection with the assumed or substituted awards will not count towards the share limits. In the event that any shares of our common stock are withheld by the Company or previously acquired shares are tendered by a participant to satisfy any tax withholding obligation with respect to an award other than a stock option or a stock appreciation right, then the shares so tendered or withheld shall automatically again become available for issuance under the 2013 Plan and correspondingly increase the total number of shares available under the overall 2013 Plan limit for issuance in accordance with the Share-Counting Ratio. However, the following shares will not again become available for issuance under the 2013 Plan: (a) any shares which would have been issued upon any exercise of a stock option but for the fact that the exercise price was paid by a “net exercise” as defined in the 2013 Plan or any previously acquired shares tendered by a participant in payment of the exercise price of a stock option; (b) any shares withheld by the Company or previously acquired shares tendered by a Participant to satisfy any tax withholding obligation with respect to a stock option or a stock appreciation right (but not other awards); (c) shares covered by a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise; and (d) shares that are repurchased by the Company using stock option exercise proceeds.

Limits on Certain Cash Awards.    The 2013 Plan authorizes the committee to grant awards entitling a participant to payment of cash amounts subject to the attainment of certain performance goals established in accordance with the requirements of Section 162(m). We refer to such awards as “performance cash awards.” The Company’s Chief Executive Officer may not be paid more than $20,000,000 in respect of such awards during any fiscal year and no other individual participant may be paid more than $10,000,000 in respect of such awards during any fiscal year, including any amounts earned during such fiscal year and deferred. Awards that are cancelled will continue to be counted towards this individual limitation.

Types of Awards We May Issue Under the Plan

The 2013 Plan will allow us to grant awards based on shares of our common stock, including stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, other stock-based awards, performance-based restricted stock, and performance units. The closing price of a share of our common stock on the New York Stock Exchange on July 1, 2013 was *[$            ]. The 2013 Plan will also allow us to grant awards denominated in cash that are payable upon the attainment of performance goals established by the committee.

Stock Options. The 2013 Plan enables the committee to grant options to purchase our common stock at specified exercise prices to participants. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment.

Under the 2013 Plan, the committee determines the number of options to be granted to each participant. Unless otherwise determined by the committee, each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be “incentive stock options” or “nonqualified stock options,” the duration of the options, the number of shares underlying the options, and any additional terms determined by the committee.

Generally, options will be subject to vesting during a period of at least one year following the date of grant. However, this vesting limitation will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of the shares available for grant as options or free-standing stock appreciation rights.

The 2013 Plan provides that the committee may determine the exercise prices of options, but (except in limited circumstances involving awards assumed in certain corporate transactions) the exercise price of any option cannot be less than the fair market value of a share of our common stock on the date of grant; provided that incentive stock options granted to a ten-percent shareholder in the Company will have an exercise price no less that 110% of the fair market value of a share of our common stock on the date of grant. All options we grant under the plan will expire no later than ten years from the date we grant them.

The methods of exercising an option under the plan are set forth in the 2013 Plan itself. Stock options issued under the 2013 Plan are nontransferable except by will or the laws of descent, except for “nonqualified options,” which will be transferable on terms set by the committee. The granting of an option under the 2013 Plan does not give the participant the rights of a shareholder; the participant gains those rights only after the option is exercised and the shares underlying the option are registered.

The committee may not, without prior shareholder approval, seek to “reprice” any previously granted “underwater” options or stock appreciation rights (options or stock appreciation rights whose exercise price is greater than the fair market value of our common stock) by (i) amending or modifying the terms of the option or stock appreciation right to lower the exercise price; (ii) canceling the underwater option or stock appreciation right and granting either replacement options or stock appreciation rights having a lower exercise price; or other awards or cash in exchange; or (iii) repurchasing the underwater options or stock appreciation rights.

Stock Appreciation Rights.    The 2013 Plan also enables the committee to grant awards of stock appreciation rights to participants. A stock appreciation right entitles the participant to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of our common stock over the exercise price of the stock appreciation right.

The plan provides that the committee may determine the exercise price of any stock appreciation right, but (except in limited circumstances involving awards assumed in certain corporate transactions) the exercise price cannot be less than the fair market value of a share of our common stock on the date the stock appreciation right is granted. Stock appreciation rights we issue under the 2013 Plan will, unless otherwise determined by the committee, be evidenced by an award agreement, which will specify the exercise price, the number of shares underlying the rights, and other limitations, terms, and conditions determined by the committee. Under the plan, we will be able to grant “tandem SARs,” which are stock appreciation rights granted in conjunction with an option, and “free-standing SARs,” which are stock appreciation rights not granted in conjunction with an option.

A “tandem SAR” may be granted on the same date as the related option, will be exercisable only at the time the related option is exercisable, and will have the same exercise price as the related option. When the related option is exercised or forfeited, the “tandem SAR” will terminate or be forfeited; and when the “tandem SAR” is exercised or forfeited, the related option will similarly terminate or be forfeited.

Generally, stock appreciation rights will be subject to vesting during a period of at least one year following the date of grant. However, this vesting limitation will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of the shares available for grant as options or free-standing stock appreciation rights.

The methods of exercising a stock appreciation right granted under the 2013 Plan are set forth in the plan itself. Stock appreciation rights issued under the 2013 Plan will not be transferable except by will or the laws of descent, except for “free-standing SARs,” which will be transferable on terms set by the committee.

Restricted Stock.    The 2013 Plan also enables the committee to grant awards of restricted stock to participants. Restricted stock awards are actual shares of our common stock issued to a participant, subject to conditions on grant, transferability, or vesting based on continued service of the participant, the satisfaction of performance goals, or both. We refer to awards of restricted stock subject to conditions on grant, transferability, or vesting based on the satisfaction of performance goals as “performance-based restricted stock.”

Generally, any award of restricted stock will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for performance-based restricted stock. An award of restricted stock may, however, vest in part on a pro rata basis before the expiration of any vesting period. In addition, these vesting limitations will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of the shares available for grant as awards other than options, stock appreciation rights and performance cash awards.

Except for restrictions imposed by the committee, a recipient of a grant of restricted stock has the rights of a shareholder with respect to the restricted stock, including the right to vote the stock and to receive all dividends and other distributions paid with respect to the restricted stock, provided, however, that in no event shall a dividend or other distribution or dividend equivalent be paid on performance-based restricted stock until all applicable performance goals have been attained and the award has vested. Subject to the applicable award agreement, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber shares of restricted stock during the restriction period set by the committee.

Restricted Stock Units.    The 2013 Plan also enables the committee to grant restricted stock units, which are awards representing a specified number of hypothetical shares of our common stock. The plan enables the committee to issue restricted stock units subject to conditions on grant or vesting based on continued service of the participant, conditions based on the satisfaction of performance goals, or both. We refer to awards of restricted stock units subject to conditions on grant or vesting based on the satisfaction of performance goals as “performance units.”

Generally, any award of restricted stock units will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for performance units. An award of restricted stock units may, however, vest in part on a pro rata basis before the expiration of any vesting period. In addition, these vesting limitations will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of the shares available for grant as awards other than options, stock appreciation rights and performance cash awards.

Because restricted stock units are not actual, issued shares of our common stock, recipients do not have the rights of a shareholder, but an award of restricted stock units may call for the payment of dividend equivalents, provided, however, that in no event shall a dividend equivalent be paid on a performance unit until all applicable performance goals have been attained and the award has vested. (see “Other Stock-Based Awards” below). Restricted stock units may not be sold, transferred, pledged, or otherwise encumbered before the units have vested. Restricted stock units that vest will be settled in cash or in shares of our common stock or a combination thereof, as determined by the committee. Settlement will occur either at the time of vesting or on a deferred basis, as determined by the committee or, if the committee permits, by election of the recipient.

Other Stock-Based Awards.    The 2013 Plan also enables the committee to grant other stock-based awards. Other stock-based awards are awards that are valued by reference to our shares, including unrestricted stock, dividend equivalents and convertible debentures. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be due and payable to the participant. Generally, an other stock-based award that is not an option, stock appreciation right, or grant of unrestricted stock will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible if vesting of the award is conditioned on performance goals. Such an award may, however, vest in part on a pro rata basis before the expiration of any vesting period. In addition, these vesting limitations will not apply: (a) to awards made in payment of earned performance-based awards and other earned cash-based incentive compensation; (b) upon a termination of employment due to death, disability or retirement; (c) upon a change of control; (d) to a substitute award that does not reduce the vesting period of the award being replaced; or (e) to awards involving an aggregate number of shares not in excess of five percent of the shares available for grant as awards other than options, stock appreciation rights and performance cash awards.

Performance-Based Awards.    As noted above, the 2013 Plan authorizes the committee to grant performance cash awards, performance-based restricted stock, and performance units. We refer to these kinds of awards collectively as “performance-based awards.” We anticipate that annual bonus awards for our executive officers, as well as cash-denominated long-term incentive awards for our executive officers, will be granted pursuant to the provisions of the plan authorizing performance cash awards.

The committee may determine that a performance-based award is intended to be exempt from the limits on deductibility under Section 162(m). In such cases, in order to meet the requirements for that exemption, the goals must be based on one or more of the following criteria set forth in the plan: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation or corporate overhead and bonus), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before any or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, stock price, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, comparison with various stock market indices, appreciation in and/or maintenance of share price, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting or maintaining personnel, and total shareholder return; each as measured with respect to the Company or one or more affiliates, subsidiaries, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies.

The committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals. Such adjustments may include, but are not limited to, one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal or sale of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all awards intended to qualify for exemption under Section 162(m), such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m).

Change of Control.    Unless otherwise provided in an award agreement, upon a change of control (as defined in the plan), each award granted under the 2013 Plan will immediately vest in full and become exercisable and transferable unless the award is replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan. (We refer to awards that replace awards under the plan following a change of control as “replacement awards,” and those being replaced as “replaced awards.”) In the case of performance awards, awards that are not replaced will be deemed to be earned and payable, adjusted pro rata for the amount of the performance period that has elapsed as of the date of the change of control, based on the greater of the applicable target level or the level of achievement of the applicable performance goals through the date of the change of control.

Replacement awards must be of the same type as the replaced award, have a value at least equal to that of the replaced award, if the underlying replaced award was an equity-based award, relate to publicly traded securities, and have terms and conditions no less favorable to the participant than the replaced award. Also, replacement awards must become fully vested and, if applicable, exercisable and free of restrictions, upon the termination of a participant’s employment, by the Company without cause or by the participant for good reason (as each is defined in the 2013 Plan), during the two years following the date of the change of control. Any options or stock appreciation rights held by the participant as of the change of control, or granted pursuant to a replacement award, will remain exercisable following such a termination until the earlier of (1) the third anniversary of the change of control and (2) the expiration of the term of the option or stock appreciation right.

Effective Date; Term; Amendment to Plan

The 2013 Plan is effective as of June 20, 2013, subject to and contingent upon approval by at least a majority of the votes cast on the issue by our shareholders in response to this proposal. The plan has a term of ten years.

Our Board of Directors, or the committee, may amend, alter, or discontinue the plan, but no amendment, alteration, or discontinuation may be made that would materially impair the rights of a participant with respect to a previously granted award without the participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, Section 162(m) of the Code, Section 422 of the Code, stock exchange rules or accounting rules. In addition, no amendment may be made without the approval of our shareholders to the extent that such approval is required by applicable law or by the listing standards of the applicable exchange.

The committee may unilaterally amend the terms of any outstanding award; provided, however, that no such amendment may cause an award to cease to qualify for exemption under Section 162(m). Subject to the foregoing sentence, the amendment authority of the committee includes, without limitation, the authority to modify the number of shares or other terms and conditions of an award; extend the term of an award; accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an award; accept the surrender of any outstanding award; and, to the extent not previously exercised or vested, authorize the grant of new awards in substitution for surrendered awards; provided, however that (a) the amended or modified terms are permitted by the 2013 Plan as then in effect; (b) any participant adversely affected by such amended or modified terms has consented to such amendment or modification unless such amendment is necessary to comply with applicable law; and (c) the authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an award may be exercised only in connection with a participant’s death, disability or retirement, in connection with a change of control, or to the extent such actions involve an aggregate number of shares not in excess of 5% of the number of shares available for awards.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards we may make under the 2013 Plan. The discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options.    The participant will not recognize taxable income at the time of a grant of a non-qualified stock option, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding) upon exercise of a nonqualified stock option; the recognized compensation will be equal to the excess of the fair market value of the shares purchased over their exercise price. We generally will be entitled to a corresponding deduction upon exercise of a nonqualified stock option.

Incentive Stock Options.    The participant will not recognize taxable income at the time of a grant of an incentive stock option. The participant will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.

If the shares acquired by exercise of an incentive stock option are held for the longer of (1) two years from the date the option was granted and (2) one year from the date the shares were purchased, any gain or loss arising from disposition of those shares, based on the excess of the amount realized upon the disposition over the original exercise price, will be taxed as a long term capital gain or loss, and we will not be entitled to any deduction. If, however, the shares acquired are not held for the periods described above, then in the year of disposition the recipient will recognize compensation taxable as ordinary income, equal to the excess of the lesser of (1) the amount realized upon such disposition and (2) the excess of the fair market value of such shares on the date of exercise over the exercise price. We generally will be entitled to a corresponding deduction at that time. The excess of any amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain.

Stock Appreciation Rights.    The recipient will not recognize taxable income at the time of a grant of a stock appreciation right, and we will not be entitled to a tax deduction at that time. Upon exercise, however, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by us in settlement of the rights, and we generally will be entitled to a corresponding deduction at that time.

Restricted Stock.    The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to income tax withholding) rather than dividend income. We will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Restricted Stock Units.    The recipient will not recognize taxable income at the time of a grant of a restricted stock unit, and we will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by us. We will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Unrestricted Stock.    The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

The foregoing general tax discussion is intended for the information of our shareholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the 2013 Plan. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the 2013 Plan.

New Plan Benefits

All future grants under the 2013 Plan are within the discretion of the plan administrator and are therefore not determinable.

Vote Required; Board Recommendation

The regulations promulgated under Section 162(m) require the affirmative vote of a majority of the votes cast on the issue at the meeting to approve the Medtronic, Inc. 2013 Stock Award and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MEDTRONIC, INC. 2013 STOCK AWARD AND INCENTIVE PLAN.

PROPOSAL 5 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF

INCORPORATION TO PROVIDE THAT DIRECTORS WILL BE ELECTED BY A MAJORITY VOTE

IN UNCONTESTED ELECTIONS.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Restated Articles of Incorporation (“Articles of Incorporation”) to implement a majority voting standard for the election of directors in uncontested elections. Medtronic’s proposed Articles of Incorporation, as marked to show the changes approved by the Board and recommended for approval by shareholders, is attached to this proxy statement as Appendix B. This proposal was submitted by Medtronic at the 2012 Annual Meeting of Shareholders, and received approval from 72.11% of outstanding shares. However, because Medtronic’s Articles of Incorporation require an affirmative vote of 75% of outstanding shares, the proposal did not pass.

The Minnesota Business Corporation Act (the “Act”) provides that, unless otherwise specified in a company’s articles of incorporation, a director is elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Medtronic’s Articles of Incorporation do not specify the voting standard required in director elections and Medtronic’s Bylaws specify that, except as otherwise required by statute, the Articles of Incorporation or the Bylaws, elections shall be determined by a plurality vote. Accordingly, Medtronic’s directors are currently elected by a plurality vote.

Under plurality voting, only “for” votes are counted, not any “withheld” votes or abstentions, so in an uncontested election (i.e., an election where the only nominees are those proposed by the board) a director could be elected with only one “for” vote, despite an overwhelming number of “withheld” votes. However, Medtronic’s Principles of Corporate Governance include a director resignation policy that incorporates a form of majority voting for uncontested director elections that is sometimes referred to as a “plurality plus” standard. Under this policy, if a director nominee in an uncontested election receives a greater number of votes “withheld” for his or her election than votes “for” his or her election, then that director nominee must tender a written offer to resign from the Board within five business days of the certification of the shareholder vote by the Inspector of Elections. The Corporate Governance Committee (excluding the nominee in question if applicable) would then consider the resignation offer and make a recommendation to the Board as to whether to accept the director’s resignation. Within 90 days following certification of the shareholder vote, the independent members of the Board would make a final determination as to whether to accept the director’s resignation. The Board’s explanation of its decision then would be promptly disclosed in a Form 8-K report filed with the SEC.

When it adopted this director resignation policy, the Board recognized that the majority vote standard was an evolving concept. The Board has continued to monitor best practices in this area, and is aware that a number of public companies have amended their governing documents to provide for a majority voting standard rather than a plurality standard. After careful consideration, including a discussion of the voting results for the majority voting proposal submitted at the 2012 Annual Meeting of Shareholders, the Board believes it is in the best interests of Medtronic and its shareholders to amend Medtronic’s Articles of Incorporation to provide for majority voting in uncontested director elections.

Shareholders represented by Investor Voice, working on behalf of Newground Social Investment, submitted a proposal for the 2013 Annual Meeting requesting that the Board adopt certain changes to our vote-counting and reporting methodology that remove the effect of abstentions on Board of Director elections (on other matters, Minnesota law requires abstentions to have the same effect as votes “against”). The Board determined that adoption of this standard was in our best interest, approved an amendment to the Articles of Incorporation to change the vote requirement, and, following discussions with Investor Voice, determined to again submit this amendment for consideration by all shareholders at the 2013 Annual Meeting. As a result, Investor Voice withdrew its shareholder proposal.

Under a majority voting standard in uncontested director elections, each vote is required to be counted “for” or “against” the director’s election. In order to be elected, the votes cast “for” such nominee’s election must exceed the number of votes cast “against” such nominee’s election. Shareholders will be entitled to abstain with respect to the election of a director, although abstentions will have no effect in determining whether the required affirmative majority vote has been obtained. In contested elections, directors will be elected by a plurality of the votes cast.

Under the Act, an incumbent director who is not re-elected may remain in office until his or her successor is elected and qualified, continuing as a “holdover” director until the director resigns, the number of authorized directors is reduced to eliminate the director’s seat on the board, his or her position is filled by a subsequent shareholder vote, or the director is removed by the shareholders. If the amendment to the Articles of Incorporation is approved by Medtronic’s shareholders, the Board will retain the existing director resignation policy set forth in its Principles of Corporate Governance to address the continuation in office of a “holdover” director, so that an incumbent director who did not receive the requisite affirmative majority of the votes cast for his or her re-election must tender his or her resignation to the Board pursuant to the process described above.

Under the Act, Medtronic’s shareholders must approve an amendment to the Articles of Incorporation in order to change the voting standard in director elections. If proposal 5 is approved, a new third paragraph will be added to Article 5, Section 5.3 of Medtronic’s Articles of Incorporation that reads as follows:

“Except as provided otherwise in this Section 5.3, each director shall be elected by a majority of the votes cast with respect to the director by the shares represented in person or by proxy and entitled to vote at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of director nominees exceeds the number of directors to be elected ten days before the mailing of the definitive proxy statement, then each director shall be elected by a vote of the plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 5.3, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of votes cast ‘against’ that director.”

Approval of the amendment will require the affirmative vote of not less than 75% of the votes entitled to be cast by all holders of shares of Medtronic’s common stock. If approved by Medtronic’s shareholders, this amendment will become effective upon the filing of Articles of Amendment to Medtronic’s Articles of Incorporation with the Minnesota Secretary of State. Medtronic would make such a filing promptly after the annual meeting. Medtronic would also file in its entirety the Articles of Incorporation to incorporate the amendment. The new majority voting standard would then be applicable to any future uncontested election of directors beginning with Medtronic’s 2014 Annual Meeting of Shareholders. If this amendment is approved, Medtronic also intends to make a conforming change to its Bylaws to reflect the adoption of the majority voting standard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO PROVIDE THAT DIRECTORS WILL BE ELECTED BY A MAJORITY VOTE IN UNCONTESTED ELECTIONS.

PROPOSALS 6 THROUGH 9 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S

ARTICLES OF INCORPORATION TO IMPLEMENT A SIMPLE MAJORITY VOTING STANDARD.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Articles of Incorporation to eliminate all supermajority voting provisions therein. Medtronic’s proposed Articles of Incorporation, as marked to show the changes approved by the Board and recommended for approval by shareholders, is attached to this proxy statement as Appendix B. A proposal on this topic was submitted on behalf of a shareholder at the 2012 Annual Meeting of Shareholders, and received approval from 66% of the shareholders present and entitled to vote. If approved, all matters previously identified in the Articles of Incorporation as requiring supermajority approval shall be governed by the simple majority standard specified in Section 437 of the Act.

Section 437 of the Act provides that acts of the shareholders, other than the election of directors, are governed by the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares present and entitled to vote on that item of business, or (2) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except where the Act or the company’s articles of incorporation require a larger proportion or number. If a company’s articles of incorporation require a larger proportion or number than is required by the Act for a particular action, the company’s articles of incorporation control.

Under Medtronic’s Articles of Incorporation, changes to the size of the board of directors, removal of a director from office, approval of certain transactions with a party that owns 15% or more of Medtronic’s outstanding voting shares, and the amendment or repeal of the foregoing provisions, require approval from a greater proportion of affirmative votes than required by the Act (collectively, the “Supermajority Provisions”).

The Board of Directors has monitored best practices in this area and is aware that a number of public companies have amended their governing documents to provide that a simple majority voting standard govern all actions that require shareholder approval, other than where a higher standard is required by law. After careful consideration, including a discussion of the voting results for the simple majority proposal submitted at the 2012 Annual Meeting of Shareholders, the Board believes it is in the best interests of Medtronic and its shareholders to implement a simple majority voting standard. The impact of proposals 6 through 9 will be that all matters previously identified in the Articles of Incorporation as requiring supermajority approval shall require the affirmative vote of a majority of the voting shares, voting together as a single class, in compliance with Section 437 of the Act. Medtronic’s Articles of Incorporation define “voting shares” to mean shares of Medtronic’s capital stock present and entitled to vote on the applicable matter, considered for purposes of the Articles of Incorporation as one class.

The proposed amendments to each of the Supermajority Provisions, along with the rationale for and the vote required to effect such amendments, are described separately in proposals 6 through 9 below. Shareholders may vote to approve none, some or all of the proposals; however, proposal 9 will be effected only if both proposals 6 and 7 are approved. Any proposal that is approved by Medtronic’s shareholders will become effective upon the filing of Articles of Amendment to Medtronic’s Articles of Incorporation with the Minnesota Secretary of State. Medtronic would make such a filing promptly after the annual meeting, and Medtronic would file in its entirety the Articles of Incorporation. The standards set forth in the Articles of Incorporation would be immediately applicable to any matters thereafter submitted to a shareholder vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 6 THROUGH 9, TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO IMPLEMENT A SIMPLE MAJORITY VOTE STANDARD.

PROPOSAL 6 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF

INCORPORATION TO ALLOW CHANGES TO THE SIZE OF THE BOARD OF DIRECTORS UPON

THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Articles of Incorporation to provide that a change to the size of the board of directors may be effected upon a simple majority vote of shareholders. Currently, the second paragraph of Article 5, Section 5.3, provides that any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of not less than 75% of the votes entitled to be cast by the holders of all then outstanding voting shares voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors.

The Board of Directors has carefully considered the advantages and disadvantages of maintaining the 75% voting requirement for changes to the size of the Board of Directors. The provision is intended to prevent a small number of very large shareholders from changing the size and composition of the Board of Directors. However, the Board understands that eliminating supermajority voting requirements is considered to be a best practice in corporate governance.

If proposal 6 is approved, the first paragraph of Article 5, Section 5.3 of Medtronic’s Articles of Incorporation will be amended to read as follows:

“The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen persons, who need not be shareholders. The number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders from the number of directors on the Board of Directors immediately prior to the effective date of this Section 5.3 provided, however, that, unless such change shall have been approved by a majority of the entire Board of Directors, any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of a majority of the voting shares (as hereinafter defined) voting together as a single class, in compliance with Section 302A.437 of the Minnesota Statutes. If such change shall not have been so approved, the number of directors shall remain the same.”

In addition, the following sentence, which is currently included in Article 6 of the Articles of Incorporation, will be placed at the end of Section 5.3: “The term ‘voting shares’ shall mean shares of capital stock of the corporation present and entitled to vote on the applicable matter, considered for the purposes of this Article as one class.”

The affirmative vote of not less than 75% of the votes entitled to be cast by all holders of shares of Medtronic’s common stock is required to approve the foregoing amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO ALLOW CHANGES TO THE SIZE OF THE BOARD OF DIRECTORS UPON THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

PROPOSAL 7 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF

INCORPORATION TO ALLOW REMOVAL OF A DIRECTOR UPON THE AFFIRMATIVE VOTE OF

A SIMPLE MAJORITY OF SHARES.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Articles of Incorporation to provide that a director may be removed from office upon a simple majority vote of shareholders. Currently, the second paragraph of Article 5, Section 5.3, provides that removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall require the affirmative vote of not less than 75% of the votes entitled to be cast by the holders of all then outstanding voting shares, voting together as a single class.

The Board of Directors has carefully considered the advantages and disadvantages of maintaining the 75% voting requirement for removal of directors. The provision is intended to prevent a small number of very large shareholders from changing the size and composition of the Board of Directors. However, the Board understands that eliminating supermajority voting requirements is considered to be a best practice in corporate governance.

If proposal 7 is approved, the second paragraph of Article 5, Section 5.3 of Medtronic’s Articles of Incorporation will be amended to read as follows:

“Commencing with the 2014 annual meeting of shareholders and thereafter at each annual meeting of shareholders, directors whose term of office is then expiring shall be elected annually for terms of one year and shall hold office until the next annual meeting of shareholders. In all cases, a director shall hold office until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall be approved by the affirmative vote of a majority of the voting shares (as hereinafter defined) voting together as a single class, in compliance with Section 302A.437 of the Minnesota Statutes. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next election of directors and until his or her successor shall be elected and have qualified.”

In addition, the following sentence, which is currently included in Article 6 of the Articles of Incorporation, will be placed at the end of Section 5.3: “The term ‘voting shares’ shall mean shares of capital stock of the corporation present and entitled to vote on the applicable matter, considered for the purposes of this Article as one class.”

The affirmative vote of not less than 75% of the votes entitled to be cast by all holders of shares of Medtronic’s common stock is required to approve the foregoing amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO ALLOW REMOVAL OF A DIRECTOR UPON THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

PROPOSAL 8 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF

INCORPORATION TO ALLOW AMENDMENTS TO SECTION 5.3 OF ARTICLE 5 UPON THE

AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Articles of Incorporation to remove the sixth paragraph of Article 5, Section 5.3 of Medtronic’s Articles of Incorporation. Currently, the sixth paragraph of Article 5, Section 5.3, provides that, notwithstanding any other provisions of the Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or the Articles of Incorporation), the affirmative vote of the holders of not less than 75% of the votes entitled to be cast by the holders of all then outstanding voting shares, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 5.3.

If the proposed amendment is approved, future amendments to Section 5.3 may be effected upon the affirmative vote of a simple majority of shares. Paragraph 6 of Section 5.3 is included in Medtronic’s Articles of Incorporation in order to conform to Section 135 of the Act, which states that if a company’s articles of incorporation require a supermajority vote to transact certain business at a meeting, the same supermajority vote is required to amend the articles of incorporation to decrease such required vote proportion. If all matters identified in Article 5 of the Articles of Incorporation as being subject to a shareholder vote are governed by a simple majority standard, the sixth paragraph of Section 5.3 will be unnecessary.

If proposals 6, 7 and 8 are approved by the shareholders, the sixth paragraph of Article 5, Section 5.3, will be removed in its entirety. If, however, one or both of proposals 6 and 7 is not approved, paragraph 6 of Section 5.3 will remain in Medtronic’s Articles of Incorporation regardless of the vote on proposal 8 to comply with section 135 of the Act.

The affirmative vote of not less than 75% of the votes entitled to be cast by all holders of shares of Medtronic’s common stock is required to approve the foregoing amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO ALLOW AMENDMENTS TO SECTION 5.3 OF ARTICLE 5 UPON THE AFFIRMATIVE VOTE OF A SIMPLE MAJORITY OF SHARES.

PROPOSAL 9 — AMENDMENT AND RESTATEMENT OF MEDTRONIC’S ARTICLES OF

INCORPORATION TO ELIMINATE THE FAIR PRICE PROVISION.

The Board of Directors has approved, and recommends approval of, an amendment and restatement of Medtronic’s Articles of Incorporation to remove Article 6, which contains what is commonly referred to as a “fair price provision.” Currently, Article 6 requires that any Related Person Business Transaction must be approved by the affirmative vote of at least two-thirds of the voting power of the outstanding voting shares, unless (i) the proposed transaction is approved by a majority of the Continuing Directors (as defined in the Articles of Incorporation) or (ii) the value of the consideration to be paid to Medtronic’s shareholders meets certain minimum requirements and certain other requirements are satisfied. Article 6 also provides that the affirmative vote of at least two-thirds of the outstanding shares of voting stock is required to amend, alter or repeal any provision thereof. Medtronic’s Articles of Incorporation define “Related Person Business Transaction” to include any merger, consolidation, share exchange or issuance, sale, lease or other transfer or disposition of a substantial amount of the assets of Medtronic or any of its direct or indirect subsidiaries, or a recapitalization that would increase the proportionate voting power of a Related Person (as defined in the Articles of Incorporation to mean any beneficial owner of 15 percent or more of Medtronic’s outstanding voting shares, and such person’s affiliates and associates).

The intent of the fair price provision is to help Medtronic defend against certain kinds of potentially coercive tender offers. In this type of takeover, a potential acquirer commences a tender offer for the shares needed to gain a substantial stake in or control of a company, and then seeks to effect a transaction with the company to obtain the remaining shares at a lower price or for less favorable consideration (or certain other types of transactions covered within the definition of Related Person Business Transaction). This creates pressure on shareholders to accept the initial tender offer, even if they believe the price is inadequate. The fair price provision is not designed to prevent a takeover, but instead to encourage a potential acquirer to negotiate with the Board to ensure that all shareholders receive adequate consideration for their shares (or that other potential types of transactions occur on fair terms).

The Board of Directors has carefully considered the advantages and disadvantages of maintaining the 2/3 voting requirements in the fair price provision, and of maintaining the fair price provision in any form. The Board of Directors recognizes that the fair price provision is designed to seek to ensure that minority stockholders obtain the best price for their shares in a takeover situation (and that other potential types of transactions with a Related Person occur on fair terms). At the same time, the Board of Directors understands that eliminating supermajority voting requirements is considered to be a best practice in corporate governance and that the Act provides similar anti-takeover protection. In light of developing best practices and the protection afforded by the Act, the Board of Directors determined that it is appropriate and in the best interests of Medtronic and its shareholders to remove the fair price provision in its entirety. If a Related Person Business Transaction subsequently arises, it will be subject to the anti-takeover provisions of the Act, which prohibit shareholders owning 10% or more of a company’s outstanding voting shares from engaging in business combinations with the company within four years of the date the shareholder’s ownership reached the 10% threshold, unless the board of directors provides advance approval of the business combination or the acquisition of 10% or more of the company’s voting power by the shareholder.

If proposal 9 is approved, Article 6 will be removed in its entirety.

The affirmative vote of at least two-thirds of the outstanding shares of voting stock is required to approve the foregoing amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE MEDTRONIC’S ARTICLES OF INCORPORATION TO ELIMINATE THE FAIR PRICE PROVISION.

OTHER INFORMATION

Expenses of Solicitation

Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, email, fax, telex, telegraph or special letter.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $16,500 in the aggregate.

Shareholder Proposals and Director Nominations

In order for a shareholder proposal to be considered for inclusion in Medtronic’s proxy statement for the 2014 Annual Meeting, the written proposal must be received by the Corporate Secretary at Medtronic’s executive offices no later than March 14, 2014. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in Company-sponsored proxy materials.

Medtronic’s amended articles of incorporation provide that a shareholder may present a proposal or nominee for director from the floor that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at Medtronic’s offices not less than 50 nor more than 90 days prior to the Annual Meeting date. If less than 60 days’ notice of the meeting date is given, the submission will be considered timely if it is received by the 10th day after notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s amended articles of incorporation and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal.

All submissions to, or requests from, the Corporate Secretary should be made to Medtronic’s principal executive offices at 710 Medtronic Parkway, Minneapolis, Minnesota 55432, Attn: Corporate Secretary.

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders who are not participating in electronic proxy material delivery. This delivery method, referred to as “householding,” results in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. If shareholders receive one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Shareholders will be removed from the householding program within 30 days of their response, following which they will receive an individual copy of our proxy materials. If you are the beneficial owner, but not the record holder, of Medtronic common stock and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other

Medtronic’s 2013 Annual Report, including financial statements, is being made available to shareholders of record as of July 1, 2013, together with the other proxy materials.

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 26, 2013, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

D. Cameron Findlay

Corporate Secretary

MEDTRONIC, INC.

Appendix A

MEDTRONIC, INC.

2013 STOCK AWARD AND INCENTIVE PLAN

Section 1. Purpose; Definitions.

1.1 Purpose. The purpose of this Medtronic, Inc. 2013 Stock Award and Incentive Plan (this “Plan”) is to give the Company and its Affiliates and Subsidiaries (each as defined below) a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, to provide the ability for the Company to provide such individuals with financial rewards that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code (as defined below), and to provide the Company and its Subsidiaries and Affiliates with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value. This Plan is intended to serve as the Company’s primary vehicle for equity compensation awards and long-term cash incentive awards for employees, directors, and other service providers, as well as annual bonus awards for the Company’s executive officers. Following the date that this Plan is approved by the Company’s shareholders, no further equity compensation awards shall be granted pursuant to any other Company plan (it being understood that outstanding awards under such plans will continue to be settled pursuant to the terms of such plans).

1.2 Definitions. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b) “Administrator” shall have the meaning set forth in Section 2.2.

(c) “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with, the Company.

(d) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(e) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Performance Award granted pursuant to the terms of this Plan.

(f) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(g) “Beneficial Owner” shall have the meaning given in Rule 13d-3, promulgated pursuant to the Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party and which is operative at the time in question, or (ii) if there is no such Individual Agreement, or if it does not define “Cause”: (A) commission by the Participant of a felony under federal law or the law of the state in which such action occurred, (B) failure on the part of the Participant to perform such Participant’s employment duties in any material respect, (C) the Participant’s prolonged absence from duty without the consent of the Company, (D) intentional engagement by the Participant in any activity that is in conflict with or adverse to the business or other interests of the Company, or (E) willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company. Notwithstanding the general rule of Section 2.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(j) “Change of Control” shall have the meaning set forth in Section 10.2.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(l) “Committee” means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code. Initially, and unless and until otherwise determined by the Board, “Committee” means the Compensation Committee of the Board.

(m) “Common Stock” means common stock, par value $0.10 per share, of the Company.

(n) “Company” means Medtronic, Inc., a Minnesota corporation.

(o) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or its Affiliates.

(p) “Eligible Individuals” means directors, officers, employees, and consultants of the Company or any Subsidiary or Affiliate, and prospective employees, officers and consultants, who have accepted offers of employment or consultancy from the Company or any Subsidiary or Affiliate; provided however, that no grant shall be effective prior to the date on which such individual’s employment or consultancy commences.

(q) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(r) “Free-Standing SAR” shall have the meaning set forth in Section 5.3.

(s) “Full-Value Award” means any Award other than an Option, Stock Appreciation Right, or Performance Cash Award.

(t) “Good Reason” for termination means, unless otherwise provided in an Award Agreement, a Termination of Employment during the two-year period following a Change of Control by a Participant if (i) such Termination of Employment constitutes a termination for “good reason” or qualifies under any similar constructive termination provision, in either case, in any Individual Agreement applicable to such Participant, or (ii) if the Participant is not party to any such Individual Agreement, or if such Individual Agreement does not contain such a provision, any Termination of Employment following the occurrence of: (A) an involuntary relocation that increases the Participant’s commute by more than 50 miles from the commute in effect immediately prior to the applicable Change of Control, (B) a material reduction in either the Participant’s base pay or in the Participant’s overall compensation opportunity from the levels in effect immediately prior to the applicable Change of Control or (C) a material reduction in the Participant’s authority, duties or responsibilities below the levels in effect immediately prior to the applicable Change of Control. Notwithstanding the foregoing, a Termination of Employment shall be deemed to be for Good Reason under clause (ii) of this Section 1.2(t) only if the Participant provides written notice to the Company of the existence of one or more of the conditions giving rise to Good Reason within 90 days of the initial existence of such condition, the Company fails to cure such condition during the 30-day period (the “Cure Period”) following its receipt of such notice, and the Participant terminates employment within 180 days following the conclusion of the Cure Period.

(u) “Grant Date” means (i) the date on which the Committee (or its delegate, if applicable) takes action to select an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as is provided by the Committee (or its delegate, if applicable).

(v) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact qualifies.

(w) “Individual Agreement” means an employment, consulting, severance, change of control, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change of control or termination of employment in anticipation of a change of control shall not be considered “operative” until the occurrence of a Change of Control or Termination of Employment in anticipation of a Change of Control, as the case may be.

(x) “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company, or parent corporation (within the meaning of Section 424(e) of the Code) of the Company.

(y) “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.

(z) “Option” means an Award granted under Section 5.1.

(aa) “Other Stock-Based Awards” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(bb) “Other Stock-Based Performance Award” shall have the meaning given in Section 8.

(cc) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(dd) “Performance Award” means a Performance Cash Award, an Other Stock-Based Performance Award, an Award of Performance-Based Restricted Stock, or Performance Units, as each is defined herein.

(ee) “Performance-Based Restricted Stock” shall have the meaning given in Section 6.1.

(ff) “Performance Cash Award” shall have the meaning set forth in Section 9.

(gg) “Performance Goals” means the performance goals established by the Committee in connection with the grant of a Performance Award. In the case of Qualified Performance-Based Awards, (i) such Performance Goals shall be based on the attainment of or changes in specified levels of one or more of the following measures: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation or corporate overhead and bonus), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before some or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, stock price, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, comparison with various stock market indices, appreciation in and/or maintenance of share price, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting or maintaining personnel, and total shareholder return; each as measured with respect to the Company or one or more Affiliates, Subsidiaries, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies; (ii) such Performance Goals shall be set by the Committee in the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder; (iii) such Performance Goals shall be objective, preestablished performance goals within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder and (iv) the achievement of such Performance Goals shall be certified in accordance with the requirements of Section 162(m) of the Code.

(hh) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goal specified by the Committee with respect to such Award is to be measured.

(ii) “Performance Units” shall have the meaning given in Section 7.1.

(jj) “Plan” means this Medtronic, Inc. 2013 Stock Award and Incentive Plan, as set forth herein and as hereafter amended from time to time.

(kk) “Predecessor Plans” means the Company’s Amended and Restated 1994 Stock Award Plan, the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan, the Medtronic, Inc. Executive Incentive Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan, the Medtronic, Inc. 2003 Long-Term Incentive Plan and the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

(ll) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(mm) “Replaced Award” shall have the meaning given in Section 10.1.

(nn) “Replacement Award” shall have the meaning given in Section 10.1.

(oo) “Restricted Stock” shall have the meaning given in Section 6.

(pp) “Restricted Stock Units” shall have the meaning given in Section 7.

(qq) “Restriction Period” means, with respect to Restricted Stock and Restricted Stock Units, the period commencing with the Grant Date and ending upon the expiration of the applicable vesting conditions or the achievement of the applicable Performance Goals (it being understood that the Committee may provide that restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).

(rr) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(ss) “Share” means a share of Common Stock.

(tt) “Stock Appreciation Right” or “SAR” shall have the meaning set forth in Section 5.3.

(uu) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(vv) “Substitute Award” means any Award granted in assumption of, or in substitution for, an award of a company or business (that is not, prior to the applicable transaction, a Subsidiary or Affiliate of the Company) acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines.

(ww) “Tandem SAR” shall have the meaning set forth in Section 5.3.

(xx) “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(yy) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(zz) “Termination of Employment” means, unless otherwise provided in the Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation, or leave of absence, and transfers among the Company and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

Section 2. Administration.

2.1 Committee. The Plan shall be administered by the Committee or a duly designated Administrator, as defined herein. The Committee shall, subject to Section 11, have plenary authority to grant Awards to Eligible Individuals pursuant to the terms of the Plan. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) To select the Eligible Individuals to whom Awards may be granted;

(b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, or Performance Awards, or any combination thereof, are to be granted hereunder;

(c) To determine the number of Shares to be covered by each Award granted under the Plan;

(d) To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) Subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award;

(f) To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Committee shall from time to time deem advisable;

(g) To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(h) Subject to Sections 11 and 12, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion may determine;

(i) To decide all other matters that must be determined in connection with an Award;

(j) To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

(k) To otherwise administer the Plan.

2.2 Committee Procedures; Board Authority. The Committee shall exercise its authority under the Plan as follows:

(a) The Committee may act only with the assent of a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11.3, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it (the “Administrator”). Notwithstanding the foregoing, the Committee may not so delegate any responsibility or power to the extent that such delegation would cause a Qualified Performance-Based Award hereunder not to qualify for the Section 162(m) Exemption, or make any Award hereunder subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act. Without limiting the generality of the foregoing, the Committee may not delegate its responsibilities and powers to grant, establish the terms and conditions of, and otherwise administer Qualified Performance-Based Awards, nor its responsibilities and powers to grant and establish the terms and conditions of Awards to Participants who are subject to Section 16(b) (as defined in Section 11.4 below).

(b) Subject to Section 11.3, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

2.3 Discretion of Committee. Subject to Section 1.2(i), any determination made by the Committee or by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals, and by accepting an Award under the Plan, each Participant acknowledges that all decisions of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having a claim or an interest in the Award.

2.4 Award Agreements. Unless otherwise determined by the Committee, the terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

Section 3. Common Stock Subject to Plan.

3.1 Plan Maximums. Subject to adjustment as provided in Section 3.4, (a) the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be the sum of (i) 50,000,000 Shares, (ii) any Shares which are available for grant as of August 22, 2013 under the Medtronic, Inc. 2008 Stock Award and Incentive Plan and (iii) any Shares relating to Predecessor Plans which become available for grants under the Plan pursuant to Section 3.2; and (b) the maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 50,000,000. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury Shares.

3.2 Rules for Calculating Shares Issued. For purposes of the limits set forth in Section 3.1 (but not for purposes of the limits set forth in Section 3.3), each Share that is subject to a Full-Value Award shall be counted as 3.0 Shares. To the extent that any Award under this Plan or the Predecessor Plans is forfeited, or any Option and related Tandem SAR or any Free-Standing SAR granted under this Plan or the Predecessor Plans terminates, expires, or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall thereupon become available (in the case of Full-Value Awards, based upon the share-counting ratio set forth in the first sentence of this Section 3.2) for Awards under the Plan. In the event that any Shares of Common Stock are withheld by the Company or previously acquired Shares are tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Award other than an Option or SAR, then the Shares so tendered or withheld shall automatically again become available for issuance under the Plan and correspondingly increase the total number of Shares available for issuance under Section 3.1 in accordance with the same ratio specified in this Section 3.2. Notwithstanding anything to the contrary in this Section 3.2, the following Shares will not again become available for issuance under the Plan: (a) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 5.8(c) or any previously acquired Shares tendered (either actually or by attestation) by a Participant in payment of the exercise price of an Option; (b) any Shares withheld by the Company or previously acquired Shares tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Option or SAR (but not other Awards); (c) Shares covered by a SAR that are not issued in connection with the stock settlement of the SAR upon its exercise; and (d) Shares that are repurchased by the Company using Option exercise proceeds. In addition, in the case of any Substitute Award, Shares delivered or deliverable in connection with such Substitute Award shall not be deemed granted or issued under the Plan for purposes of Sections 3.1 or 3.3.

3.3 Individual Limits. Subject to adjustment as provided in Section 3.4, no Participant may be granted (a) Options and Stock Appreciation Rights relating to more than 2,000,000 Shares under the Plan during any fiscal year and (b) Awards other than Options or Stock Appreciation Rights relating to more than 2,000,000 Shares under the Plan during any fiscal year. In addition to the foregoing, the maximum dollar value that may be paid to any Participant in Qualified Performance-Based Awards denominated in cash in any fiscal year shall be $20,000,000 for the Company’s Chief Executive Officer and $10,000,000 for each other Participant, including any amounts earned during such fiscal year and deferred. If an Award is cancelled, the cancelled Award shall continue to be counted towards the limitations set forth in this Section 3.3.

3.4 Adjustment Provision. The Committee shall have authority to make adjustments under the Plan as provided below:

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Committee, or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum share limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards. Any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

(b) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various share maximum limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards. Any fractional Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

(c) In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value (if any) of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the Surviving Corporation (as defined below in Section 10.2), any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with a Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division of the Company or by the entity that controls such Subsidiary, Affiliate, or division of the Company following such Corporate Transaction (as well as any corresponding adjustments to Awards that remain based upon Company securities). For the avoidance of doubt, if the Committee determines that, as of the date of the Corporate Transaction, the Award has no value, then such Award may be terminated by the Company without payment.

(d) The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal or sale of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify for the Section 162(m) Exemption, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(e) Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.4 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to Section 3.4 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code.

Section 4. Eligibility.

4.1 Eligible Individuals; Incentive Stock Options. Awards may be granted under the Plan to Eligible Individuals; provided, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

Section 5. Options and Stock Appreciation Rights.

5.1 Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option; provided, that any Option that is designated as an Incentive Stock Option but fails to meet the requirements therefor (as described in Section 5.2 or otherwise), and any Option that is not expressly designated as intended to be an Incentive Stock Option shall be treated as a Nonqualified Option.

5.2 Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, Options relating to such Shares in excess of the limit shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

5.3 Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs”, which are granted in conjunction with an Option, or “Free-Standing SARs”, which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (b) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

5.4 Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

5.5 Exercise Price. Except in respect of Replacement Awards or Substitute Awards, the exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date; provided, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date.

5.6 Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date.

5.7 Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the terms of the Plan and the applicable Award Agreement, in no event shall the vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the Grant Date. The minimum vesting periods specified in the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) upon a termination of employment due to death, disability or retirement; (C) upon a Change of Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of shares of Common Stock not in excess of five percent of the Shares available for grant as Options or Free-Standing SARs.

5.8 Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) and an amount equal to any federal, state, local or foreign withholding taxes. If approved by the Committee (which approval may be set forth in the applicable Award Agreement or otherwise), payment, in full or in part, may be made by certified or bank check or such other instrument or such other method as the Company may accept, as follows:

(a) Payment may be made in the form of Shares (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(c) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised and an amount equal to any federal, state, local and/or foreign withholding taxes.

5.9 Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 15.1, and (c) in the case of an Option, the Participant has paid in full for such Shares.

5.10 Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (a) by will or by the laws of descent and distribution, or (b) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5.10, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

5.11 No Dividend or Dividend Equivalents. No dividend or other distribution or award of dividend equivalents may be granted with respect to any Option or SAR granted under this Plan.

5.12 No Repricing. Notwithstanding any other provision of this Plan other than Section 3.4, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any repricing of any previously granted, “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) canceling the underwater Option or SAR and granting either replacement Options or SARs having a lower exercise price; or other Awards or cash in exchange; or (iii) repurchasing the underwater Options or SARs. For purposes of this Section 5.12, an Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or SAR.

Section 6. Restricted Stock (Including Performance-Based Restricted Stock).

6.1 Nature of Award; Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates or delivery to an account in the Participant’s name at a broker designated by the Company. “Performance-Based Restricted Stock” is an Award of Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals. In the event that the Committee grants Shares of Performance-Based Restricted Stock, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance-Based Restricted Stock) need not be the same with respect to each Participant.

(b) Subject to the terms of the Plan and the applicable Award Agreement, any Award of Restricted Stock shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that an Award may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period. The minimum vesting periods specified in the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) upon a termination of employment due to death, disability or retirement; (C) upon a Change of Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of shares of Common Stock not in excess of five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards). Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

(c) If any applicable Performance Goals and/or continued service periods are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, either (i) unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates, or (ii) such Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or delivery to an account in the Participant’s name at a broker designated by the Company.

6.3 Rights of Shareholder. Except as provided in the applicable Award Agreement, the applicable Participant shall have, with respect to Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions, provided, however, that in no event shall a dividend or other distribution or dividend equivalent be paid on Performance-Based Restricted Stock until all applicable Performance Goals have been attained and the Award has vested.

Section 7. Restricted Stock Units (Including Performance Units).

7.1 Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which are subject to the attainment of Performance Goals. In the event that the Committee grants Performance Units, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

7.2 Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(b) Subject to the terms of the Plan and the applicable Award Agreement, any Restricted Stock Units shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that Restricted Stock Units may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period. The minimum vesting periods specified in the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) upon a termination of employment due to death, disability or retirement; (C) upon a Change of Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of shares of Common Stock not in excess of five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Full-Value Awards).

(c) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, during the Restriction Period the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

(d) The Award Agreement for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 15.5 below), provided, however, that in no event shall a dividend or other distribution or dividend equivalent be paid on a Performance Unit until all applicable Performance Goals have been attained and the Award has vested.

Section 8. Other Stock-Based Awards (Including Other Stock-Based Performance Awards). Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. “Other Stock-Based Performance Awards” are Other Stock-Based Awards, the vesting of which is subject to the attainment of Performance Goals. In the event that the Committee grants Other Stock-Based Performance Awards, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Subject to the terms of the Plan and the applicable Award Agreement, any Other Stock-Based Award that is a Full-Value Award (and is not an Award of unrestricted stock) shall be subject to a vesting period of at least three years following the Grant Date; provided that a vesting period of at least one year is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that any Other Stock-Based Award may vest in part on a pro rata basis prior to the expiration of any vesting period. The minimum vesting periods specified in the preceding sentence shall not apply: (A) to Awards made in payment of earned performance-based Awards and other earned cash-based incentive compensation; (B) upon a termination of employment due to death, disability or retirement; (C) upon a Change of Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Awards involving an aggregate number of shares of Common Stock not in excess of five percent of Shares available for grant as Other Stock Based-Awards that are Full-Value Awards (together with all other Shares available for grant as Full-Value Awards). In no event shall a dividend or other distribution or dividend equivalent be paid on an Other-Stock Based Award that is conditioned upon the achievement of Performance Goals until all applicable Performance Goals have been attained and the Award has vested.

Section 9. Performance Cash Awards. Performance Cash Awards may be issued under the Plan, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards. A “Performance Cash Award” is an Award entitling the recipient to payment of a cash amount subject to the attainment of Performance Goals. The Committee may, in connection with the grant of a Performance Cash Award, designate the Award as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of a Performance Cash Award (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance Cash Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

Section 10. Change of Control Provisions.

10.1 Impact of Event. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 10 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement.

(a) Upon a Change of Control, (i) all then-outstanding Options and SARs shall become fully vested and exercisable, and any Full-Value Award (other than a Performance Award) shall vest in full, be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10.1(b) (any award meeting the requirements of Section 10.1(b), a “Replacement Award”) is provided to the Participant pursuant to Section 3.4 to replace such Award

(any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any Performance Award that is not replaced by a Replacement Award shall be deemed to be earned and immediately payable in an amount equal to the full value of such Performance Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the Performance Period)) multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change of Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such Performance Award have been fully achieved as of the date of such Change of Control.

(b) An Award shall meet the conditions of this Section 10.1(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a Fair Market Value at least equal to the value of the Replaced Award as of the date of the Change of Control; (iii) if the underlying Replaced Award was an equity-based award, it relates, following the Change of Control, to publicly traded equity securities of the Company or the Surviving Corporation or the ultimate parent company which results from the Change of Control; and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination whether the conditions of this Section 10.1(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

(c) Upon a Termination of Employment of a Participant occurring in connection with or during the two years following the date of a Change of Control, by the Company other than for Cause or by the Participant for Good Reason, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Replacement Award, and (ii) all Options and SARs held by the Participant immediately before the Termination of Employment that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable until the earlier of (1) the third anniversary of the Change of Control and (2) the expiration of the stated Term of such Option or SAR; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

10.2 Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean any of the following events:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Act) or 30% or more of either (i) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) an acquisition directly from the Company; (2) an acquisition by the Company or a Subsidiary; (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) an acquisition pursuant to a transaction that complies with Sections 10.2(c)(i), 10.2(c)(ii), and 10.2(c)(iii) below;

(b) Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered an Incumbent Director; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board; or

(c) The consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or a Subsidiary, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (i) substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”) or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the Beneficial Owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the Board of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the initial agreement providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.3 Section 409A of the Code. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, (a) this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 11.6; and (b) in respect of any Award subject to Section 409A of the Code, to the extent required to avoid an accelerated or additional tax under Section 409A of the Code, in no event shall a Change of Control be treated as having occurred if such event is not a “change in control event” for purposes of Section 409A of the Code.

Section 11. Qualified Performance-Based Awards; Performance Cash Awards.

11.1 Qualified Performance-Based Awards. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (a) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a Performance Period or, if earlier, prior to the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods, and establish the Performance Goals for the Performance Periods on terms consistent with Section 1.2(ff)(iii).

11.2 Performance Goals and Other Conditions. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested, and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Moreover, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11.2.

11.3 Limits on Board and Administrator Authority. Neither the full Board nor the Administrator shall be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority to or by the Board or the Administrator would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

11.4 Section 16(b). The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

11.5 Awards Valid Notwithstanding Committee Composition. Notwithstanding any other provision of the Plan to the contrary, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations of the Plan, or other actions of the Committee.

11.6 Section 409A of the Code.

(a) It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on a Participant by Section 409A of the Code or damages for failing to comply with Section 409A of the Code.

(b) The intent of the parties is that payments and benefits under this Plan comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated employment with the Company for purposes of any payments under the Plan which are subject to Section 409A of the Code until the Participant has incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid an accelerated or additional tax under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following a Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or, if earlier, the Participant’s date of death). The Company makes no representation that any or all of the payments described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.

Section 12. Term, Amendment, and Termination.

12.1 Effectiveness. The Plan was approved by the Board on June 20, 2013 (the “Effective Date”), subject to and contingent upon approval by the shareholders of the Company.

12.2 Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such termination date shall not be affected or impaired by the termination of the Plan.

12.3 Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code, Section 162(m) of the Code, Section 422 of the Code, stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent that such approval is required by applicable law or by the listing standards of the Applicable Exchange.

12.4 Amendment of Awards. Subject to Section 5.12, the Committee may unilaterally amend the terms of any Award theretofore granted; provided, however, that no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption. Subject to the foregoing, the amendment authority of the Committee shall include, without limitation, the authority to modify the number of Shares or other terms and conditions of an Award; extend the term of an Award; accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Award; accept the surrender of any outstanding Award; and, to the extent not previously exercised or vested, authorize the grant of new Awards in substitution for surrendered Awards; provided, however that (a) the amended or modified terms are permitted by the Plan as then in effect; (b) any Participant adversely affected by such amended or modified terms shall have consented to such amendment or modification unless such amendment is necessary to comply with applicable law, including, without limitation, Section 409A of the Code, Section 162(m) of the Code, Section 422 of the Code, stock exchange rules or accounting rules; and (c) the authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an Award may be exercised only in connection with a Participant’s death, disability or retirement, in connection with a Change of Control, or to the extent such actions involve an aggregate number of shares of Common Stock not in excess of 5% of the number of shares available for Awards.

Section 13. Forfeiture.

13.1 Forfeiture. All Awards under this Plan shall be subject to forfeiture or other penalties pursuant (a) to the Medtronic, Inc. Incentive Compensation Forfeiture Policy, as amended from time to time, and (b) such other forfeiture and/or penalty conditions and provisions as determined by the Committee and set forth in the applicable Award Agreement.

13.2 Effect of Change of Control. Notwithstanding the foregoing provisions, unless otherwise provided by the Committee in the applicable Award Agreement or required by applicable law, this Section 13 shall not be applicable to any Participant following a Change of Control.

Section 14. Unfunded Status of Plan. Unfunded Status; Committee Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan .

Section 15. General Provisions.

15.1 Conditions for Issuance. The Committee may require each Participant purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (a) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (b) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (c) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

15.2 Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

15.3 No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

15.4 Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to [the minimum amount (and not any greater amount)] required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

15.5 Limit on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15.5.

15.6 Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

15.7 Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time or his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.

15.8 Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

15.9 Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws.

15.10 Non-Transferability. Except as otherwise provided in Section 5.10 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

15.11 Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

15.12 No Rights to Awards; Non-Uniform Determinations. No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Affiliates, or the Committee shall not be obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated. Awards under a particular Section of the Plan need not be uniform between and among Participants.

15.13 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.

15.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.

15.15 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.16 Fractional Shares. No fractional Shares shall be issued under the Plan.

15.17 Government and Other Regulations.

Notwithstanding any other provision of the Plan:

(a) No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) If at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any Shares or any other securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

15.18 Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

15.19 No Limitations on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.

15.20 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.21 Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

Appendix B

PROPOSED

RESTATED

ARTICLES OF INCORPORATION

OF

MEDTRONIC, INC.

ARTICLE 1 — NAME

1.1	The name of the corporation shall be Medtronic, Inc.

ARTICLE 2 — REGISTERED OFFICE

2.1	The registered office of the corporation shall be located at 710 Medtronic Parkway, Minneapolis, Minnesota.

ARTICLE 3 — STOCK

3.1	Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 1,602,500,000 shares, which shall consist of 1,600,000,000 shares of Common Stock with a par value of $.10 per share, and 2,500,000 shares of Preferred Stock with a par value of $1.00 per share. The Board of Directors is authorized to establish from the shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of Preferred Stock, and to set forth the designation of each such class or series and fix the relative rights and preferences of each such class or series of Preferred Stock, including, but not limited to, fixing the relative voting rights, if any, of each class or series of Preferred Stock to the full extent permitted by law. Holders of Common Stock shall be entitled to one vote for each share of Common Stock held of record.

3.2	Issuance of Shares to Holders of Another Class or Series. The Board of Directors is authorized to issue shares of the corporation of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.

ARTICLE 4 — RIGHTS OF SHAREHOLDERS

4.1	No Preemptive Rights. No holder of any class of stock of the corporation shall be entitled to subscribe for or purchase such holder’s proportionate share of stock of any class of the corporation, now or hereafter authorized or issued.

4.2	No Cumulative Voting Rights. No shareholder shall be entitled to cumulate votes for the election of directors and there shall be no cumulative voting for any purpose whatsoever.

ARTICLE 5 — DIRECTORS

5.1	Written Action by Directors. Any action required or permitted to be taken at a Board meeting may be taken by written action signed by all of the directors or, in cases where the action need not be approved by the shareholders, by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present.

5.2

Elimination of Director Liability in Certain Circumstances. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided, however that this Article 5, Section 5.2 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.23 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article 5, Section 5.2. No limiting amendment to or repeal of this Article 5, Section 5.2 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

5.3	Election of the Board of Directors. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen persons, who need not be shareholders. The number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders from the number of directors on the Board of Directors immediately prior to the effective date of this Section 5.3 provided, however, that, unless such change shall have been approved by a majority of the entire Board of Directors, any change in the number of directors on the Board of Directors (including, without limitation, changes at annual meetings of shareholders) shall be approved by the affirmative vote of ~~not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding~~ a majority of the voting shares (as hereinafter defined ~~in Section 6.2 of Article 6),~~) voting together as a single class, ~~unless such change shall have been approved by a majority of the entire Board of Directors~~ in compliance with Section 302A.437 of the Minnesota Statutes. If such change shall not have been so approved, the number of directors shall remain the same.

Commencing with the ~~2008~~2014 annual meeting of shareholders and thereafter at each annual meeting of shareholders, directors whose term of office is then expiring shall be elected annually for terms of one year and shall hold office until the next ~~annual meeting of shareholders. In this regard, directors elected at the 2005 annual meeting of shareholders shall hold office until the 2008 annual meeting of shareholders; directors elected at the 2006 annual meeting of shareholders shall hold office until the 2009 annual meeting of shareholders; and directors elected at the 2007 annual meeting of shareholders shall hold office until the 2010~~ annual meeting of shareholders. In all cases, a director shall hold office until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall ~~require~~ be approved by the affirmative vote of ~~not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding~~ a majority of the voting shares~~,~~ (as hereinafter defined) voting together as a single class, in compliance with Section 302A.437 of the Minnesota Statutes. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office until the next election of directors and until his or her successor shall be elected and have qualified.

Except as provided otherwise in this Section 5.3, each director shall be elected by a majority of the votes cast with respect to the director by the shares represented in person or by proxy and entitled to vote at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of director nominees exceeds the number of directors to be elected ten days before the mailing of the definitive proxy statement, then each director shall be elected by a vote of the plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 5.3, a majority of the votes cast means that the number of shares voted ‘for’ a director must exceed the number of votes cast ‘against’ that director.

Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred or preference stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by or pursuant to the applicable terms of the certificate of designation or other instrument creating such class or series of preferred stock.

Only persons who are nominated in accordance with the procedures set forth in this Section 5.3 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 5.3. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the corporation’s books, of such shareholder and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 5.3. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section 5.3 and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

At any regular or special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 5.3. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor (except for shareholder proposals subject to Rule 14a-8(a)(3)(i) of the Securities Exchange Act of 1934, as amended) more than 90 days prior to the meeting, provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the regular or special meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the corporation’s Bylaws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Section 5.3. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 5.3 and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

~~Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all then outstanding voting shares, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Section 5.3.~~

~~ARTICLE 6 — RELATED PERSON BUSINESS TRANSACTIONS~~

~~6.1~~	~~Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding “voting shares” (as hereinafter defined) of the corporation shall be required for the approval or authorization of any “Related Person Business Transaction” (as hereinafter defined) involving the corporation or the approval or authorization by the corporation in its capacity as a shareholder of any Related Person Business Transaction involving a “Subsidiary” (as hereinafter defined) which requires the approval or authorization of the shareholders of the Subsidiary, provided, however, that such two-thirds voting requirement shall not be applicable if:~~

~~(a)~~	~~The “Continuing Directors” (as hereinafter defined) by a majority vote have expressly approved the Related Person Business Transaction; or~~

~~(b)~~	~~The Related Person Business Transaction is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of the corporation, and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the corporation other than the “Related Person” (as hereinafter defined) in the Related Person Business Transaction is an amount at least equal to the “Highest Purchase Price” (as hereinafter defined).~~

~~6.2~~	~~For the purposes of this Article 6:~~

~~(a)~~	~~The term “Related Person Business Transaction” shall mean (i) any merger or consolidation of the corporation or a Subsidiary with or into a Related Person, (ii) any exchange of shares of the corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the corporation entitled to vote or the affirmative vote of the corporation, in its capacity as a shareholder of the Subsidiary, (iii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as hereinafter defined) of the assets either of the corporation or of a Subsidiary to or with a Related Person, (iv) any sale, lease, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the corporation or a Subsidiary, (v) the issuance, sale, transfer or other disposition to a Related Person of any securities of the corporation (except pursuant to stock dividends, stock splits, or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person) or of a Subsidiary (except pursuant to a pro rata distribution to all holders of Common Stock of the corporation), (vi) any recapitalization or reclassification that would have the effect of increasing the proportionate voting power of a Related Person, and (vii) any agreement, contract, arrangement or understanding providing for any of the transactions described in this definition of Related Person Business Transaction.~~

~~(b)~~	~~The term “Related Person” shall mean and include (i) any person or entity which, together with its “Affiliates” and “Associates” (both as hereinafter defined), “beneficially owns” (as hereinafter defined) in the aggregate 15 percent or more of the outstanding voting shares of the corporation, and (ii) any Affiliate or Associate (other than the corporation or a wholly-owned Subsidiary of the corporation) of any such person or entity. Two or more persons or entities acting as a syndicate or group, or otherwise, for the purpose of acquiring, holding or disposing of voting shares of the corporation shall be deemed to be a “person” or “entity,” as the case may be.~~

~~(c)~~	~~The term “Affiliate,” used to indicate a relationship with a specified person or entity, shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.~~

~~(d)~~	~~The term “Associate,” used to indicate a relationship with a specified person or entity, shall mean (i) any entity of which such specified person or entity is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such specified person or entity has a substantial beneficial interest or as to which such specified person or entity serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of the corporation or any Subsidiary, and (iv) any person who is a director or officer of such specified entity or any of its parents or subsidiaries (other than the corporation or a wholly-owned Subsidiary of the corporation).~~

~~(e)~~	~~The term “Substantial Part” shall mean 30 percent or more of the fair market value of the total assets of the person or entity in question, as reflected on the most recent balance sheet of such person or entity existing at the time the shareholders of the corporation would be required to approve or authorize the Related Person Business Transaction involving the assets constituting any such Substantial Part.~~

~~(f)~~	~~The term “Subsidiary” shall mean any corporation, a majority of the equity securities of any class of which are owned by the corporation, by another Subsidiary, or in the aggregate by the corporation and one or more of its Subsidiaries.~~

~~(g)~~	~~The term “Continuing Director” shall mean (i) a director who was a member of the Board of Directors of the corporation either on June 22, 1983 or immediately prior to the time that any Related Person involved in the Related Person Business Transaction in question became a Related Person and (ii) any person becoming a director whose election, or nomination for election by the corporation’s shareholders, was approved by a vote of a majority of the Continuing Directors, provided, however, that in no event shall a Related Person involved in the Related Person Business Transaction in question be deemed to be a Continuing Director.~~

~~(h)~~	The term “voting shares” shall mean shares of capital stock of ~~a~~ the corporation present and entitled to vote ~~generally~~ on the applicable matter ~~generally in the election of directors~~, considered for the purposes of this article as one class.

~~(i)~~	~~The term “Highest Purchase Price” shall mean the highest amount of cash or the fair market value of the property, securities or other consideration paid by the Related Person for a share of Common Stock of the corporation at any time while such person or entity was a Related Person or in the transaction which resulted in such person or entity becoming a Related Person, provided, however, that the Highest Purchase Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of Common Stock of the corporation, or the declaration of a stock dividend thereon, between the last date upon which the Related Person paid the Highest Purchase Price and the effective date of the merger, consolidation or exchange of shares or the date of distribution to shareholders of the corporation of the proceeds from the sale of all or substantially all of the assets of the corporation.~~

~~(j)(i)~~	~~A person or entity “beneficially owns” voting shares of the corporation if such person or entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (A) voting power which includes the power to vote, or to direct the voting of, such voting shares or (B) investment power which includes the power to dispose, or to direct the disposition of, such voting shares. Any person or entity which, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose or effect of divesting such person or entity of beneficial ownership of voting shares of the corporation or preventing the vesting of such beneficial ownership as part of a plan or scheme to avoid becoming a Related Person shall be deemed for purposes of this Article 6 to be the beneficial owner of such voting shares. All voting shares of the corporation beneficially owned by a person or entity, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating the number of voting shares of the corporation beneficially owned by such person or entity. Any voting shares of the corporation that any person or entity has the right to acquire pursuant to any agreement, contract, arrangement or understanding, or upon exercise of any conversion right, warrant, or option, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, or otherwise shall be deemed beneficially owned by such person or entity. Any voting shares of the corporation not outstanding which any person or entity has a right to acquire shall be deemed to be outstanding for the purpose of computing the percentage of outstanding voting shares of the corporation beneficially owned by such person or entity but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding voting shares of the corporation beneficially owned by any other person or entity.~~

~~(ii)~~	~~Notwithstanding the foregoing provisions of subparagraph 6.2(j)(i) hereof:~~

~~(A)~~	~~A member of a national securities exchange shall not be deemed to be a beneficial owner of voting shares of the corporation held directly or indirectly by it on behalf of another person or entity solely because such member is the record holder of such voting shares and, pursuant to the rules of such exchange, may direct the vote of such voting shares, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the voting shares of the corporation to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction;~~

~~(B)~~	~~A commercial bank, broker or dealer or insurance company which in the ordinary course of business is a pledgee of voting shares of the corporation under a written pledge agreement shall not be deemed to be the beneficial owner of such pledged voting shares until the pledgee has taken all formal steps necessary to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised, provided that the pledge agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the corporation nor in connection with any transaction having such purpose or effect and, prior to default, does not grant to the pledgee the power to vote or to direct the vote of the pledged voting shares of the corporation; and~~

~~(C)~~	~~A person or entity engaged in business as an underwriter of securities who acquires voting shares of the corporation through its participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, or comparable successor law, rule or regulation, shall not be deemed to be the beneficial owner of such voting shares until the expiration of forty days after the date of such acquisition.~~

~~6.3~~

~~For the purposes of this Article 6, the Continuing Directors by a majority vote shall have the power to make a good faith determination, on the basis of information known to them, of: (a) the number of voting shares of the corporation that any person or entity “beneficially owns,” (b) whether a~~

~~person or entity is an Affiliate or Associate of another, (c) whether the assets subject to any Related Person Business Transaction constitute a Substantial Part, (d) whether any business transaction is one in which a Related Person has an interest, (e) whether the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the corporation other than the Related Person in a Related Person Business Transaction is an amount at least equal to the Highest Purchase Price, and (f) such other matters with respect to which a determination is required under this Article 6.~~

~~6.4~~	~~The provisions set forth in this Article 6, including this Section 6.4, may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the voting power of the outstanding voting shares of the corporation.~~

DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will allow us to conserve natural resources and save Medtronic printing and mailing costs. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.medtronic.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

UC[*] EN

710 MEDTRONIC PARKWAY

MS LC300

MINNEAPOLIS, MN 55432-5604

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on August 21, 2013 (or for shares held through the Medtronic, Inc. SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M., EDT, on August 19, 2013). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on August 21, 2013 (or for shares held through the Medtronic, Inc. SIP and the Medtronic Puerto Rico Employees’ SIP, no later than 11:59 P.M., EDT, on August 19, 2013). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SHAREHOLDER MEETING REGISTRATION:

To vote and/or attend the meeting, go to “shareholder meeting registration” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M61051-P38509	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MEDTRONIC, INC.
The Board of Directors recommends you vote FOR the following:					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	Richard H. Anderson	07)	James T. Lenehan
	02)	Scott C. Donnelly	08)	Denise M. O’Leary
	03)	Victor J. Dzau, M.D.	09)	Kendall J. Powell
	04)	Omar Ishrak	10)	Robert C. Pozen
	05)	Shirley Ann Jackson Ph.D.	11)	Preetha Reddy
	06)	Michael O. Leavitt
					For	Against	Abstain			For	Against	Abstain

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm.				☐	☐	☐	8.	To amend and restate the Company’s Articles of Incorporation to allow amendments to Sections 5.3 of Article 5 upon the affirmative vote of a simple majority of shares.	☐	☐	☐

3.	To approve, in a non-binding advisory vote, named executive compensation (a “Say-on-Pay” vote).				☐	☐	☐	9.	To amend and restate the Company’s Articles of Incorporation to eliminate the “fair price provision.”	☐	☐	☐

4.	To approve the Medtronic, Inc. 2013 Stock Award and Incentive Plan.				☐	☐	☐

5.	To amend and restate the Company’s Articles of Incorporation to provide that directors will be elected by a majority vote in uncontested elections.				☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

6.	To amend and restate the Company’s Articles of Incorporation to allow changes to the size of the Board of Directors upon the affirmative vote of a simple majority of shares.				☐	☐	☐

7.	To amend and restate the Company’s Articles of Incorporation to allow removal of a director upon the affirmative vote of a simple majority of shares.				☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M61052-P38509

Solicited on Behalf of the Board of Directors of

MEDTRONIC, INC.

FOR THE

ANNUAL MEETING OF SHAREHOLDERS August 22, 2013

The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the proxy statement and hereby appoints D. Cameron Findlay and Keyna P. Skeffington or either of them, as proxies to represent the undersigned, with full power of substitution in each, and hereby authorizes them to vote all shares of common stock of Medtronic, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Medtronic, Inc., to be held on Thursday, August 22, 2013 at 10:30 a.m. (Central Daylight Time), at Medtronic’s Mounds View Campus, 8200 Coral Sea Street N.E., Mounds View, Minnesota and any adjournments and postponements thereof. You may vote at the Annual Meeting if you were a shareholder of record at the close of business on July 1, 2013.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED 1) “FOR” ALL NOMINEES NAMED IN PROPOSAL ONE (ELECTION OF DIRECTORS); AND 2) “FOR” PROPOSALS TWO, THREE, FOUR, FIVE, SIX, SEVEN, EIGHT, AND NINE. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON SUCH OTHER MATTERS AS THE PROXIES NAMED HEREIN, IN THEIR SOLE DISCRETION, MAY DETERMINE.

To be Signed on Reverse Side